                                                                  EXECUTION COPY
                                                                     Exhibit 2.5

================================================================================



                           THIRD AMENDED AND RESTATED
                              TERM CREDIT AGREEMENT


                                      among


                             IBM CREDIT CORPORATION,
                                   as Lender,


                           DIGITAL ANGEL SHARE TRUST,
                             as Tranche A Borrower,


                         APPLIED DIGITAL SOLUTIONS, INC.
                              as Tranche B Borrower


                                       and


    ACT COMMUNICATIONS, INC., ACT-GFX CANADA, INC., ADS BAY AREA, INC., ADS MONTEREY, INC., ADSI TELECOMM SERVICES OF MARYLAND, INC., ADSI TELECOMM
 SERVICES, INC., ADVANCED POWER SOLUTIONS, INC., ADVANCED TELECOMM OF MARYLAND, INC., ADVANCED TELECOMM OF PITTSBURGH, ADVANCED TELECOMMUNICATIONS, INC., THE
AMERICOM GROUP, INC., APPLIED DIGITAL SOLUTIONS FINANCIAL CORP., APPLIED DIGITAL
 ORACLE PRACTICE, INC., ARJANG, INC, BOSTEK, INC., BALVA FINANCIAL CORPORATION,
  BLUE STAR ELECTRONICS, INC., COMPUTER EQUITY CORPORATION, CYBERTECH STATION, INC., DIGITAL ANGEL CORPORATION, DIGITAL ANGEL HOLDINGS, LLC, ELITE COMPUTER
 SERVICES, INC., FEDERAL CONVENTION CONTRACTORS, INC., FEDERAL SERVICES, INC., GOVERNMENT TELECOMMUNICATIONS, INC., INDEPENDENT ACQUISITION, INC., INFORMATION
     TECHNOLOGY SERVICES, INC., INFOTECH USA, INC., PDS ACQUISITION CORP., INTELLESALE, INC., MICRO COMPONENTS INTERNATIONAL INCORPORATED, NEIRBOD CORP.,
      NORCOM RESOURCES INCORPORATED, PERIMETER ACQUISITION CORP., PIZARRO RE-MARKETING, INC., PRECISION POINT CORPORATION, SERVICE TRANSPORT COMPANY, SYSCOMM INTERNATIONAL CORPORATION, TELEDATA CONCEPTS, INC., U.S. ELECTRICAL PRODUCTS CORP., VERICHIP CORPORATION, WEBNET SERVICES, INC., AND WYR, INC.,
                              each as a Loan Party



================================================================================

                               TABLE OF CONTENTS
                                                                            Page
                                                                            ----
Section 1.    DEFINITIONS; ATTACHMENTS......................................  3
     1.1      Special Definitions...........................................  3
     1.2      Other Defined Terms........................................... 19
     1.3      Attachments................................................... 20

Section 2.    RESTRUCTURING OF EXISTING CREDIT FACILITIES; AMOUNTS AND
              TERMS OF CREDIT FACILITIES.................................... 20
     2.1      No Additional Credit Line..................................... 20
     2.2      Restructuring of Existing Credit Facilities................... 20
     2.3      Tranche A Facility............................................ 20
     2.4      Tranche B Facility............................................ 21
     2.5      Mandatory Prepayments......................................... 22
     2.6      Optional Prepayments.......................................... 22
     2.7      Application of Payments....................................... 23
     2.8      Maturity Date; Extension of Maturity Date..................... 23
     2.9      Currency...................................................... 23
     2.10     Taxes......................................................... 23
     2.11     Lockbox and Special Account................................... 24
     2.12     Reimbursement for Charges..................................... 24
     2.13     Collections................................................... 24

Section 3.    SECURITY; COLLATERAL.......................................... 25
     3.1      Grant......................................................... 25
     3.2      Further Assurances............................................ 26
     3.3      Power of Attorney............................................. 26
     3.4      Communications with Obligors; Grantor Remains Liable.......... 28
     3.5      Proceeds to Be Turned Over to Lender.......................... 28
     3.6      Remedies...................................................... 28
     3.7      Amendment and Restatement of Stock Pledge Agreement and
              Collateralized Guaranty....................................... 31
     3.8      Ratification of Obligations under Contingent Blocked
              Account Agreement............................................. 31

Section 4.    CONDITIONS PRECEDENT.......................................... 31
     4.1      Conditions Precedent to the Effectiveness of
              This Agreement................................................ 31

Section 5.    REPRESENTATIONS AND WARRANTIES................................ 34
     5.1      Organization and Qualifications............................... 34
     5.2      Rights in Collateral; Priority of Liens....................... 35
     5.3      Financial Condition........................................... 35
     5.4      No Change..................................................... 35
     5.5      No Conflicts.................................................. 35
     5.6      Enforceability................................................ 35

                               TABLE OF CONTENTS
                                  (Continued)
                                                                            Page
                                                                            ----
     5.7      Locations of Offices, Records and Inventory................... 35
     5.8      Fictitious Business Names..................................... 36
     5.9      Organization.................................................. 36
     5.10     No Judgments or Litigation.................................... 36
     5.11     No Defaults................................................... 36
     5.12     Labor Matters................................................. 36
     5.13     Compliance with Law........................................... 37
     5.14     ERISA......................................................... 37
     5.15     Compliance with Environmental Laws............................ 38
     5.16     Federal Regulations........................................... 39
     5.17     Intellectual Property......................................... 39
     5.18     Licenses and Permits.......................................... 39
     5.19     Investment Company............................................ 39
     5.20     Taxes and Tax Returns......................................... 39
     5.21     Status of Accounts............................................ 40
     5.22     Affiliate/Subsidiary Transactions............................. 40
     5.23     Accuracy and Completeness of Information...................... 40
     5.24     Recording Taxes............................................... 40
     5.25     Indebtedness.................................................. 40
     5.26     Limitations on Lockboxes and Special Accounts................. 40
     5.27     Solvency...................................................... 41
     5.28     Security Interest............................................. 41
     5.29     Investment Property........................................... 41
     5.30     Trust Agreement............................................... 41
     5.31     Regulation U.................................................. 41

Section 6.    AFFIRMATIVE COVENANTS......................................... 42
     6.1      Financial and Other Information............................... 42
     6.2      Location of Collateral........................................ 44
     6.3      Changes in Loan Parties....................................... 44
     6.4      Legal Entity Existence........................................ 44
     6.5      Payment of Obligations........................................ 45
     6.6      ERISA......................................................... 45
     6.7      Environmental Matters......................................... 45
     6.8      Collateral Books and Records/Collateral Audit................. 46
     6.9      Insurance; Casualty Loss...................................... 46
     6.10     Taxes......................................................... 47
     6.11     Compliance with Laws.......................................... 48
     6.12     [Intentionally Omitted]....................................... 48
     6.13     Intellectual Property......................................... 48
     6.14     Maintenance of Property....................................... 49
     6.15     Maintenance of Security Interest.............................. 49
     6.16     Collateral.................................................... 49
     6.17     Additional Collateral, etc.................................... 50
     6.18     Subsidiaries.................................................. 51
     6.19     Investment Property........................................... 51

                               TABLE OF CONTENTS
                                  (Continued)
                                                                            Page
                                                                            ----
     6.20     Delivery of Instruments and Chattel Paper..................... 52
     6.21     Subsidiaries of Loan Parties.................................. 52
     6.22     Financial Covenants; Additional Covenants..................... 52
     6.23     Guaranty...................................................... 52
     6.24     Trust Agreement............................................... 53
     6.25     Caledonian Subsidiaries....................................... 53

Section 7.    NEGATIVE COVENANTS............................................ 54
     7.1      Financial Condition Covenants................................. 54
     7.2      Liens......................................................... 55
     7.3      Disposition of Assets......................................... 55
     7.4      Legal Entity Changes.......................................... 55
     7.5      Guaranties.................................................... 55
     7.6      Restricted Payments........................................... 55
     7.7      Employment Agreements......................................... 56
     7.8      Capital Expenditures.......................................... 56
     7.9      Investments................................................... 57
     7.10     Transactions with Affiliates.................................. 57
     7.11     ERISA......................................................... 57
     7.12     Sales and Leasebacks.......................................... 58
     7.13     Additional Negative Pledges................................... 58
     7.14     Amendments to Restructuring Documents......................... 58
     7.15     Accounts...................................................... 58
     7.16     Indebtedness.................................................. 58
     7.17     Loans......................................................... 58
     7.18     Changes in Accounting Practices............................... 59
     7.19     Hedge Agreements.............................................. 59
     7.20     Optional Payment and Modifications of Certain
              Debt Instruments.............................................. 59
     7.21     Lines of Business............................................. 59
     7.22     Change in Fiscal Year......................................... 59
     7.23     Lockboxes and Special Accounts; Deposit Accounts.............. 59
     7.24     Leases........................................................ 59

Section 8.    DEFAULT....................................................... 60
     8.1      Events of Default............................................. 60
     8.2      Acceleration.................................................. 63
     8.3      Remedies...................................................... 63
     8.4      Waiver........................................................ 64

Section 9.    MISCELLANEOUS................................................. 64
     9.1      Term; Maturity Date........................................... 64
     9.2      Indemnification............................................... 65
     9.3      Additional Obligations........................................ 65
     9.4      LIMITATION OF LIABILITY....................................... 65
     9.5      RELEASE OF CLAIMS............................................. 66

                               TABLE OF CONTENTS
                                  (Continued)
                                                                            Page
                                                                            ----
     9.6      Amendments; Waiver............................................ 66
     9.7      Severability.................................................. 66
     9.8      One Loan...................................................... 66
     9.9      Additional Collateral......................................... 66
     9.10     No Merger or Novations........................................ 67
     9.11     Participations and Assignments................................ 67
     9.12     Section Titles................................................ 68
     9.13     Binding Effect; Assignment.................................... 68
     9.14     Cumulative Remedies........................................... 68
     9.15     Survival of Representations and Warranties.................... 68
     9.16     Payment of Expenses and Taxes................................. 68
     9.17     Confidentiality............................................... 69
     9.18     Notices; E-Business Acknowledgment............................ 69
     9.19     Counterparts.................................................. 71
     9.20     SUBMISSION AND CONSENT TO JURISDICTION AND CHOICE OF LAW...... 71
     9.21     JURY TRIAL WAIVER............................................. 72
     9.22     Limitation of Liability....................................... 72

EXHIBIT

Exhibit 7.15             Loans to Affiliates


ATTACHMENTS

Attachment A             Bank Accounts

Attachment B             Compliance Certificate

Attachment C             List of Guarantors and Guaranties

Attachment D             Certificate of Location of Collateral

Attachment E             Forms of Opinions of Counsel for Tranche A Borrower and
                         Tranche B Borrower

Attachment F             Officer's Certificate

Attachment G             Letter-of-Credit Rights

Attachment H             Intellectual Property

Attachment I             Investment Property

Attachment J             Charter Amendment

Attachment K             Organization; Subsidiaries; Affiliates and Location of
                         Offices, Records and Inventory

Attachment L             Permitted Liens

Attachment M             Fictitious Names

Attachment N             Indebtedness

Attachment O             Intentionally Omitted

Attachment P             Assignment and Acceptance Agreement

Attachment Q             Assumption Certificate

Attachment R             Registration Rights Agreement

Attachment S             Commercial Tort Claims

Attachment T             Amended Warrant

Attachment U             Overdue Taxes and Tax Liens

Attachment V             Segment Reports

Attachment W             Judgments or Litigation

Attachment X             Defaults

                THIRD AMENDED AND RESTATED TERM CREDIT AGREEMENT


     This THIRD AMENDED AND RESTATED TERM CREDIT AGREEMENT (as amended, supplemented or otherwise modified from time to time, this "Agreement") is hereby made as of this 1st day of March, 2002, by and among IBM CREDIT CORPORATION, a Delaware corporation ("IBM Credit" or "Lender") with a place of business at North Castle Drive, Armonk, New York, United States of America ("USA"), as lender, DIGITAL ANGEL SHARE TRUST, a statutory business trust organized and governed by the laws of the State of Delaware ("Tranche A Borrower"), APPLIED DIGITAL SOLUTIONS, INC. (formerly known as "Applied Cellular Technology, Inc."), a Missouri corporation ("Tranche B Borrower") with a place of business at 400 Royal Palm Way, Palm Beach, Suite 410, Florida 33480, USA (Tranche A Borrower and Tranche B Borrower are each referred to herein as a "Borrower" or, collectively, "Borrowers"), and ACT Communications, Inc., ACT-GFX Canada, Inc., ADS Bay Area, Inc., ADS Monterey, Inc., ADSI Telecomm Services of Maryland, Inc., ADSI Telecomm Services, Inc., Advanced Power Solutions, Inc., Advanced Telecomm of Maryland, Inc., Advanced Telecomm of Pittsburgh, Advanced Telecommunications, Inc., The Americom Group, Inc., Applied Digital Solutions Financial Corp., Applied Digital Oracle Practice, Inc., Arjang, Inc, Bostek, Inc., Balva Financial Corporation, Blue Star Electronics, Inc., Computer Equity Corporation, Cybertech Station, Inc., Digital Angel Corporation, Digital Angel Holdings, LLC, Elite Computer Services, Inc., Federal Convention Contractors, Inc., Federal Services, Inc., Government Telecommunications, Inc., Independent Acquisition, Inc., Information Technology Services, Inc., Infotech USA, Inc., PDS Acquisition Corp., Intellesale, Inc., Micro Components International Incorporated, Neirbod Corp., Norcom Resources Incorporated, Perimeter Acquisition Corp., Pizarro ReMarketing, Inc., Precision Point Corporation, Service Transport Company, SysComm International Corporation, Teledata Concepts, Inc., U.S. Electrical Products Corp., VeriChip Corporation, WebNet Services, Inc., and WYR, Inc., (together with the Borrowers, each, a "Loan Party" or, collectively, the "Loan Parties").


                                   WITNESSETH

         WHEREAS, Tranche B Borrower and IBM Credit have entered into that certain Term and Revolving Credit Agreement dated as of May 25, 1999 (the "Original Agreement");

         WHEREAS, Tranche B Borrower and IBM Credit have entered into an Amendment and Restatement of the Original Agreement as of July 30, 1999;

         WHEREAS, Tranche B Borrower and Lender have entered into that certain Second Amended and Restated Term and Revolving Credit Agreement, dated as of October 17, 2000 (as amended, supplemented or otherwise modified prior to the date hereof, the "Existing Credit Agreement");

         WHEREAS, (i) SysComm International Corporation, a Subsidiary of Tranche B Borrower, and certain of its Subsidiaries (collectively, "SysCom") have entered into that certain Collateralized Guaranty, dated as of May 23, 2001 (as amended, supplemented or otherwise modified prior to the date hereof, the "SysComm Guaranty") and (ii) certain other Subsidiaries of Tranche B Borrower have entered into that certain Second Amended and Restated Collateralized Guaranty, dated as of October 17, 2000, as amended, supplemented or otherwise modified prior to the date hereof (collectively with the SysComm Guaranty, the "Collateralized Guaranty");

         WHEREAS, Tranche B Borrower and certain of its Subsidiaries have entered into that certain Second Amended and Restated Stock Pledge Agreement, dated as of October 17, 2000 (as amended, supplemented or otherwise modified prior to the date hereof, the "Stock Pledge Agreement");

         WHEREAS, Tranche B Borrower and Lender have entered into the Acknowledgment, Waiver and Amendment No. 1 to Second Amended and Restated Term and Revolving Credit Agreement, dated as of March 30, 2001 (as amended, supplemented or otherwise modified through the date hereof, "Amendment No. 1");

         WHEREAS, under Amendment No. 1, Tranche B Borrower and Lender have agreed that (A) Tranche B Borrower would not be obligated to pay the principal amount due under Term Loan A of the Existing Credit Agreement on July 1, 2001 until October 1, 2001 (the "July Principal Amount") and (B) Tranche B Borrower would pay the July Principal Amount together with the next principal amount payment due thereafter under Term Loan A of the Existing Credit Agreement on October 1, 2001 (the "October Cumulative Amount");

         WHEREAS, Tranche B Borrower failed to pay to IBM Credit the October Cumulative Amount;

         WHEREAS, Tranche B Borrower and Lender have entered into Amendment No. 2 to Second Amended and Restated Term and Revolving Credit Agreement, dated as of September 15, 2001 (as amended, supplemented or otherwise modified through the date hereof, "Amendment No. 2") to provide, inter alia, that the October Cumulative Amount not be due and payable until January 4, 2002, along with the principal payment currently due on that date (the "January Cumulative Amount");

         WHEREAS, based on the Financial Statements provided by Tranche B Borrower for the months of September and October 2001, certain Events of Default have occurred and are continuing as a result of Tranche B Borrower's noncompliance with certain financial covenants set forth in Section 7.16 of the Existing Credit Agreement;

         WHEREAS, Tranche B Borrower and Lender have entered into Amendment No. 3 to Second Amended and Restated Term and Revolving Credit Agreement, dated as of December 31, 2001 (as amended, supplemented or otherwise modified through the date hereof, "Amendment No. 3") to provide for, inter alia, the reset of certain financial covenants and the postponement of the payment date of the January Cumulative Amount to January 30, 2002;

         WHEREAS, Tranche B Borrower failed to pay to IBM Credit the January Cumulative Amount;

         WHEREAS, Tranche B Borrower and Lender have entered into Amendment No. 4 to Second Amended and Restated Term and Revolving Credit Agreement, dated as of January 31, 2002 (as amended, supplemented or otherwise modified through the date hereof, "Amendment No. 4") to provide for, inter alia, the postponement of the payment date of the January Cumulative Amount to March 1, 2002, along with the principal payment currently due on that date (the "March Cumulative Amount");

         WHEREAS, Tranche B Borrower does not expect to repay the March Cumulative Amount;

         WHEREAS, Tranche B Borrower and Lender have entered into Amendment No. 5 to Second Amended and Restated Term and Revolving Credit Agreement, dated as of February 27, 2002 (as amended, supplemented or otherwise modified through the date hereof, "Amendment No. 5") to provide for, inter alia, the postponement of the payment date of the March Cumulative Amount to April 2, 2002, along with the principal payment currently due on that date (the "April Cumulative Amount");

         WHEREAS, Tranche B Borrower does not expect to repay the April Cumulative Amount and all other amounts due and payable on the Termination Date (as such term is defined in the Existing Credit Agreement);

         WHEREAS, Borrowers have requested that the term and revolving credit facilities under the Existing Credit Agreement (the "Existing Credit Facilities") be restructured as two (2) separate and distinct term loan facilities, in an aggregate principal amount equal to approximately U.S.$82,111,481.96 as of February 14, 2002 plus the Tranche B Per Diem Charge assessed from and including February 15, 2002 to and including the Closing Date (as defined below) (the "Restructured Credit Facilities"), plus any accrued and unpaid interest thereon, and the Trust (as defined below) become party to the Restructured Credit Facilities as Tranche A Borrower and Tranche B Guarantor (as defined below);

         WHEREAS, Lender is willing to agree to the requested amendments, but only upon the terms and conditions set forth herein; and

         WHEREAS, the parties hereto have elected to amend and restate the Existing Credit Agreement, the Stock Pledge Agreement and the Collateralized Guaranty pursuant to this Agreement rather than amend the Existing Credit Agreement, the Stock Pledge Agreement and the Collateralized Guaranty or enter into a new credit agreement or stock pledge agreement or collateralized guaranty for their convenience and intend that all indebtedness, obligations and liens created under the Existing Credit Agreement, the Stock Pledge Agreement and the Collateralized Guaranty and the other Restructuring Documents be continued hereunder and thereunder and remain in full force and effect and not be discharged, paid, satisfied or cancelled.

         NOW THEREFORE, in consideration of the premises contained herein, any financial accommodation heretofore, now or hereafter made by Lender and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                      SECTION 1. DEFINITIONS; ATTACHMENTS

1.1 SPECIAL DEFINITIONS. The following terms shall have the following respective meaning in this Agreement (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

"Accounts":  as defined in the UCC.

"Affiliate": as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (A) vote ten percent (10%) or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (B) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise. All of Borrowers' officers, directors, joint venturers, and partners shall also be deemed to be Affiliates of Borrowers for purposes of this Agreement.

"Agreement":  as defined in the preamble hereto.

"Amended Contingent Blocked Account Agreement":  as defined in Section 4.1(H).

"Amendment No. 1":  as defined in the preamble hereto.

"Amendment No. 2":  as defined in the preamble hereto.

"Amendment No. 3":  as defined in the preamble hereto.

"Amendment No. 4":  as defined in the preamble hereto.

"Amendment No. 5":  as defined in the preamble hereto.

"Applicable Borrower":  Tranche A Borrower or Tranche B Borrower, as applicable.

"April Cumulative Amount":  as defined in the recitals hereto.

"Assignee":  as defined in Section 9.11(B).

"Assignment and Acceptance Agreement":  as defined in Section 9.11(B).

"Auditors": a nationally recognized firm of independent certified public accountants or independent chartered accountants, as applicable, selected by a Borrower in the country of its incorporation.

"Average Daily Balance": for each Loan for a given period of time, the sum of the unpaid principal of such Loan as of each day during such period of time, divided by the number of days in such period of time.

"Bank": as defined in Section 2.11.

"Borrower": as defined in the preamble hereto.

"Business": as defined in Section 5.15(B).

"Business Day": any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are generally closed or on which IBM Credit is closed.

"Caledonian Subsidiary": the collective reference to (i) Caledonian Venture Holdings Limited, a corporation organized under the laws of the United Kingdom,
(ii) Applied Digital Retail, Inc., a Delaware corporation, and (iii) Applied Digital Retail Limited, a corporation organized under the laws of the United Kingdom.

"Capital Expenditures": for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to Equipment (including replacements, capitalized repairs and improvements during such period) that are required to be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries.

"Capital Lease Obligations": as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

"Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

"Chattel Paper": all "chattel paper" as such term is defined in the UCC and, in any event, including, without limitation, all electronic chattel paper.

"Charter Amendment": as defined in Section 4.1(X).

"Closing Date": the date on which the conditions precedent to the effectiveness of this Agreement set forth in Section 4.1 hereof are satisfied or waived in writing by Lender.

"COBRA": the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

"Code": the Internal Revenue Code of 1986, as amended from time to time.

"Collateral": Collateral as defined in Section 3.1.

"Collateralized Guaranty": as defined in the fourth recital hereto.

"Commercial Tort Claim": a claim arising in tort with respect to which (A) the claimant is an organization or (B) the claimant is an individual and the claim
(i) arose in the course of the claimant's business or profession and (ii) does not include damages arising out of personal injury to or the death of an individual.

"Commonly Controlled Entity": an entity, whether or not incorporated, that is under common control with a Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes a Borrower and that is treated as a single employer under Section 414 of the Code.

"Compliance Certificate": a certificate substantially in the form of Attachment
B.

"Consolidated Current Assets": with respect to either Tranche B Borrower or MAS at the date of determination, all assets which would, in accordance with GAAP, be classified on a consolidated balance sheet of such Person and its respective Subsidiaries as current assets; provided that Consolidated Current Assets of Tranche B Borrower shall be determined without regard to MAS and its Subsidiaries.

"Consolidated Current Liabilities": with respect to either Tranche B Borrower or MAS at the date of determination, all liabilities of such Person and its Subsidiaries which, in accordance with GAAP, would be classified on a consolidated balance sheet of such Person and its respective Subsidiaries as current liabilities; provided that Consolidated Current Liabilities of Tranche B Borrower shall be determined without regard to MAS and its Subsidiaries; provided, further, that Consolidated Current Liabilities shall exclude any liability or claim that will be satisfied by the issuance of common stock of the Tranche B Borrower or MAS.

"Consolidated EBITDA": with respect to either Tranche B Borrower or MAS for any period, Consolidated Net Income of such Person for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (A) income tax expense, (B) interest expense, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (C) depreciation and amortization expense,
(D) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (E) any extraordinary, unusual or non-recurring non-cash expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, non-cash losses on sales of assets outside of the ordinary course of business) and (F) non-cash compensation expenses relating to stock options, impairment losses, any liability or claim that will be satisfied by the issuance of common stock of the Tranche B Borrower or MAS and losses on sales of stock.

"Consolidated Net Income": with respect to either Tranche B Borrower or MAS for any period, the consolidated net income (or loss) of such Person and its respective Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided, that, there shall be excluded (A) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of such Borrower or is merged into or consolidated with such Borrower or any of its Subsidiaries, (B) the income (or deficit) of any Person (other than a Subsidiary of such Borrower) in which such Borrower or any of its respective Subsidiaries has an ownership interest, except to the extent that any such income is actually received by such Borrower or such Subsidiary in the form of dividends or similar distributions,
(C) the undistributed earnings of any Subsidiary of such Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Restructuring Document) or Requirement of Law applicable to such Subsidiary and (D) Consolidated Net Income of Tranche B Borrower shall be determined without regard to MAS and its Subsidiaries.

"Contingent Blocked Account Agreement": that certain Contingent Blocked Account Agreement, dated as of March 9, 2001, among IBM Credit, KeyBank, N.A., the Tranche B Borrower and certain of its Subsidiaries parties thereto.

"Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

"Continuing Directors": the directors of MAS on the Closing Date, after giving effect to the Merger and the other transactions contemplated hereby, and each other director, if, in each case, such other director's nomination for election to the board of directors of MAS is recommended by at least sixty-six and two thirds percent (66-2/3%) of the then Continuing Directors or such other director is otherwise satisfactory to Lender.

"Copyrights": (A) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in Attachment H), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (B) the right to obtain all renewals thereof.

"Copyright Licenses": all written agreements naming each Grantor as licensors or licensees (including, without limitation, those listed in Attachment H), granting any right under any Copyright, including, without limitation, the grant of rights in all derivative works based upon any Copyright, and all renewals and extensions thereof.

"Default": either (A) an Event of Default or (B) any event or condition which, but for the requirement that notice be given or time lapse or both, would be an Event of Default.

"Deposit Account": as defined in the UCC and, in any event, including, without limitation, any demand, time, savings, passbook or like account maintained with a depositary institution and all funds from time to time credited to any account referred to in this definition; provided, that "Deposit Account" shall exclude
(A) petty cash accounts with balances not exceeding $2,500 and (B) payroll accounts in respect of which liens in favor of a creditor are prohibited by law.

"Deposit Account Control Agreement": any agreement among any applicable Loan Party, any applicable Bank and IBM Credit conveying to IBM Credit control over any Deposit Account of such Loan Party, in form and substance satisfactory to IBM Credit.

"Designated Senior Indebtedness":  as defined in Section 7.20.

"Digital Angel": Digital Angel Corporation, a Delaware corporation, to be renamed Digital Angel Acquisition Corp. in connection with the Merger, and its successors.

"Disposition": with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms "Dispose" and "Disposed of" shall have correlative meanings.

"Dollars" and "$": dollars in lawful currency of the United States.

"Domestic Subsidiary": a direct Subsidiary of the Tranche B Borrower, which direct Subsidiary is incorporated in the United States or in the District of Columbia.

"E-Documents":  as defined in Section 9.18.

"Employment Agreement": as applicable, (A) that certain Employment Agreement, dated as of March 1, 2000, by and between Tranche B Borrower and Richard J. Sullivan and all amendments thereto, and (B) that certain Employment Agreement, dated as of March 1, 2000, by and between Tranche B Borrower and Garrett A. Sullivan and any and all subsequent agreements between them and (C) that certain Employment Agreement, dated as of November 22, 2000, by and between Tranche B Borrower and Jerome C. Artigliere.

"Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, judicial decisions, requirements of any Governmental Authority in the United States or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

"Environmental Liability": any claim, demand, obligation, cause of action, allegation, order, violation, injury, judgment, penalty or fine, cost or expense, resulting from the violation or alleged violation of any Environmental Laws or the imposition of any Lien pursuant to any Environmental Laws.

"Equipment": all "equipment" as such term is defined in the UCC and, in any event, including without limitation, all furniture, furnishings, motor vehicles, trucks, trailers, vessels, aircraft, rolling stock, machinery and fixtures and all parts thereof and all accessions thereto.

"Equity Interests": with respect to any Person, (A) all shares, interests, participations, rights or other equivalents (however designated, whether voting or non-voting) of or interests in corporate or capital stock, including without limitation, shares of preferred or preference stock of such Person, (B) all partnership interests (whether general or limited) of such Person, (C) all membership interests or limited liability company interests in such Person, (D) all other equity or ownership interests in such Person of any other type and (E) all warrants, rights or options to purchase any of the foregoing.

"ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

"ERISA Group": Each Tranche A Borrower and Tranche B Borrower, any Subsidiary and all members of a controlled group of corporations, all trades or businesses (whether or not incorporated) under common control and all affiliated service group members that, together with Tranche A Borrower and Tranche B Borrower or any of its respective Domestic Subsidiaries, are treated as a single employer under Section 414 of the Code.

"Event of Default": as defined in Section 8.1.

"Existing Credit Agreement": as defined in the preamble hereto.

"Existing Credit Facilities": as defined in the preamble hereto.

"Extraordinary Receipt": any cash received by or paid to or for the account of any Person not in the ordinary course of business, including, without limitation, cash received by way of tax refunds, pension plan reversions, proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof), indemnity payments and any purchase price adjustment received in connection with any purchase agreement; provided, however, that an Extraordinary Receipt shall not include cash receipts received from proceeds of insurance, condemnation awards (or payments in lieu thereof) or indemnity payments to the extent that such proceeds, awards or payments in respect of loss or damage to equipment, fixed assets or real property are applied (or in respect of which expenditures were previously incurred) to replace or repair the equipment, fixed assets or real property in respect of which such proceeds were received in accordance with the terms of the Agreement, so long as such application is made within six (6) months after the occurrence of such damage or loss.

"Facility": each of the Tranche A Facility and the Tranche B Facility.

"Finance Charge": the collective reference to the Tranche A Loan Finance Charge and the Tranche B Loan Finance Charge.

"Financial Statements": the consolidated and consolidating balance sheets (including, without limitation, securities such as stocks and investment bonds), statements of operations, statements of cash flows and statements of changes in shareholder's or other applicable equity of each Borrower and its respective Subsidiaries for the period specified, prepared in accordance with GAAP and consistent with prior practices.

"GAAP": generally accepted accounting principles in the United States as in effect from time to time, except that for purposes of Section 6.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements referred to in Section 5.3. In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then each Borrower and IBM Credit agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating such Borrower's financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by each Borrower and IBM Credit, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "Accounting Changes" refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

"General Intangibles": all "general intangibles" as such term is defined in the UCC and, in any event, including, without limitation, with respect to a Borrower, (A) all tax refunds, claims for tax refunds, and tax credits, (B) all permits, licenses, approvals, authorizations, consents, variances, and certifications of any Governmental Authority, (C) all claims, tort claims and causes of action, (D) all property, casualty, liability, and other insurance of any kind or character, and all insurance claims and insurance refund claims, (E) all letters of credit, (F) all payment intangibles (as defined in the UCC), (G) all lists, books, records, recorded knowledge, ledgers, files (whether in printed form or stored electronically), designs, blueprints, data, specifications, engineering reports, manuals, computer records, computer programs and computer software (including source codes), (H) all internet domain names and websites and related licenses and agreements, (I) all rights, title and interest in Intellectual Property, including any unregistered Intellectual Property, and (J) all contracts, agreements, instruments and indentures in any form, and portions thereof, to which any Grantor is a party or under which such Borrower or any Grantor has any right, title or interest or to which such Borrower or any Grantor or any property of such Borrower or any Grantor is subject, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (i) all rights of such Borrower or any Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Borrower or any Grantor to damages arising thereunder and (iii) all rights of such Borrower or any Grantor to perform and to exercise all remedies thereunder.

"Governmental Authority": any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

"Grantor": each of the Borrowers and any of their respective Subsidiaries that have granted a security interest in Collateral to Lender.

"Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (A) the guaranteeing person or (B) another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counter-indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (a) for the purchase or payment of any such primary obligation or
(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by a Borrower in good faith.

"Guarantor": each of the Tranche A Guarantor and Tranche B Guarantor.


"Guaranty": each guaranty entered into by a Guarantor for the benefit of Lender.

"Hazardous Substances": all substances, wastes, pollutants, contaminants or hazardous of toxic chemicals or materials, to the extent subject to regulation as "hazardous substances" or "hazardous waste" under any Environmental Laws.

"Hedge Agreements": all interest, commodity, bond or equity, swaps, options, caps, collar or floor agreements or other derivatives or similar arrangements or transactions dealing with interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

"HIPAA" the Health Insurance Portability and Accountability Act of 1996, as amended.

"Inactive Subsidiary": each of the Subsidiaries listed on Attachment K.

"IBM Credit": as defined in the preamble hereto.

"Indebtedness": of any Person at any date, without duplication, (A) all indebtedness of such Person for borrowed money, (B) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person's business), (C) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (D) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (E) all Capital Lease Obligations of such Person, (F) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, (G) the liquidation value of all redeemable preferred capital stock of such Person, (H) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (A) through (G) above, (I) all obligations of the kind referred to in clauses (A) through (H) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, and
(J) all obligations of such Person in respect of Hedge Agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

"Indemnified Liabilities":  as defined in Section 9.16.

"Indemnified Person":  as defined in Section 9.2.

"Indemnitee": as defined in Section 9.16.

"Information Statement": as defined in Section 8.1(Y).

"Insolvency": with respect to any Multiemployer Benefit Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

"Insolvent": pertaining to a condition of Insolvency.

"Intellectual Property": as defined in Section 5.17.

"Intercompany Note": any promissory note evidencing loans or other extensions of credit made by each Borrower to any of its Subsidiaries or by any Subsidiary Grantor to any other Subsidiary or a Borrower.

"Intercreditor Agreement": as defined in Section 4.1.

"Interest Expense": for any period, the aggregate consolidated interest expense of each Borrower and its respective Subsidiaries during such period in respect of Indebtedness determined on a consolidated basis in accordance with GAAP, including, without limitation, amortization of original issue discount on any Indebtedness and of all fees payable in connection with the incurrence of such Indebtedness (to the extent included in interest expense), the interest portion of any deferred payment obligation and the interest component of any capital lease obligations.

"Inventory": all "inventory" as such term is defined in the UCC and, in any event, including without limitation, all finished goods, and all raw materials and work in process.

"Investment": with respect to any Person (the "Investor"), (A) any investment by the Investor in any other Person, whether by means of share purchase, capital contribution, purchase or other acquisition of a partnership or joint venture interest, loan, time deposit, demand deposit or otherwise, and (B) any guaranty by the Investor of any Indebtedness or other obligation of any other Person.

"Investment Property": the collective reference to (A) all "investment property" as such term is defined in the UCC and (B) whether or not constituting "investment property" as so defined, all Pledged Notes and all Pledged Interests.

"Issuers": the collective reference to each issuer of any Investment Property.

"January Cumulative Amount": as defined in the recitals hereto.

"July Principal Amount": as defined in the recitals hereto.

"Lender": as defined in the preamble hereto.

"Letter-of-Credit Right": as defined in the UCC, including but not limited to any right to payment or performance, as identified in Attachment G under a letter of credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance.

"Lien": any pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

"Loan": the collective reference to the Tranche A Loan and the Tranche B Loan.

"Loan Expenses": all costs, fees and expenses incurred in connection with the preparation, execution and delivery of the Restructuring Documents and the transactions contemplated by the Restructuring Documents, including without limitation:

     (A) the reasonable fees, out-of-pocket expenses and disbursements of Jones, Day, Reavis & Pogue, special counsel to IBM Credit;

     (B) the reasonable fees, out-of-pocket expenses and disbursements of Ernst & Young, special consultant to Jones, Day, Reavis & Pogue, on behalf of IBM Credit;

     (C) the reasonable fees, out-of-pocket expenses and disbursements of the Trustee;

     (D) the reasonable fees, out-of-pocket expenses and disbursements of Advisory Board Members of the Trust as set forth in the Trust Agreement;

     (E) any and all expenses incurred in connection with any and/or all lien searches in respect of any of the Loan Parties; and

     (F) any and all fees and expenses incurred in filing any UCC1 financing statements.

"Loan Party": the collective reference to each Borrower and any of their respective Subsidiaries other than MAS or its Subsidiaries that are parties to a Restructuring Document.

"Lockbox": as defined in Section 2.11.

"Losses": as defined in Section 9.2.

"March Cumulative Amount": as defined in the recitals hereto.

"MAS": after giving effect to the Merger, Medical Advisory Systems, Inc., a Delaware corporation, to be renamed Digital Angel Corporation in connection with the Merger, a subsidiary of Tranche A Borrower, and its successors.

"MAS Stock": the common stock, par value U.S.$.005 per share, of MAS, and any stock into which such common stock shall have been changed, any stock resulting from any reclassification of such common stock, any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization), and all other stock of any class or classes (however designated) of MAS (or its successors) the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends or liquidating dividends after the payment of dividends and distributions on any shares entitled to preference.

"Material Adverse Effect": a material adverse effect (A) on the business, operations, results of operations, assets condition (financial or otherwise) or prospects of each Borrower and its respective Subsidiaries or any other Loan Party (taken individually or as a whole), (B) on the aggregate value of the Collateral or the aggregate amount which IBM Credit would be likely to receive (after giving consideration to reasonably likely delays in payment and reasonable costs of enforcement) in the liquidation of such Collateral to recover the Obligations in full, (C) on the validity or enforceability of this Agreement or any document related to this Agreement, or (D) on the rights and remedies of IBM Credit under this Agreement or any document related to this Agreement.

"Material Environmental Amount": an amount payable by each Borrower and/or its respective Subsidiaries or any other Loan Party in excess of U.S.$200,000 for remedial costs, compliance costs, compensatory damages, punitive damages, fines, penalties or any combination thereof.

"Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including without limitation, asbestos, polychlorinated biphenyls and ureaformaldehyde insulation.

"Maturity Date": collective reference to Tranche A Loan Maturity Date and Tranche B Loan Maturity Date.

"Merger": the merger of Acquisition Subsidiary, Inc., a Delaware corporation and wholly-owned Subsidiary of Medical Advisory Systems, Inc., with and into Digital Angel in accordance with the provisions of the Merger Agreement.

"Merger Agreement": that certain Agreement and Plan of Merger, dated as of November 1, 2001, by and among Tranche B Borrower, Digital Angel, Medical Advisory Systems, Inc., and Acquisition Subsidiary, Inc., a Delaware corporation and wholly-owned subsidiary of MAS, in the form furnished to IBM Credit on November 6, 2001.

"Moody's": Moody's Investor's Services, Inc.

"Multiemployer Benefit Plan": as defined in Section 5.14(H).

"Net Cash Proceeds": with respect to any sale, lease, transfer or other disposition of any asset or property by any Person, or any Extraordinary Receipt received by or paid to or for the account of any Person, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person in connection with such transaction after deducting therefrom only (without duplication) (A) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees and commissions and (B) the amount of taxes payable in connection with or as a result of such transaction is required to be paid upon such disposition, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an Affiliate of such Person and are properly attributable to such transaction or to the asset that is subject thereof.

"Non-Excluded Taxes":  as defined in Section 2.10(A).

"October Cumulative Amount":  as defined in the recitals hereto.

"Obligations": (A) the unpaid principal of and interest on (including interest accruing after the maturity of Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to each Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans payable from such Borrower to Lender, (B) all other obligations, liabilities and Indebtedness of any kind and nature whatsoever now or hereafter arising, owing, due or payable from any Loan Party or any other Subsidiaries of the Borrowers to Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, any Restructuring Document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to Lender that are required to be paid by such Loan Party pursuant hereto) or otherwise and (C) the unpaid principal of and interest on (including interest accruing after the maturity of loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to each applicable borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the loans and other extensions of credit payable from any Subsidiary of either Borrower to Lender pursuant to any other loan documentation.

"October Cumulative Amount":  as defined in the preamble hereto.

"Original Agreement":  as defined in the preamble hereto.

"Other Taxes": any and all present or future stamp or documentary taxes or any excise or property taxes, charges or similar levies arising (A) in respect of the Collateral, (B) from any payment made hereunder or (C) from the execution, delivery or enforcement of, or otherwise with respect to, any Restructuring Document.

"Outstanding Loans": at any time of determination, the sum of (A) the unpaid principal amount of all Loans that have been made by Lender, and (B) any finance charge, fee, expense or other amount related to Loans charged to each Borrower's account with Lender.

"Outstanding Tranche A Loan": at any time of determination, the sum of (A) the unpaid principal amount of the Tranche A Loan that has been made by Lender; and
(B) any finance charge, fee, expense or other amount related to the Tranche A Loan charged to Tranche A Borrower's account with Lender.

"Outstanding Tranche B Loan": at any time of determination, the sum of (A) the unpaid principal amount of all Tranche B Loan that has been made by Lender; and
(B) any finance charge, fee, expense or other amount related to the Tranche B Loan charged to the accounts of the Tranche B Borrower with Lender.

"Patent Licenses": all agreements, whether written or oral, providing for the grant by or to each Grantor of any right to make, use, sell, offer to sell, or import any invention covered in whole or in part by a Patent, including, without limitation, those listed on Attachment H, and all extensions and renewals thereof.

"Patents": (A) all letters patent including, without limitation, all utility patents, design patents, industrial designs and utility model registrations of the United States or any other country, or any political subdivision thereof and all reissues and extensions thereof, including, without limitation, those listed on Attachment H, (B) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, those listed on Attachment H, and (C) all rights to obtain any reissues, reexaminations, or extensions of the foregoing.

"Payment Intangibles":  as defined in UCC.

"PBGC":  as defined in Section 5.14(H).

"Participants":  as defined in Section 9.11(A).

"Permitted Disposition": (i) any Disposition by any Borrower or other Loan Party or Subsidiary thereof other than MAS or its Subsidiaries, no matter how structured, of all or any material part of the assets or property of such Borrower or any of its Subsidiaries other than MAS or its Subsidiaries, (ii) any Disposition of MAS Stock in accordance with the terms of the Trust Agreement and
(iii) a Disposition of the Caledonian Subsidiaries on or before April 14, 2002 on terms satisfactory to IBM Credit, provided that, in each case (i), (ii) and
(iii), (A) such disposition will not result in the breach of any of the financial covenants contained in this Agreement and (B) one hundred percent (100%) of the Net Cash Proceeds in respect of such Disposition are used to prepay or repay the Loans in the manner set forth in Section 2.5.

"Permitted Indebtedness":  any of the following:

         (A)      Indebtedness to Lender;

         (B)      Indebtedness described in Attachment N;

         (C)      Purchase Money Indebtedness;

         (D)      guaranties in favor of Lender;

         (E)      Indebtedness incurred on account of loans permitted under
Section 7.17; and

         (F) other Indebtedness consented to by IBM Credit in writing prior to incurring such Indebtedness.

"Permitted Liens":  any of the following:


         (A) Liens which are the subject of an Intercreditor Agreement in effect from time to time between Lender and any other secured creditor;

         (B)      Purchase Money Security Interests;

         (C)      Liens described in Attachment L;


         (D) Liens of warehousemen, mechanics, materialmen, workers, repairmen, common carriers, landlords and other similar Liens arising by operation of law or otherwise, not waived in connection herewith, for amounts that are not yet due and payable or being contested in good faith by appropriate proceedings promptly instituted and diligently conducted if an adequate reserve or other appropriate provisions shall have been made therefor as required to be in conformity with GAAP and an adverse determination in such proceedings could not reasonably be expected to have a Material Adverse Effect;

         (E) attachment or judgment Liens described in Attachment L and all other attachment or judgment Liens individually or in the aggregate not in excess of U.S.$1,000,000 (exclusive of (i) any amounts that are duly bonded to the satisfaction of IBM Credit or (ii) any amount fully covered by insurance as to which the insurance company has acknowledged its obligation to pay such judgment in full);

         (F) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of each Borrower;

         (G) extensions and renewals of the foregoing Permitted Liens; provided, that (i) the aggregate amount of such extended or renewed Liens do not exceed the original principal amount of the Indebtedness which it secures, (ii) such Liens do not extend to any property other than property already subject to such Liens and (iii) such extended or renewed Liens are on terms and conditions no more restrictive than the terms and conditions of the Liens being extended or renewed;

         (H) Liens arising from deposits or pledges to secure bids, tenders, contracts, leases, surety and appeal bonds and other obligations of like nature arising in the ordinary course of each Borrower's business;

         (I) Liens for taxes, assessments or governmental charges not delinquent or being contested, in good faith, by appropriate proceedings promptly instituted and diligently conducted if an adequate reserve or other appropriate provisions shall have been made therefor as required in order to be in conformity with GAAP and an adverse determination in such proceedings could not reasonably be expected to have a Material Adverse Effect;

         (J) Liens arising out of deposits in connection with workers' compensation, unemployment insurance or other social security or similar legislation;

         (K) Liens arising pursuant to any Restructuring Document; and

         (L) other Liens consented to by IBM Credit in writing prior to incurring such Lien.

"Person": any individual, association, firm, corporation, limited liability company, partnership, business or other trust, unincorporated organization, joint venture, joint stock company, Governmental Authority or other entity whatsoever.

"Plan": at a particular time, any employee benefit plan that is covered by ERISA or subject to the minimum funding standards under Section 412 of the Code and in respect of which Borrower or a Commonly Controlled Entity is or has at any time been (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

"Pledged Interests": all Equity Interests of or in any Person that may be issued or granted to, or held or owned by, each Borrower or any other Loan Party, including each Subsidiary Grantor, including, without limitation, the Equity Interests described on Attachment I hereto, and all certificates representing such Equity Interests.

"Pledged Notes": all promissory notes listed on Attachment I, all Intercompany Notes at any time issued to any Subsidiary and all other promissory notes issued to or held by any Loan Party.

"Policies": all policies of insurance required to be maintained by each Borrower under any of the Restructuring Documents.

"Pro Forma Balance Sheet":  as defined in Section 5.3.

"Properties":  as defined in Section 5.15(A).

"Purchase Money Indebtedness": any Indebtedness (including capital leases) incurred to finance the acquisition of assets to be used in each Borrower's business not to exceed the lesser of (A) the purchase price or acquisition cost of such assets and (B) the fair market value of such assets at the time of such acquisition.

"Purchase Money Security Interest": any security interest securing Purchase Money Indebtedness, which security interest applies solely to the particular asset acquired with such Purchase Money Indebtedness.

"Recovery Event": any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of any Loan Party.

"Registration Rights Agreement": the Registration Rights Agreement, dated as of the Closing Date, by and between MAS and Tranche B Borrower as attached hereto as Attachment R.

"Regulation U": Regulation U of the Board of Governors of the Federal Reserve System of the United States (or any successor) as in effect from time to time.

"Reorganization": with respect to any Multiemployer Benefit Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

"Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty (30) day notice period is waived under subsection .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg.ss. 4043.

"Requirement of Law": as to any Person, the Certificate of Incorporation and bylaws, trust agreement or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

"Restricted Payments":  as defined in Section 7.6.

"Restructured Credit Facilities":  as defined in the preamble hereto.

"Restructuring Documents": the collective reference to this Agreement, the Amended Contingent Blocked Account Agreement, the Deposit Account Control Agreements, the Trust Agreement, the Merger Agreement, the Registration Rights Agreement and any security agreements, leases, instruments, documents, guarantees, schedules of assignment, contracts and similar agreements, including schedules, attachments, exhibits and ancillary documentation or other supporting documents, executed by or on behalf of each Borrower or any other Loan Party and delivered to Lender, pursuant to this Agreement or otherwise, and all amendments, supplements and other modifications to the foregoing from time to time.

"S&P":  Standard & Poor's Corporation.

"SEC": the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

"Securities Act":  the Securities Act of 1933, as amended.

"Single Employer Plan": as any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Benefit Plan.

"Solvent": when used with respect to any Person, means that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person," as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition,
(i) "debt" means liability on a "claim," and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

"Special Account":  as defined in Section 2.11.

"Stated Maturity Date": the collective reference to the Tranche A Loan Stated Maturity Date and the Tranche B Loan Stated Maturity Date.

"Stock Pledge Agreement":  as defined in the preamble hereto.

"Subsidiary": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of a Borrower. For the avoidance of doubt, MAS and its subsidiaries shall be considered Subsidiaries of Tranche A Borrower.

"Subsidiary Grantor": any Grantor that is a Subsidiary of either Borrower.

"Subsidiary Guarantor": any Guarantor that is a Subsidiary of a Borrower.

"Supporting Obligation": any Letter of Credit Right or secondary obligation that supports the payment or performance of an Account, Chattel Paper, a document, a General Intangible, an instrument, Investment Property, or any other Collateral.

"SysComm":  as defined in the preamble hereto.

"Taxes":  as defined in Section 2.10.

"Trademarks": (A) all trademarks, trade names, corporate names, company names, business names, fictitious business names, service marks, logos, words, terms, names, symbols and devices and all combinations thereof, and all other source or business identifiers, and all goodwill of the business connected with the use thereof as symbolized thereby, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all commonlaw rights related thereto, including, without limitation, those listed on Attachment H, and (B) the right to obtain all renewals and extensions thereof.

"Trademark Licenses": all agreements, whether written or oral, providing for the grant by or to each Grantor of any right to use any Trademark, including, without limitation, those listed on Attachment H, and all renewals of extensions thereof.

"Tranche A Borrower":  as defined in the preamble hereto.

"Tranche A Facility":  as described in Section 2.3.

"Tranche A Guarantor": each of the Tranche B Borrower and its Subsidiaries, as a guarantor for Tranche A Borrower's Obligations under the Tranche A Facility, as identified in Attachment C.

"Tranche A Loan":  as defined in Section 2.2(B).

"Tranche A Loan Commencement Date":  the Closing Date.

"Tranche A Loan Finance Charge":  as defined in Section 2.3(a)(i).

"Tranche A Loan Maturity Date": either (i) Tranche A Loan Stated Maturity Date,
(ii) date on which Tranche A Loan may become or be declared due and payable pursuant to Section 8, or (iii) applicable date determined under Section 2.8.

"Tranche A Loan Stated Maturity Date":  February 28, 2003.

"Tranche A Restructuring Fee":  U.S.$200,000.

"Tranche B Borrower":  as defined in the preamble hereto.

"Tranche B Facility":  as described in Section 2.4.

"Tranche B Guarantor": the Tranche A Borrower, as a guarantor for Tranche B Borrower's Obligations under the Tranche B Facility, as identified in Attachment C.

"Tranche B Loan":  as defined in Section 2.2(C).

"Tranche B Loan Commencement Date":  the Closing Date.

"Tranche B Loan Finance Charge":  as defined in Section 2.4(a)(i).

"Tranche B Loan Maturity Date": either (i) the Tranche B Loan Stated Maturity Date, (ii) the date on which Tranche B Loan may become or be declared due and payable pursuant to Section 8, or (iii) the applicable date determined under
Section 2.8.

"Tranche B Loan Stated Maturity Date":  February 28, 2003.

"Tranche B Per Diem Charge": U.S.$11,535.21.

"Tranche B Restructuring Fee": U.S.$50,000.

"Trust":  Digital Angel Share Trust.

"Trust Agreement": the Trust Agreement of the Trust, dated as of February 28, 2002, by and between the Trustee and Tranche B Borrower.

"Trustee": Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity but solely as trustees under the Trust Agreement.

"UCC": the Uniform Commercial Code as from time to time in effect in the State of New York.

"U.S. Electrical": U.S. Electrical Products Corp, a New Jersey corporation.

"Voting Stock": securities, the holders of which are ordinarily, in the absence of contingencies, entitled to elect the corporate directors (or persons performing similar functions).

1.2 OTHER DEFINED TERMS. Terms not otherwise defined in this Agreement which are defined in the UCC shall be as defined in the UCC.

1.3 ATTACHMENTS. All attachments, exhibits, schedules and other addenda hereto, including, without limitation, attachments, are specifically incorporated herein and made a part of this Agreement.

  SECTION 2. RESTRUCTURING OF EXISTING CREDIT FACILITIES; AMOUNTS AND TERMS OF
                               CREDIT FACILITIES

2.1 NO ADDITIONAL CREDIT LINE. Subject to the terms and conditions set forth in this Agreement, on and after the Closing Date, Lender does not have the obligation to make additional Loans, other than the Loans already made under the Existing Credit Facilities.

2.2 RESTRUCTURING OF EXISTING CREDIT FACILITIES

     (A) Under the Existing Credit Facilities, Lender has made Loans to Tranche B Borrower in an aggregate principal amount equal to U.S.$82,111,481.96 as of February 14, 2002.

     (B) On the Closing Date, Tranche B Borrower will transfer to Tranche A Borrower, to own and to sell, the MAS Stock held by Tranche B Borrower after giving effect to the Merger. On the Closing Date, in consideration of receipt of the MAS Stock and subject to the terms and conditions of this Agreement, Tranche B Borrower will assign to Tranche A Borrower and Tranche A Borrower will assume from Tranche B Borrower, the rights and obligations of Tranche B Borrower under the Existing Credit Agreement in an aggregate principal amount equal to U.S.$68,000,000, which will be immediately converted into a single term loan (the "Tranche A Loan"), plus any accrued and unpaid interest thereon.

     (C) On the Closing Date, upon consummation of the transactions contemplated in Section 2.2(B) hereof, the remaining term and revolving loans under the Existing Credit Facilities, in an aggregate principal amount equal to U.S.$14,111,481.96 plus the Tranche B Per Diem Charge, will be immediately converted into a single term loan (the "Tranche B Loan"), plus any accrued and unpaid interest thereon. The Tranche B Borrower shall continue to be liable for the Tranche B Loan.

2.3 TRANCHE A FACILITY. (A) (i) The Tranche A Loan will accrue a finance charge on the Average Daily Balance thereof, from and including the Tranche A Loan Commencement Date to and including February 28, 2003, at a per annum rate equal to the lesser of (a) the Tranche A Loan Finance Charge and (b) the highest rate from time to time permitted by applicable law. If it is determined that the amounts received from Tranche A Borrower or a Tranche A Guarantor pursuant to this subclause (A) shall otherwise be in excess of the highest rate permitted by applicable law, then the amount representing such excess shall be considered reductions to principal of Loans.

          (ii) The "Tranche A Loan Finance Charge" shall be seventeen percent (17%), payable in arrears;

          (iii) If any amount owing under this Agreement (whether or not due), including, without limitation, the Tranche A Loan, is not paid on February 28, 2003, the unpaid amount thereof shall bear interest from and including March 1, 2003 to and including the date Lender receives payment thereof, at a per annum rate equal to the lesser of (a) twenty-five percent (25%) and
     (b) the highest rate from time to time permitted by applicable law. If it is determined that amounts received from Tranche A Borrower or Tranche A Guarantor were in excess of such highest rate, then the amount representing such excess shall be considered reductions to principal of Loans.

          (iv) If any amount owing under this Agreement (whether or not due), including, without limitation, the Tranche A Loan, is not paid on February 28, 2004, the unpaid amount thereof will bear interest from and including March 1, 2004 to and including the date Lender receives payment thereof, at a per annum rate equal to the lesser of (a) thirty-five percent (35%) and (b) the highest rate from time to time permitted by applicable law. If it is determined that amounts received from Tranche A Borrower or Tranche A Guarantor were in excess of such highest rate, then the amount representing such excess shall be considered reductions to principal of Loans.

          (v) Tranche A Borrower hereby agrees to pay to IBM Credit on or before December 31, 2002 the Tranche A Restructuring Fee. Tranche A Borrower also agrees to pay Lender additional charges for any returned items of payment received by Lender. Tranche A Borrower hereby acknowledges that any such charges are not interest but that such charges, if unpaid, will constitute part of the Outstanding Loans.

     (B) Tranche A Borrower shall pay the principal of the Tranche A Loan on the Tranche A Loan Maturity Date.

     (C) Tranche A Borrower shall comply with terms of the Trust Agreement.

2.4 TRANCHE B FACILITY.

     (A) (i) The Tranche B Loan shall accrue a finance charge on the Average Daily Balance thereof, from and including the Tranche B Loan Commencement Date to and including February 28, 2003, at a per annum rate equal to the lesser of
(a) the Tranche B Loan Finance Charge and (b) the highest rate from time to time permitted by applicable law. If it is determined that the amounts received from Tranche B Borrower or a Tranche B Guarantor pursuant to this subclause (A) shall otherwise be in excess of the highest rate permitted by applicable law, then the amount representing such excess shall be considered reductions to principal of Loans.

          (ii) The "Tranche B Loan Finance Charge" shall be seventeen percent (17%), payable in arrears.

          (iii) If any amount owing under this Agreement (whether or not due), including, without limitation, the Tranche B Loan, is not paid on February 28, 2003, the unpaid amount thereof will bear interest from and including March 1, 2003 to and including the date Lender receives payment thereof, at a per annum rate equal to the lesser of (a) twenty-five percent (25%) and
     (b) the highest rate from time to time permitted by applicable law. If it is determined that amounts received from the Tranche B Borrower or Tranche B Guarantor were in excess of such highest rate, then the amount representing such excess shall be considered reductions to principal of Loans.

          (iv) If any amount owing under this Agreement (whether or not due), including, without limitation, the Tranche B Loan, is not paid on February 28, 2004, the unpaid amount thereof will bear interest from and including March 1, 2004 to and including the date Lender receives payment thereof, at a per annum rate equal to the lesser of (a) thirty-five percent (35%) and
     (b) the highest rate from time to time permitted by applicable law. If it is determined that amounts received from Tranche B Borrower or Tranche B Guarantor were in excess of such highest rate, then the amount representing such excess shall be considered reductions to principal of Loans.

          (v) The Tranche B Borrower hereby agrees to pay to IBM Credit on or before December 31, 2002 the Tranche B Restructuring Fee and the Tranche B Per Diem Charge.

     The Tranche B Borrower also agrees to pay Lender additional charges for any returned items of payment received by Lender. The Tranche B Borrower hereby acknowledges that any such charges are not interest but that such charges, if unpaid, will constitute part of the Outstanding Loans.

     (B) The Tranche B Borrower shall pay the principal of the Tranche B Loan on the Tranche B Loan Stated Maturity Date.

     2.5 MANDATORY PREPAYMENTS.

     (A) Tranche A Borrower shall, within three (3) Business Days of the date of receipt of the Net Cash Proceeds by Tranche A Borrower or any of its Subsidiaries from the Permitted Disposition of MAS Stock or any other assets or property or any Recovery Events of Tranche A Borrower or such Subsidiary, apply one hundred percent (100%) of such Net Cash Proceeds to the Obligations in the following order: (i) first, to any outstanding Loan Expenses, (ii) second, to any outstanding interest in respect of the Outstanding Tranche A Loan, (iii) third, to any outstanding interest in respect of the Outstanding Tranche B Loan,
(iv) fourth, to the aggregate principal amount of the Outstanding Tranche A Loan, (v) fifth, to the aggregate principal amount of the Outstanding Tranche B Loan, and (vi) sixth, to any outstanding interest and principal in respect of any other outstanding loans or extensions of credit made to any Subsidiary of either Borrower to Lender, provided that Net Cash Proceeds from any Recovery Events shall not be required to be so applied to the extent that such Net Cash Proceeds are used to repair or replace assets employed in the business of Tranche A Borrower or its Subsidiaries within one hundred and twenty (120) days of receipt thereof, but if such Net Cash Proceeds are not so used, such Net Cash Proceeds shall be applied as set forth above in this Section 2.5(A) on the earlier of (x) the 121st day after receipt of such Net Cash Proceeds and (y) the date on which Tranche A Borrower has determined that such Net Cash Proceeds shall not so be used.

     (B) Tranche B Borrower shall, within three (3) Business Days of the date of receipt of the Net Cash Proceeds by Tranche B Borrower or any of its Subsidiaries from the Permitted Disposition of any assets or property or any Recovery Events (other than the sale by any Tranche B Borrower or any Subsidiary of inventory in the ordinary course of business) of Tranche B Borrower or such Subsidiary, apply one hundred percent (100%) of such Net Cash Proceeds to the Obligations in the following order: (i) first, to any outstanding Loan Expenses,
(ii) second, to any outstanding interest in respect of the Outstanding Tranche B Loan, (iii) third, to any outstanding interest in respect of the Outstanding Tranche A Loan, (iv) fourth, to the aggregate principal amount of the Outstanding Tranche B Loan, (v) fifth, to the aggregate principal amount of the Outstanding Tranche A Loan, and (vi) sixth, to any outstanding interest and principal amount in respect of any other loans or other extensions of credit made to a Subsidiary of a Borrower to Lender, provided that Net Cash Proceeds from any Recovery Events shall not be required to be so applied to the extent that such Net Cash Proceeds are used to repair or replace assets employed in the business of Tranche B Borrower or its Subsidiaries within one hundred and twenty
(120) days of receipt thereof, but if such Net Cash Proceeds are not so used, such Net Cash Proceeds shall be applied as set forth above in this Section 2.5(B) on the earlier of (x) the one hundred twenty one (121) days after receipt of such Net Cash Proceeds and (y) the date on which Tranche B Borrower has determined that such Net Cash Proceeds shall not so be used.

2.6 OPTIONAL PREPAYMENTS.

     (A) A Borrower may at any time prepay, without notice or penalty, in whole or in part, amounts owed under this Agreement. Lender may apply payments made to it (whether by an Applicable Borrower or by any other Person on behalf of an Applicable Borrower) to pay finance charges and other amounts owing under this Agreement by such Borrower first and then to the principal amount owed by such Borrower.

     (B) Any amount prepaid or repaid to Lender with respect to Tranche A Loan and Tranche B Loan may not be reborrowed by a Borrower.

2.7 APPLICATION OF PAYMENTS. Each Borrower hereby agrees that all checks and other instruments delivered to Lender on account of such Borrower's Obligations shall constitute conditional payment until such items are actually collected by Lender. If any Borrower fails to provide direction to Lender as to how any optional prepayment made under Section 2.6 hereof should be applied, Lender shall have the right to apply and reapply any and all such payments to such Borrower's Obligations in such manner as Lender may deem advisable in its sole discretion.

2.8 MATURITY DATE; EXTENSION OF MATURITY DATE. This Agreement shall remain in force until the Maturity Date. Assuming no Default or Event of Default has occurred or is continuing, (A) on or prior to the Stated Maturity Date, if (i) any and all outstanding Loan Expenses, (ii) any and all outstanding interest due as of such date, and (iii) forty percent (40%) of the principal amount of the Loans are repaid, then the Maturity Date shall be automatically extended to February 28, 2004; (B) if (i) any and all outstanding Loan Expenses, (ii) any and all outstanding interest due as of such date, and (iii) at least an additional forty percent (40%) of the original principal amount of the Loans are repaid by February 28, 2004, then the Maturity Date shall be automatically extended to February 28, 2005; (C) any Outstanding Loan owing at February 28, 2005 must be repaid by August 31, 2005; and (D) if the Borrowers fail to meet any minimum annual principal reduction set forth in clauses (A) and (B) of this
Section 2.8, then all of the Outstanding Loans will become due and payable at the end of the calendar year in which such failure to meet such reduction occurs.

2.9 CURRENCY. All payments by either Borrower pursuant to this Agreement shall be in U.S. Dollars.

2.10 TAXES. (A) All payments made by a Loan Party under any Restructuring Document shall be made free and clear of, and without deduction or withholding for or on account of, any and all present or future United States federal, state and local and foreign taxes (including net income, gross income, franchise, value added, ad valorem, gross receipts, leasing, excise, fuel, excess profits, sales, use, employment, property (personal or real, tangible or intangible) and stamp taxes), levies, imposts, duties, charges, assessments, or withholdings of any nature whatsoever imposed by any Governmental Authority, general or special, ordinary or extraordinary, now existing or hereafter created or adopted, together with any and all interest, penalties, fines, additions to tax and interest thereon now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (collectively, "Taxes"), excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on by the jurisdiction in which Lender is organized (or a political subdivision thereof) or is currently carrying on business (other than any such connection arising solely from Lender having executed, delivered or performed its obligations or received a payment under, or enforced, any Restructuring Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, assessments, deductions or withholdings ("Non-Excluded Taxes") or Other Taxes are required to be withheld from any amounts payable to Lender pursuant to any provision of any Restructuring Document, the amounts so payable to Lender shall be increased to the extent necessary to yield to Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement.

     (B) In addition, each Loan Party shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

     (C) Whenever any Non-Excluded Taxes or Other Taxes are payable by a Loan Party, as promptly as possible thereafter such Loan Party shall send to Lender a certified copy of an original official receipt received by such Loan Party showing payment thereof. If a Loan Party fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to Lender required receipts or other required documentary evidence, such Loan Party shall indemnify Lender for any incremental Taxes, interest or penalties that may become payable by Lender as a result of any such failure. Such Loan Party shall make any and all payments required pursuant to the immediately preceding sentence within fifteen (15) days after written demand therefor from Lender.

     (D) The Loan Parties shall indemnify Lender for the full amount of Non-Excluded Taxes and Other Taxes (including any Non-Excluded Taxes and Other Taxes payable pursuant to this Section 2.10) paid by Lender and any liability arising therefrom or with respect thereto, whether or not such Non-Excluded Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within fifteen (15) days after written demand therefor from Lender.

     (E) The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.11 LOCKBOX AND SPECIAL ACCOUNT. Tranche B Borrower shall and shall cause each Domestic Subsidiary to establish and maintain Lockbox(es) (each, a "Lockbox") at the address(es) set forth in Attachment A with the financial institution(s) listed in Attachment A (each, a "Bank") pursuant to an agreement between Tranche B Borrower, each Domestic Subsidiary and each Bank in form and substance satisfactory to IBM Credit. Tranche B Borrower shall also establish and maintain a deposit account, which shall contain only proceeds, including Net Cash Proceeds from Permitted Disposition or Recovery Event, of Tranche B Borrower's and its Domestic Subsidiaries' Accounts ("Special Account") with each Bank. Tranche B Borrower and each Domestic Subsidiary shall enter into and maintain a contingent blocked account agreement with each Bank for the benefit of IBM Credit in form and substance satisfactory to IBM Credit pursuant to which, among other things, such Bank shall agree that disbursements from the Special Account shall be made only as IBM Credit shall direct.

2.12 REIMBURSEMENT FOR CHARGES. Tranche B Borrower agrees to pay for all costs and expenses of its and its Domestic Subsidiaries' bank(s) in respect to collection of checks and other items of payment, all fees relating to the use and maintenance of the Lockbox(es) and the Special Account(s) and with respect to remittances of proceeds of the Loans hereunder.

2.13 COLLECTIONS. Tranche B Borrower shall instruct and shall cause each Domestic Subsidiary to (A) instruct all Account debtors or buyers from Permitted Disposition to remit payments directly to a Lockbox and (B) remit all Net Cash Proceeds from any Permitted Disposition or Recovery Event directly to a Lockbox. In addition, Tranche B Borrower shall have and shall cause each Domestic Subsidiary to have such instruction printed in conspicuous type on all invoices. Tranche B Borrower shall instruct and shall cause each Domestic Subsidiary to instruct such Bank to deposit all remittances to such Bank's Lockbox into its Special Account. Tranche B Borrower further agree that it shall not and shall cause each Domestic Subsidiary not to deposit or permit any deposits of funds other than remittances paid in respect of the Accounts or Permitted Dispositions into the Special Account(s) or permit any commingling of funds with such remittances in any Lockbox or Special Account.

Without limiting Tranche B Borrower's foregoing obligations, if, at any time, Tranche B Borrower or any of its Domestic Subsidiaries receives a remittance directly from an Account debtor or asset buyer, then such Borrower shall make and shall cause each Domestic Subsidiary to make entries on its books and records in a manner that shall reasonably identity such remittances and shall keep a separate account on its record books of all remittances so received and deposit the same into a Special Account. Until so deposited into the Special Account, Tranche B Borrower shall keep and shall cause each Domestic Subsidiary to keep all remittances received in respect of Accounts separate and apart from such Borrower's and each Domestic Subsidiary's other property so that they are capable of identification as the proceeds of Accounts in which IBM Credit has a security interest.

                        SECTION 3. SECURITY; COLLATERAL

3.1 GRANT.

     (A) To secure full and punctual payment and performance of the Obligations when due (whether at the stated maturity, by acceleration or otherwise) of Tranche A Borrower and Tranche B Borrower, each Tranche A Borrower, Tranche B Borrower and each of their respective Subsidiaries and Guarantors (other than MAS and its Subsidiaries), as applicable, grant to IBM Credit a prior (subject only to Permitted Liens) security interest in all of such Person's right, title and interest in, to and under all personal property and fixtures, whether now owned or hereafter acquired or existing and wherever located, including but not limited to such Person's rights, title and interest in, to and under:

          (i) all goods, including Inventory and Equipment, and all parts thereof, attachments, accessories and accessions thereto, products thereof and documents therefor;

          (ii) all Accounts, contract rights, Chattel Paper, negotiable instruments, promissory notes, instruments, obligations of any kind owing to such Loan Party, as applicable, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services;

          (iii) all General Intangibles (including without limitation, Payment Intangibles);

          (iv) all Commercial Tort Claims set forth on Attachment S;


          (v) all Intellectual Property;

          (vi) all Investment Property (including, without limitation, (x) the MAS Stock and (y) the "Pledged Collateral" (as defined in the Stock Pledge Agreement));

          (vii) all Pledged Notes;

          (viii) all Letter-of-Credit Rights;

          (ix) all Supporting Obligations;

          (x) all Deposit Accounts (including, without limitation, all "Bank Accounts" as defined in the Contingent Blocked Account Agreement);

          (xi) all other obligations of any kind owing to such Loan Party or such Guarantor, as applicable, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services;

          (xii) all books, invoices, documents and other records pertaining to the Collateral;

          (xiii) all rights now or hereafter existing in and to all mortgages, security agreements, leases or other contracts securing or otherwise relating to any of the foregoing;

          (xiv) all Net Cash Proceeds from any Permitted Disposition or Recovery Event; and

          (xv) all substitutions and replacements for all of the foregoing, all assets of such Loan Party and such Guarantor and all products or proceeds of any and/or all of the foregoing, all collateral security and guarantees given by any Person with respect to any and/or all of the foregoing and, to the extent not otherwise included, all payments under insurance or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing.

All of the above assets shall be collectively defined herein as the "Collateral." Each Loan Party and each other Guarantor covenants and agrees with IBM Credit that: (a) the security constituted to by this Agreement is in addition to any other security from time to time held by IBM Credit and (b) the security hereby created is a continuing security interest and will cover and secure the payment of all Obligations both present and future of Tranche A Borrower and Tranche B Borrower and each other Loan Party and each other Guarantor to IBM Credit.

3.2 FURTHER ASSURANCES. Each Loan Party granting a security interest in the Collateral hereunder shall, from time to time upon the request of Lender, execute and deliver to Lender, or cause to be executed and delivered, at such time or times as Lender may request such other and further documents, certificates, consents, records and instruments that Lender may reasonably deem necessary to perfect and maintain perfected Lender's security interests in the Collateral, including without limitation, to grant to Lender in writing a security interest in any Commercial Tort Claims arising from time to time and in the proceeds thereof and act as further required by Section 6.17 and in order to fully consummate all of the transactions contemplated under this Agreement and the other Restructuring Documents. Applicable Borrower shall make appropriate entries on its books and records disclosing Lender's security interests in the Collateral.

3.3 POWER OF ATTORNEY. Each Loan Party granting a security interest in the Collateral hereunder hereby irrevocably appoints Lender, with full power of substitution, as its true and lawful attorneyinfact with full power, in good faith and in compliance with commercially reasonable standards, in the discretion of Lender, to:

     (A) sign the name of such Loan Party on any document or instrument that Lender shall deem necessary or appropriate to perfect and maintain perfected the security interest in the Collateral contemplated under this Agreement and the other Restructuring Documents;

     (B) file UCC1 financing statements, continuation statements or any amendments thereto, relative to all or any part of the Collateral without the signature of such Grantor where permitted by law, to perfect the security interest in the Collateral contemplated under the Restructuring Documents;

     (C) direct Banks to pay IBM Credit directly any proceeds that are in or come into any Special Account as directed by IBM Credit;

     (D) endorse the name of such Loan Party upon any of the items of payment of proceeds and deposit the same in the account of Lender for application to the Obligations; and

     (E) upon the occurrence and during the continuance of an Event of Default:

          (i) demand payment, enforce payment and otherwise exercise all such Loan Party's rights and remedies with respect to the collection of any Accounts or Chattel Paper;

          (ii) settle, adjust, compromise, extend or renew any Accounts or Chattel Paper;

          (iii) settle, adjust or compromise any legal proceedings brought to collect any Accounts or Chattel Paper;

          (iv) sell or assign any Accounts upon such terms, for such amounts and at such time or times as Lender may deem advisable;

          (v) discharge and release any Accounts or Chattel Paper;

          (vi) prepare, file and sign such Loan Party's name on any proof of claim in bankruptcy or similar document against any Account debtor;

          (vii) prepare, file and sign such Loan Party's name on any notice of lien, claim of mechanic's lien, assignment or satisfaction of lien or mechanic's lien, or similar document in connection with any Accounts;

          (viii) endorse the name of such Loan Party upon any Chattel Paper, document, instrument. invoice, freight bill, bill of lading or similar document or agreement relating to any Account or goods pertaining thereto;

          (ix) endorse the name of such Loan Party upon any of the items of payment of proceeds, checks or bankers drafts and deposit the same in the account of Lender for application to the Obligations;

          (x) sign the name of such Loan Party to requests for verification of Accounts and notices thereof to Account debtors;

          (xi) sign the name of such Loan Party on any document or instrument that Lender shall deem necessary or appropriate to enforce any and all remedies it may have under this Agreement, at law or otherwise;

          (xii) make, settle and adjust claims under the Policies with respect to the Collateral and endorse such Loan Party's name on any check, draft, instrument or other item of payment of the proceeds of the Policies with respect to the Collateral; and

          (xiii) take control in any manner of any term of payment or proceeds and for such purpose to notify the postal authorities to change the address for delivery of mail addressed to such Loan Party to such address as Lender may designate. Lender agrees that in the event Lender exercises the power granted in this clause (xiii), Lender shall promptly forward to such Loan Party all mails other than any payments or proceeds.

With respect to the foregoing and the grant of the security interest hereunder, each Loan Party hereby authorizes Lender to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of such Loan Party where permitted by law. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. Each Loan Party shall furnish to Lender from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Lender may reasonably request, all in reasonable detail.

The power of attorney granted by this Section is for value and coupled with an interest and is irrevocable so long as this Agreement is in effect or any Obligations remain outstanding. Nothing done by Lender pursuant to such power of attorney will reduce any of any and/or all Loan Party's Obligations other than such Loan Party's payment Obligations to the extent Lender has received monies.

3.4 COMMUNICATIONS WITH OBLIGORS; GRANTOR REMAINS LIABLE. (A) Lender in its own name or in the name of others may at any time communicate with obligors under the Accounts to verify with them to Lender's satisfaction the existence, amount and terms of any Accounts.

     (B) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Lender shall not have any obligation or liability under any Accounts (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by Lender of any payment relating thereto; Lender shall not be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Accounts (or any agreement giving rise thereto) to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

3.5 PROCEEDS TO BE TURNED OVER TO LENDER. (A) Whether or not any Event of Default shall occur and/or be continuing, any and all cash dividends, distributions or other Net Cash Proceeds received by any Borrower and/or any relevant Grantor in respect of any Investment Property (including, without limitation, any MAS Stock) and (B) if any Event of Default shall occur and/or be continuing, all other proceeds received by any Borrower and/or any relevant Grantor consisting of cash, checks and other nearcash items shall be held by such Borrower or such other Grantor in trust for Lender, segregated from other funds of such Borrower or such other Grantor, and shall, forthwith upon receipt by such Borrower or such other Grantor, be turned over to Lender in the exact form received by such Borrower or such other Grantor (duly indorsed by each Borrower or such other Grantor to Lender, if required). All proceeds received by Lender hereunder shall be held by Lender in a Collateral Account maintained under its sole dominion and control. All proceeds while held by Lender in a Collateral Account (or by a Borrower or such other Grantor in trust for IBM Credit) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 2.7.

3.6 REMEDIES. (A) (i) Upon the occurrence and during the continuance of any Event of Default which has not been waived in writing by Lender, Lender shall have the rights set forth in the Trust Agreement and the right to sell, lease, or otherwise Dispose of all or any part of the Collateral, whether in its then condition or after further preparation or processing, in the name of any applicable Loan Party or Lender, or in the name of such other party as Lender may designate, either at public or private sale or at any broker's board, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such other terms and conditions as Lender in its sole discretion may deem advisable, and Lender shall have the right to purchase at any such sale.

          (ii) If Lender, in its sole discretion, determines that any of the Collateral requires rebuilding, repairing, maintenance or preparation, Lender shall have the right, at its option, to do such of the aforesaid as it deems necessary for the purpose of putting such Collateral in such saleable form as Lender shall deem appropriate. Each Borrower and each Subsidiary Grantor hereby agrees that any disposition by Lender of any Collateral pursuant to and in accordance with the terms of a repurchase agreement between Lender and the manufacturer or any supplier of such Collateral constitutes a commercially reasonable sale. Each Borrower and each Subsidiary Grantor agrees, at the request of Lender, to assemble the Collateral and to make it available to IBM Credit at places which IBM Credit shall select, whether at the premises of a Borrower or such applicable Subsidiary Grantor or elsewhere, and to make available to Lender the premises and facilities of such Borrower or such applicable Subsidiary Grantor for the purpose of Lender's taking possession of, removing or putting such Collateral in saleable form. If notice of intended disposition of any Collateral is required by law, it is agreed that five
     (5) Business Days notice shall constitute reasonable notification.

     (B) Unless expressly prohibited by the licensor thereof, if any, Lender is hereby granted, upon the occurrence and during the continuance of any Event of Default which has not been waived in writing by Lender, an irrevocable, nonexclusive license to use, assign, license or sublicense all computer software programs, data bases, processes and materials used by Borrowers or such applicable Subsidiary Grantor in its businesses or in connection with any of the Collateral.

     (C) The net cash proceeds resulting from Lender's exercise of any of the foregoing rights (after deducting all charges, costs and expenses, including reasonable attorneys' fees) shall be applied by Lender to the payment of such Borrower's Obligations and the obligations of each applicable Loan Party to IBM Credit, whether due or to become due, in such order as IBM Credit may in it sole discretion elect. Each Borrower and each applicable Subsidiary Grantor shall remain liable to IBM Credit for any deficiencies, and Lender in turn agrees to remit to such Borrower and each applicable Subsidiary Grantor or its successors or assigns, any surplus resulting therefrom.

     (D) If an Event of Default shall occur and be continuing and Lender shall give notice of its intent to exercise such rights to Applicable Borrower and each applicable Subsidiary Grantor, (i) Lender shall have the right to receive any and all distributions, payments or other Net Cash Proceeds paid in respect of any Permitted Disposition or Recovery Event and make application thereof to the Obligations in such order as Lender may determine, and (ii) any or all of the Investment Property pledged hereunder shall be registered in the name of Lender or its nominee, and Lender or its nominee may thereafter exercise (a) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders (or other owners of Equity Interests) of the relevant Issuer or Issuers or otherwise and (b) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate (or organizational) structure of any Issuer, or upon the exercise by a Borrower or each applicable Grantor or Lender of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as Lender may determine), all without liability except to account for property actually received by it, but Lender shall have no duty to such Borrower or such applicable Subsidiary Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

     (E) Each Applicable Borrower and each of its applicable Subsidiary Grantors hereby authorizes and instructs each Issuer of any Investment Property pledged by such Borrower or such applicable Subsidiary Grantors hereunder to (i) comply with any instruction received by it from Lender in writing that (a) states that an Event of Default has occurred and is continuing and (b) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Borrower or such applicable Subsidiary Grantors, and each Borrower and each applicable Subsidiary Grantor agrees that each Issuer shall be fully protected in so complying and (ii) unless otherwise expressly permitted hereby, pay any dividends, distributions or other payments with respect to such Investment Property directly to Lender.

     (F) If IBM Credit shall determine to exercise its right to sell any or all of the Pledged Interests pursuant to this Agreement, and if in the opinion of IBM Credit it is necessary or advisable to have the Pledged Interests, or that portion thereof to be sold, registered under the provisions of the Securities Act, each Applicable Borrower and its respective Subsidiaries, as applicable, will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of IBM Credit, necessary or advisable to register the Pledged Interests, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one
(1) year from the date of the first (1st) public offering of the Pledged Interests, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of IBM Credit, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the SEC applicable thereto. Each Loan Party agrees to cause such Issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which IBM Credit shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

     (G) Each Applicable Borrower and its respective Subsidiaries, as applicable, recognizes that IBM Credit may be unable to effect a public sale of any or all the Pledged Interests, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Tranche A Borrower and Tranche B Borrower and each applicable Subsidiary Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. IBM Credit shall be under no obligation to delay a sale of any of the Pledged Interests for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

     (H) Each Borrower and each applicable Subsidiary Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Interests pursuant to this Section 3.6 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Borrower and each applicable Subsidiary Grantor further agrees that a breach of any of the covenants contained in this Section 3.6 will cause irreparable injury to Lender and that Lender has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 3.6 shall be specifically enforceable against each such Borrower or such applicable Subsidiary Grantor, and each Borrower and each applicable Subsidiary Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under this Agreement.

     (I) The enumeration of the foregoing rights is not intended to be exhaustive and the exercise of any right shall not preclude the exercise of any other rights, including those under Section 8.3 of this Agreement and under the Trust Agreement, all of which shall be cumulative.

     (J) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by this Agreement, then IBM Credit, at the request and sole expense of such grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral.

     (K) The provisions of this Section 3 will survive the termination of this Agreement until the indefeasible payment in full and satisfaction of the Obligations.

3.7 AMENDMENT AND RESTATEMENT OF STOCK PLEDGE AGREEMENT AND COLLATERALIZED GUARANTY. The provisions of the Stock Pledge Agreement and the Collateralized Guaranty with respect to the "Pledged Collateral" and the "Collateral", respectively, are hereby amended and restated by this Section 3 and all other provisions of this Agreement applicable to Investment Property and all other Collateral, respectively; provided that all obligations, liens and security interests created and existing under each of the Stock Pledge Agreement and the Collateralized Guaranty are continued hereunder, remain in full force and effect and are not discharged, paid, satisfied or cancelled hereunder. Each of the Loan Parties party to such agreements hereby ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each such agreement and hereby ratifies and reaffirms any guaranty and/or grant of security interests and Liens and confirms and agrees that such security interests and Liens hereafter secure all of the Obligations as amended hereby, provided that the parties hereto hereby agree that nothing herein shall be deemed to modify the maximum amount of liability of SysComm under the Stock Pledge Agreement or the SysComm Guaranty.

3.8 RATIFICATION OF OBLIGATIONS UNDER CONTINGENT BLOCKED ACCOUNT AGREEMENT. Each of the Loan Parties party to the Contingent Blocked Account Agreement, hereby ratifies and reaffirms all of its obligations, contingent or otherwise, under the Contingent Blocked Account Agreement.

                        SECTION 4. CONDITIONS PRECEDENT

4.1 CONDITIONS PRECEDENT TO THE EFFECTIVENESS OF THIS AGREEMENT. Conditions precedent to restructuring the Existing Credit Facilities will include, without limitation, satisfaction of the following conditions as of the Closing Date (unless otherwise waived in writing by IBM Credit):

     (A) Agreements; Merger. (i) This Agreement and all other Restructuring Documents shall have been duly executed and delivered by each Borrower, each Guarantor, and each of Messrs. Richard J. Sullivan, Garrett A. Sullivan and Jerome C. Artigliere, as applicable, (ii) the Merger shall have been consummated on terms and conditions satisfactory to Lender and (iii) the transactions contemplated in Section 2.2(B) hereof and the Trust Agreement shall have been consummated;

     (B) Legal Opinions. (i) Favorable opinions of counsel for Borrowers and each of their respective Subsidiaries in substantially the form of Attachment E shall have been delivered to Lender, and (ii) favorable opinions of counsel for Tranche B Borrower delivered in connection with the Merger shall be in form satisfactory to Lender;

     (C) Officers' Certificates. Lender shall have received a certificate of the secretary or an assistant secretary of each Loan Party substantially in the form and substance of Attachment F hereto, certifying that, among other items, (i) each Loan Party is duly organized under the laws of the State of its organization or incorporation and has its principal place of business as stated therein, (ii) each Loan Party is registered to conduct business in specified states and localities, (iii) true and complete copies of the articles of incorporation, or corresponding organizational documents, as applicable, and bylaws of each Loan Party are delivered therewith, together with all amendments and addenda thereto as in effect on the date thereof, (iv) the resolutions as stated in such certificate is a true, accurate and compared copy of the resolutions adopted by each Loan Party's Board of Directors or, if such Loan Party is a limited liability company, trust or other legal entity, by such Loan Party's authorized members, trustees or other applicable Persons, authorizing the execution, delivery and performance of each Restructuring Document executed and delivered in connection herewith and the transactions contemplated hereby and thereby, and

(v) the names and true signatures of the officers of each Loan Party authorized to sign each Restructuring Document;

     (D) Organization; Good Standing. Except with respect to any Inactive Subsidiary or U.S. Electrical, Lender shall have received certificates dated as of a recent date from the Secretary of State or other appropriate authority evidencing (i) the good standing of each Borrower and each other Loan Party and MAS in the jurisdiction of its organization and in each other jurisdiction where the ownership or lease of its property or the conduct of its business requires it to qualify to do business, (ii) a true and correct copy of the charter or other organizational documents of each Borrower and each other Loan Party and MAS and each amendment filed thereto, and (iii) payment of all franchise and other applicable taxes by or on behalf of such Person due on or before the date of such Certificates;

     (E) Pro Forma Balance Sheet; Financial Statements. Lender shall have received (i) the Pro Forma Balance Sheet, statements of income and cash flows, including EBITDA and other operating data, for the Borrowers for the 2002 fiscal year, (ii) forecasts of financial performance of the Borrowers and their Subsidiaries, (iii) applicable Compliance Certificates and (iv) unaudited consolidated financial statements of Loan Parties (other than any Inactive Subsidiary) for each fiscal month and quarterly period ended as requested by IBM Credit as to which such financial statements are available, and such financial statements shall, in the reasonable judgment of IBM Credit, reflect any material adverse change in the consolidated financial condition of each Borrower;

     (F) Approvals; Consents. Lender shall have received copies of all approvals and consents (including landlords' and other consents) from any Person, in each case in form and substance satisfactory to IBM Credit, which are required to enable each Borrower to authorize, or required in connection with, (i) the execution, delivery and performance of each of the Restructuring Documents (including, without limitation, in connection with the Merger), and (ii) the legality, validity, binding effect and enforceability of each of the Restructuring Documents;

     (G) Lockbox Agreements. A lockbox agreement shall have been executed by Tranche B Borrower, each other Grantor (other than Tranche A Borrower) and each Bank, in form and substance satisfactory to IBM Credit;

     (H) Amendment to Contingent Blocked Account Agreement. The Amendment to Contingent Blocked Account Agreement, dated as of March 9, 2001 (the "Amended Contingent Blocked Account Agreement"), in form and substance satisfactory to IBM Credit, shall have been duly executed by the parties thereto and delivered to IBM Credit;

     (I) Subordination Agreements. Lender shall have received duly executed copies of intercreditor and subordination agreements ("Intercreditor Agreements"), in form and substance satisfactory to IBM Credit, executed by each other secured creditor of Borrowers;

     (J) Deposit Account Control Agreements. IBM Credit shall have received duly executed copies of each Deposit Account Control Agreement with respect to each Deposit Account not covered by the Amended Contingent Blocked Account Agreement.

     (K) Lien Searches. IBM Credit shall have received the results of a recent lien search in each of the jurisdictions where each Borrower and its respective Subsidiaries are located and where assets of each Borrower and its respective Subsidiaries are located, and such search shall reveal no liens on any of the assets of Borrowers or their respective Subsidiaries except for liens permitted by Section 7.2 or discharged on or prior to the Closing Date pursuant to documentation satisfactory to IBM Credit;

     (L) Fees. All fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of Jones, Day, Reavis & Pogue, legal counsel to IBM Credit) shall have been paid, on or before the Closing Date;

     (M) UCC Financing Statements. IBM Credit shall have received (i) stamped receipt copies of UCC financing statements or amendments thereto, to the extent necessary, originals of which have been duly filed, registered or recorded in each jurisdiction reasonably requested by IBM Credit, duly authorized by each Grantor and (ii) any document or other instrument creating or continuing in favor of IBM Credit a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 7.2), in proper form for filing, registration or recordation; all consents and authorizations to prefile such UCC financing statements shall have been granted to IBM Credit from each Grantor;

     (N) Amendment to Form S1 Registration Statement. The Form S1 Registration Statement filed by the Tranche B Borrower with the SEC on February 8, 2002 shall have been amended to the satisfaction of IBM Credit.

     (O) Control of Collateral.


          (i) To the extent not otherwise "controlled" (within the meaning of the UCC) by IBM Credit on or prior to the Closing Date, in the case of Investment Property, electronic Chattel Paper, Collateral in possession of a third party bailee, Deposit Accounts or any other relevant Collateral, each Borrower and each applicable Grantor shall (a) have entered into a control agreement with IBM Credit to enable IBM Credit to obtain "control" (within the meaning of the UCC) with respect thereto and (b) if applicable, have obtained consent and acknowledgement of bailee that IBM Credit has "control" (within the meaning of the UCC) of the applicable Collateral.

          (ii) (a) To the extent not otherwise held by IBM Credit on or prior to the Closing Date, the certificates representing the shares of Capital Stock pledged by any Grantor pursuant to each applicable Restructuring Document, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof, shall have been delivered to IBM Credit and (b) each promissory note (if any) pledged to IBM Credit pursuant to each applicable Restructuring Document endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

     (P) Other Documents. Lender shall have received all statements, certificates, documents, instruments, financing statements, agreements and information set forth in certain Attachments hereto;

     (Q) Further Assurances. Lender shall have received all such other statements, certificates, documents, instruments, financing statements, opinions, agreements and other information with respect to the matters contemplated by this Agreement as IBM Credit shall have reasonably requested;

     (R) Insurance. Lender shall have received insurance certificates with respect to the real and personal properties of each Borrower and its Subsidiaries satisfactory to IBM Credit; and

     (S) Employee Consent. Each Employee (as such term is defined in each respective Employment Agreement) shall have consented to the provisions of
Section 7.7 of this Agreement.



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

     (T) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Restructuring Documents shall be true and correct on and as of the Closing Date.

     (U) No Default. No Default or Event of Default shall have occurred and be continuing on the Closing Date.

     (V) Issuer Consent. Each Issuer shall have consented to the applicable provisions of Section 3.6(E) and Section 6.19(C).


     (W) MAS Continuing Directors. The Continuing Directors of MAS shall be satisfactory to Lender as of the Closing Date, after giving effect to the Merger and the transactions contemplated thereby.

     (X) Charter Amendment. The resolutions attached hereto as Attachment J (the "Charter Amendment") shall have been duly adopted by the Board of Directors of MAS.

     (Y) Warrant. The "Purchase Price" set forth and defined in that certain Stock Purchase Warrant, dated as of April 10, 2001, and in the form attached hereto as Attachment T and issued by ADS to IBM Credit, shall be amended to be $0.15 per share in consideration of the amendments provided in this Agreement.

     (Z) Information to Ernst & Young. Ernst & Young, as special consultant to Jones, Day, Reavis & Pogue, shall have received all information requested of the Borrowers, MAS and their respective Subsidiaries on or before the Closing Date.

     (AA) The By-laws of MAS shall have been duly amended to incorporate the provisions of the Charter Amendment.

                   SECTION 5. REPRESENTATIONS AND WARRANTIES

To induce Lender to enter into this Agreement, each Borrower and each other Loan Party (other than any Inactive Subsidiary, unless otherwise expressly noted herein) represents and warrants to Lender as follows:

5.1 ORGANIZATION AND QUALIFICATIONS. Each Loan Party and each of its respective Subsidiaries (A) is duly organized, validly existing and (except for U.S. Electrical) in good standing, in the exact names set forth in this Agreement or Attachment K hereto, as applicable, under the laws of the jurisdiction of its organization, (B) has the corporate or other power and authority, and the legal right, to own its properties and assets, to lease the property it operates as a lessee and to transact the businesses in which it presently is engaged, and (C) is in compliance with all Requirements of Law. Except as disclosed to IBM Credit by each Loan Party in writing from time to time after the Closing Date, Attachment K hereto sets forth the name and jurisdiction of organization of each Subsidiary and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by such Loan Party. Except as set forth on Attachment K, there are no other Subsidiaries of Loan Parties. There are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors' qualifying shares) of any nature relating to any Capital Stock of any Loan Party or any of its Subsidiaries, except as created by each Restructuring Document. The Tranche A Borrower is and has at all time been operated in compliance with the Trust Agreement. The failure of U.S. Electrical to be in good standing under the laws of the jurisdiction of its organization will not result in a Material Adverse Effect.

5.2 RIGHTS IN COLLATERAL; PRIORITY OF LIENS. Each Grantor (including any Inactive Subsidiary) signatory hereto owns the property granted by it, as Collateral to IBM Credit, free and clear of any and all Liens in favor of third parties except for the Liens otherwise permitted pursuant to Section 7.2. The Liens granted by each Grantor signatory hereto pursuant to each Restructuring Document and the Guaranties in the Collateral constitute the valid and enforceable first, prior and perfected Liens on the Collateral, except to the extent any Liens that are prior to IBM Credit's Liens are (A) the subject of an Intercreditor Agreement or (B) Purchase Money Security Interests in products of a brand that is not financed by IBM Credit.

5.3 FINANCIAL CONDITION. The projections and Pro Forma financial statements of each Borrower and its consolidated Subsidiaries referenced above have been prepared on the basis of the assumptions accompanying them (which assumptions are believed by management of such Borrower to be reasonable at the time made) and reflect, as of the date hereof, Borrower's good faith projections of such Borrower's reasonable analysis of the matters set forth therein based on such assumptions.

5.4 NO CHANGE. Since October 1, 2001, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

5.5 NO CONFLICTS. The execution, delivery and performance by each Loan Party of each of the Restructuring Documents to which it is a party and the restructuring of Existing Credit Facilities hereunder and thereunder (A) are within its power and authority and legal right; (B) are duly authorized by all necessary organizational actions; (C) are not in contravention in any respect of any Requirement of Law or any indenture, contract, lease, agreement, instrument or other commitment to which it is a party or by which it or any of its properties are bound; (D) do not require the consent, registration or approval of any Governmental Authority or any other Person (except such as have been duly obtained, made or given, and are in full force and effect); and (E) will not, except as contemplated herein, result in the imposition of any Liens upon any of its properties. Each Restructuring Document has been duly executed and delivered on behalf of each Loan Party that is a party to such Restructuring Document. No Requirement of Law or Contractual Obligation applicable to any Loan Party or any of its Subsidiaries (other than any Inactive Subsidiary) could reasonably be expected to have a Material Adverse Effect.

5.6 ENFORCEABILITY. All of the Restructuring Documents executed and delivered by each Loan Party which is a party thereto in connection herewith are the legal, valid and binding obligations of such Loan Party, and are enforceable in accordance with their terms, except as such enforceability may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting creditors' rights generally or the general equitable principles relating thereto; provided, however, that such laws shall not materially interfere with the practical realization of the benefit of the Restructuring Documents or the Liens created thereby, except for
(A) possible delay, (B) situations that may arise under Chapter 11 of the Bankruptcy Code and (C) equitable orders of Bankruptcy court.

5.7 LOCATIONS OF OFFICES, RECORDS AND INVENTORY. (A) (i) The location (within the meaning of Article 9 of the UCC) of each Grantor (including any Inactive Subsidiary), (ii) the addresses of the principal place of business and chief executive office of each Grantor (including any Inactive Subsidiary) where such Grantor is duly qualified and is authorized to do business and is in good standing in each jurisdiction where it owns, leases or operates property or presently is engaged in business and in each case is required to be so qualified, and (iii) an organizational identification number for each Grantor (including any Inactive Subsidiary), which is located in a jurisdiction which issues such a number and which requires the inclusion of such a number on UCC financing statements filed therein in respect of such Grantors are as set forth on Attachment K hereto or on any notice provided by each Grantor to IBM Credit pursuant to Section 6.8(C) of this Agreement. The books and records of each Grantor (including any Inactive Subsidiary) and all of its Chattel Paper (other than the Chattel Paper delivered to IBM Credit pursuant to Section 6.16(C)) and records of Accounts are maintained exclusively at such location.

     (B) There is no jurisdiction in which a Grantor (including any Inactive Subsidiary) has any assets, Inventory or Equipment (except for vehicles and Inventory in transit for processing) other than those jurisdictions identified on Attachment K hereto or on any notice provided by such Grantor to IBM Credit pursuant to Section 6.8(C) of this Agreement. Attachment K hereto, as amended from time to time by any notice provided by each Grantor to IBM Credit in accordance with Section 6.8(C) of this Agreement, also contains a complete list of the legal names and addresses of each warehouse at which such Grantor's Inventory is stored. None of the receipts received by any Grantor (including any Inactive Subsidiary) from any warehouseman states that the goods covered thereby are to be delivered to bearer or to the order of a named person or to a named person and such named person's assigns. Each Grantor has exclusive possession and control of the Inventory and Equipment owned by it.

5.8 FICTITIOUS BUSINESS NAMES. Each Loan Party (including any Inactive Subsidiary) has not used any company or fictitious name during the five (5) years preceding the date of this Agreement, other than those listed on Attachment M hereto.

5.9 ORGANIZATION. All of the outstanding Capital Stock of each Loan Party and each Issuer (including any Inactive Subsidiary) and the MAS Stock has been validly issued and are fully paid and nonassessable.

5.10 NO JUDGMENTS OR LITIGATION. Except as set forth in Attachment W, no judgments, orders, writs or decrees are outstanding against any Loan Party or any of its Subsidiaries (other than any Inactive Subsidiary) nor is there now pending or threatened. There is no litigation, contested claim, investigation, arbitration, or governmental proceeding by or against any such Loan Party or any of its Subsidiaries (other than any Inactive Subsidiary) or against any of such Loan Party's or any of its Subsidiaries (other than any Inactive Subsidiary) respective properties or revenues (A) with respect to any Restructuring Documents or any of the transactions contemplated hereby or thereby, or (B) that could reasonably be expected to have a Material Adverse Effect, or (C) to the best of such Loan Party's knowledge, after due inquiry, is there any reasonable basis for the institution of such action or proceeding or the probable assertion of such action or proceeding.

5.11 NO DEFAULTS. Except as set forth in Attachment X, no Loan Party and none of its Subsidiaries (other than any Inactive Subsidiary) are in default under any term of its respective constituent documents or any indenture, contract, lease, agreement, instrument or other commitment to which it is a party or by which it, or any of its properties are bound. No Loan Party and none of its Subsidiaries (other than any Inactive Subsidiary) have knowledge of any dispute regarding any such constituent documents, indenture, contract, lease, agreement, instrument or other commitment. No Default or Event of Default has occurred and is continuing.

5.12 LABOR MATTERS. Except as set forth on any notice provided by any Loan Party to IBM Credit pursuant to Section 6.1(H) of this Agreement, no Loan Party nor any of its Subsidiaries (other than any Inactive Subsidiary) are a party to any labor dispute. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (A) there are no strikes, walkouts or other labor controversies against any Loan Party or any of its Subsidiaries (other than any Inactive Subsidiary) pending or, to the knowledge of any Loan Party, threatened; (B) hours worked by and payment made to employees of any Loan Party or any of its Subsidiaries (other than any Inactive Subsidiary) have not been in violation of the Fair Labor Standards Act, as amended or any other applicable Requirement of Law dealing with such matters; and (C) all payments due from any Loan Party or any of its Subsidiaries (other than any Inactive Subsidiary) on account of employee health and welfare insurance have been paid or accrued as a liability on the books of such Loan Party.

5.13 COMPLIANCE WITH LAW. To the best of each such Person's knowledge, no Loan Party and none of its Subsidiaries (other than any Inactive Subsidiary) have violated or failed to comply with any Requirement of Law or any requirement of any self-regulatory organization.

5.14 ERISA. (A) To the best of each such Person's knowledge, each Plan that is intended to be qualified under Section 401(a) of the Code as currently in effect has been determined by the Internal Revenue Service to be so qualified, and each trust related to any such Plan has been determined to be exempt from federal income tax under Section 501(a) of the Code as currently in effect. Each member of the ERISA Group is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan.

     (B) To the best of each such Person's knowledge, each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (ii) failed to make any required contribution or payment to any Plan, or multiemployer benefit plan, or made any amendment to any Plan, that has resulted or could reasonably be expected to result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (iii) incurred liabilities in an aggregate amount in excess of U.S.$100,000 under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. There is no other Plan that if terminated would result in liabilities in excess of U.S.$100,000 under Title IV of ERISA.

     (C) To the best of each such Person's knowledge, no member of the ERISA Group maintains or contributes to any employee welfare benefit plan within the meaning of Section 3(1) of ERISA that provides medical benefits to employees after termination of employment, other than as required by Section 601 of ERISA, where the unfunded accumulated post-retirement benefit obligation as of the end of the last fiscal year of the Borrowers that occurred prior to the Closing Date exceeded U.S.$100,000.

     (D) To the best of each such Person's knowledge, no member of the ERISA Group nor any fiduciary of any Plan (i) has engaged in a nonexempt prohibited transaction described in Sections 406 of ERISA or 4975 of the Code that could give rise to a material liability or (ii) has taken or failed to take any action that would cause a Borrower to have to notify IBM Credit pursuant to this Agreement.

     (E) To the best of each such Person's knowledge, no member of the ERISA Group has incurred any material liability to or on account of any Plan pursuant to Section 4063, 4064, 4069, 4204 or 4212(c) of ERISA, and no such member expects to incur any such material liability under the foregoing sections with respect to any Plan.

     (F) To the best of each such Person's knowledge, no member of the ERISA Group is noncompliant with respect to COBRA, HIPAA and Medicare secondary where the liability with respect to such noncompliance would exceed U.S.$100,000.

     (G) To the best of each such Person's knowledge, neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five (5)-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. To the best of each such Person's knowledge, no termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five (5)-year period. To the best of each such Person's knowledge, the present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. To the best of each such Person's knowledge, neither Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Benefit Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA if Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Benefit Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. To the best of each such Person's knowledge, no such Multiemployer Benefit Plan is in Reorganization or Insolvent.

     (H) As used in this Agreement the terms "employee benefit plans," "employee pension benefit plan," "defined benefit plan," and "multiemployer benefit plan" have the respective meanings assigned to them in Section 3 of ERISA and any applicable rules and regulations thereunder, each Borrower and any other Loan Party (including any Inactive Subsidiary) has not incurred any "accumulated funding deficiency" within the meaning of ERISA or incurred any liability to the Pension Benefit Guaranty Corporation (the "PBGC") in connection with a Plan (other than for premiums due in the ordinary course).

5.15 COMPLIANCE WITH ENVIRONMENTAL LAWS. To the best of each such Person's knowledge, except as, in the aggregate, could not reasonably be expected to result in the payment of a Material Environmental Amount:

     (A) The facilities and properties owned, leased or operated by any Loan Party or any of its Subsidiaries (other than any Inactive Subsidiary) (the "Properties") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute or constituted a violation of, or could give rise to liability under, any Environmental Law;

     (B) None of the Loan Parties has received or is aware of any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the business operated by such Loan Party or any of its subsidiaries (other than any Inactive Subsidiary) (the "Business"), nor does such Loan Party have knowledge or reason to believe that any such notice will be received or is being threatened;

     (C) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location that could give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law;

     (D) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of any Loan Party, threatened, under any Environmental Law to which such Loan Party or any of its Subsidiaries (other than any Inactive Subsidiary) are or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business;

     (E) There has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of any Loan Party or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws;

     (F) The Properties and all operations at the Properties are in compliance, and have in the last five (5) years been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the Business; and

     (G) Neither any Loan Party nor any Subsidiary thereof has assumed any liability of any other Person under Environmental Laws.

5.16 FEDERAL REGULATIONS. No part of the proceeds of the Restructured Credit Facilities will be used for "buying" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board. If requested by IBM Credit, each Borrower will furnish to IBM Credit a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

5.17 INTELLECTUAL PROPERTY. Each Loan Party that is a Grantor (including any Inactive Subsidiary) possesses such assets, licenses, Patents, patent applications, Patent Licenses, Copyrights, Copyright Licenses, service marks, Trademarks, Trademark Licenses, trade names, trade secrets and all rights, priorities, privileges and other property relating thereto or arising therefrom ("Intellectual Property"), as identified in Attachment H, as are necessary or advisable to continue to conduct its present and proposed business activities. No material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does such Grantor know of any valid basis for any such claim. All Intellectual Property is valid, subsisting, unexpired and enforceable, and the use of Intellectual Property by each Loan Party that is a Grantor (including any Inactive Subsidiary) and its respective Subsidiaries does not infringe on the rights of any Person in any material respect.

5.18 LICENSES AND PERMITS. Each Loan Party that is Grantor (including any Inactive Subsidiary) has obtained and holds in full force and effect all franchises, licenses, leases, permits, certificates, authorizations, qualifications, easements, rights of way and other rights and approvals which are necessary for the operation of its businesses as presently conducted. None of such Grantors is in violation of the terms of any such franchise, license, lease, permit, certificate, authorization, qualification, easement, right of way, right or approval.

5.19 INVESTMENT COMPANY. No Loan Party is (A) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, (B) a holding company or a subsidiary of a holding company, or an Affiliate of a holding company or of a subsidiary of a holding company, within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (C) subject to any other law which purports to regulate or restrict its ability to borrow money or to consummate the transactions contemplated by the Restructuring Documents or to perform its obligations hereunder or thereunder.

5.20 TAXES AND TAX RETURNS. Except to the extent set forth on Attachment U, each Loan Party and each of its Subsidiaries (other than any Inactive Subsidiary) has timely filed all federal, state, and local Tax returns and other reports which it is required by law to file, and has either duly paid all Taxes, fees and other governmental charges indicated to be due on the basis of such reports and returns or pursuant to any assessment received by such Loan Party or such Subsidiary, or made provision for the payment thereof in accordance with GAAP. The charges and reserves on the books of each Loan Party and each of its Subsidiaries (other than any Inactive Subsidiary) in respect of taxes or other governmental charges are in accordance with GAAP. Except to the extent set forth on Attachment U, no tax liens have been filed against any Loan Party or any of its Subsidiaries (other than any Inactive Subsidiary) or any of its property, and, to the knowledge of such Loan Party, no claim is being asserted, with respect to any such tax, fee or other charge.

5.21 STATUS OF ACCOUNTS. Each Account is based on an actual and bona fide sale and delivery of goods or rendition of services to customers, made by Borrower and each applicable Grantor (including any Inactive Subsidiary), in the ordinary course of its business; the goods and Inventory being sold and the Accounts created are its exclusive property and are not and shall not be subject to any Lien, consignment arrangement, encumbrance, security interest or financing statement whatsoever (other than Permitted Liens). Each Borrower's and each applicable Grantor's customers have accepted goods or services and owe and are obligated to pay the full amounts stated in the invoices according to their terms. There are no proceedings or actions known to such Borrower and each applicable Grantor which are pending or threatened against any of the Accounts which could reasonably be expected to result in a Material Adverse Effect on the debtor's ability to pay the full amounts due to such Borrower and each applicable Grantor. The goods and Inventory being sold and the Accounts created are not "consumer goods" or "consumer transactions" as such terms are used and defined in the UCC.

5.22 AFFILIATE/SUBSIDIARY TRANSACTIONS. Each Loan Party is not a party to or bound by any agreement or arrangement (whether oral or written) to which any Affiliate or Subsidiary of such Loan Party is a party except (A) in the ordinary course of and pursuant to the reasonable requirements of such Loan Party's business and (B) upon fair and reasonable terms no less favorable to such Loan Party than it could obtain in a comparable arm's-length transaction with an unaffiliated Person.

5.23 ACCURACY AND COMPLETENESS OF INFORMATION. All factual information furnished by or on behalf of each Loan Party or any Subsidiary thereof to or on behalf of IBM Credit or the Auditors for purposes of or in connection with any Restructuring Document, or any transaction contemplated hereby or thereby, is or will be true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information not misleading at such time. The projections and Pro Forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of such Loan Party or Subsidiary thereof to be reasonable at the time made, it being recognized by IBM Credit that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. There is no fact known to such Loan Party or Subsidiary thereof that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the certificates and statements furnished to IBM Credit for use in connection with the transactions contemplated by any Restructuring Documents.

5.24 RECORDING TAXES. All recording taxes, recording fees, filing fees and other charges payable in connection with the filing and recording of this Agreement have either been paid in full by each Loan Party or Subsidiary thereof or arrangements for the payment of such amounts by such Loan Party or Subsidiary thereof have been made to the satisfaction of IBM Credit.

5.25 INDEBTEDNESS. Each Loan Party and each Subsidiary thereof (including any Inactive Subsidiary) (A) has no Indebtedness, other than Permitted Indebtedness; and (B) has not guaranteed the obligations of any other Person (except as permitted by Section 7.5). The Obligations constitute "senior indebtedness" of each Loan Party and each applicable Subsidiary thereof, and the obligations of each Loan Party to the Guaranty under the Restructuring Documents constitute "guarantor senior indebtedness" of such Grantor.

5.26 LIMITATIONS ON LOCKBOXES AND SPECIAL ACCOUNTS. Tranche B Borrower and each applicable Grantor has no Lockbox, Special Account or other Deposit Accounts with any banks or other financial institutions except as provided in Section
2.11 of this Agreement.

5.27 SOLVENCY. Each Subsidiary Guarantor of Tranche B Borrower and MAS is, and after giving effect to the incurrence of all Indebtedness and Obligations being incurred in connection herewith and therewith will be and will continue to be, Solvent.

5.28 SECURITY INTEREST. (A) Each Loan Party that is a Grantor (including any Inactive Subsidiary) represents that all filings and other actions necessary to perfect and protect the security interest in the Collateral created under this Agreement have been duly made or taken and are in full force and effect (subject only to Permitted Liens), and this Agreement creates in favor of IBM Credit a valid first priority security interest in the Collateral, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken.

     (B) The Restructuring Documents that are security documents are effective to create in favor of IBM Credit, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Stock described in the such Restructuring Documents that are security documents, when stock certificates representing such Pledged Stock are delivered to IBM Credit, and in the case of the other Collateral described in such Restructuring Documents that are security documents, when financing statements and other filings specified therein in appropriate form are filed in the offices specified therein, such security documents shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Subsidiaries parties thereto (including any Inactive Subsidiary) in such Collateral and the proceeds thereof, as security for the Obligations, in each case prior and superior in right to any other Person (subject only to Permitted Liens).

5.29 INVESTMENT PROPERTY. (A)) The Pledged Interests, as identified in Attachment I, constitute all of the issued and outstanding Equity Interests of each Issuer owned by each Grantor (including any Inactive Subsidiary).

     (B) All the Pledged Interests have been duly and validly issued and are fully paid and nonassessable. There is no amount or other obligation owing by each Loan Party that is a Grantor (including any Inactive Subsidiary) to any Issuer of the Pledged Interests in exchange for or in connection with the issuance of the Pledged Interests or such Grantor's status as a stockholder, member, or partner of any Issuer.

     (C) Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency and reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

     (D) Each Loan Party that is a Grantor (including any Inactive Subsidiary) is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement.

5.30 TRUST AGREEMENT. Tranche A Borrower is in compliance with the terms of the Trust Agreement and has been in compliance therewith since the date thereof.

5.31 REGULATION U. No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used for "buying" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board. If requested by Lender, each Tranche A Borrower and Tranche B Borrower and their respective Subsidiaries will furnish to Lender a statement to


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

the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

                        SECTION 6. AFFIRMATIVE COVENANTS

Until termination of this Agreement and the indefeasible payment and satisfaction of all Obligations:

6.1 FINANCIAL AND OTHER INFORMATION. Each Borrower or other Loan Party, as applicable, shall cause the following information to be delivered to IBM Credit within the following time periods:

     (A) commencing with the 2001 fiscal year, as soon as available and in any event within ninety (90) days after the end of each fiscal year of each of each Borrower and MAS (i) audited Financial Statements (provided, that, to the extent not otherwise audited by the Auditors, the consolidating Financial Statements may be unaudited) as of the close of the fiscal year and for the fiscal year, together with a comparison to the Financial Statements for the prior year, in each case accompanied by (a) either an opinion of the Auditors without a qualification or exception, or qualification arising out of the scope of the audit other than a "going concern" qualification, (b) such Auditors' "Management Letter" to such Loan Party, if any, (c) a written statement signed by the Auditors stating that in the course of the regular audit of the business of such Loan Party and its consolidated Subsidiaries, which audit was conducted by the Auditors in accordance with GAAP, the Auditors have not obtained any knowledge of the existence of any Default under any provision of this Agreement, or, if such Auditors will have obtained from such examination any such knowledge, they will disclose in such written statement the existence of the Default and the nature thereof, it being understood that such Auditors will have no liability, directly or indirectly, to anyone for failure to obtain knowledge of any such Default; and (ii) a Compliance Certificate along with a schedule, in substantially the form of Attachment B hereto, of the calculations used in determining, as of the end of such fiscal year, whether such Borrower is in compliance with the financial covenants set forth in this Agreement provided that such Compliance Certificate with respect to the 2001 fiscal year of such Persons will be delivered on or prior to the Closing Date;

     (B) as soon as available and in any event no later than forty-five (45) days after the end of each fiscal quarter each of each Borrower and MAS (i) unaudited Financial Statements as of the end of such period and for the fiscal year to date, together with a comparison to the Financial Statements for the same periods in the prior year, all in reasonable detail and duly certified (subject to normal year-end audit adjustments and except for the absence of footnotes) by the chief executive officer or chief financial officer of such Person as having been prepared in accordance with GAAP; and (ii) a Compliance Certificate along with a schedule, in substantially the form of Attachment B hereto, of the calculations used in determining, as of the end of such fiscal quarter, whether such Borrower is in compliance with the financial covenants set forth in this Agreement;

     (C) as soon as available and in any event no later than thirty-five (35) days after the end of each fiscal month of each Borrower (i) segment reports as of the end of such period and for the fiscal year to date, all in reasonable detail and duly certified (subject to normal year-end audit adjustments and except for the absence of footnotes) by the chief executive officer or chief financial officer of such Borrower as having been prepared in accordance with GAAP and in substantially the form of Attachment V hereto; and (ii) a Compliance Certificate along with a schedule, in substantially the form of Attachment B hereto, of the calculations used in determining, as of the end of such fiscal month, whether such Borrower is in compliance with the financial covenants set forth in this Agreement;

     (D) concurrently with the delivery of any financial statements pursuant to this Section 6.1 and to the extent not previously disclosed to IBM Credit, a listing of any county or state within the United States where each Loan Party keeps Inventory or Equipment and of any Intellectual Property acquired by


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

each Loan Party since the date of the most recent list delivered pursuant to this clause (D) (or, in the case of the first such list so delivered, since the Closing Date);

     (E) promptly upon (i) the occurrence of a Default or Event of Default, or
(ii) the existence of any condition or event which could result in a Borrower's failure to satisfy the conditions precedent to restructuring set forth in
Section 5, a certificate of the chief executive officer or chief financial officer of such Borrower specifying the nature thereof and such Borrower's proposed response thereto, each in reasonable detail;

     (F) promptly upon (i) any litigation, investigation or proceeding(s) being instituted or threatened to be instituted by or against any Loan Party or any Subsidiary thereof in any federal, state, local or foreign court or before any commission or other regulatory body (federal, state, local or foreign), or (ii) any actual or prospective change, development or event which, in any such case, has had or could have a Material Adverse Effect, a certificate of the chief executive officer or chief financial officer of Tranche B Borrower specifying the nature thereof and such Loan Party's or such Subsidiary's proposed response thereto, each in reasonable detail;

     (G) promptly upon (i) any order, judgment or decree in excess of U.S.$50,000 entered against any Loan Party or any of its respective Subsidiaries or any of its properties or assets, (ii) any litigation or proceeding affecting any Loan Party or any of its respective Subsidiaries (a) in which the amount involved is U.S.$50,000 or more not covered by insurance, (b) in which injunctive or similar relief is sought or (c) which relates to any Restructuring Document or (iii) a Loan Party or any of its respective Subsidiaries has received any notification of a material violation of any Requirement of Law from any Governmental Authority or (iv) upon any default or event of default under any Contractual Obligation of a Loan Party or any of its respective Subsidiaries, a certificate of the chief executive officer or chief financial officer of Tranche B Borrower specifying the nature thereof and or such Loan Party's or such Subsidiary's proposed response thereto, each in reasonable detail provided that in the cases of (iii) and (iv), with respect to any Inactive Subsidiary, such certificate will be required only if any liability that could result therefrom could exceed U.S.$50,000;

     (H) promptly after any Loan Party learns of any material labor dispute to which such Loan Party or any of its Subsidiaries may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which such Loan Party or any of its Subsidiaries is a party or by which it is bound, a certificate of the chief executive officer or chief financial officer of Tranche B Borrower specifying the nature thereof and such Loan Party's or such Subsidiary's proposed response thereto, each in reasonable detail;

     (I) promptly, any development or event that has had or could have a Material Adverse Effect;

     (J) within five (5) Business Days after request by IBM Credit, any written certificates, schedules and reports together with all supporting documents as IBM Credit may reasonably request relating to the Collateral or any Loan Party's or MAS' business affairs and financial condition;

     (K) within five (5) days after the same are sent, copies of all Financial Statements and reports which a Borrower or MAS sends to its stockholders or creditors, and within five (5) days after the same are filed, copies of all Financial Statements and reports which such Borrower may make to, or file with, the SEC;

     (L) promptly, such additional financial and other information as IBM Credit may from time to time reasonably request;

     (M) any notice, statement or report furnished to any lender or its subsidiaries pursuant to the terms of any indenture, loan or credit similar agreement;

     (N) promptly, if a Grantor acquires or licenses Intellectual Property, information with respect thereto other than as specified in Attachment H as of the date hereof; and

     (O) promptly, a copy of each demand, notice or document received by any Loan Party that questions or calls into doubt the validity or enforceability of more than five percent (5%) of the aggregate amount of the then outstanding Accounts.

Each certificate, schedule and report provided by a Loan Party to IBM Credit will be signed by an authorized officer of such Loan Party, which signature will be deemed a representation and warranty that the information contained in such certificate, schedule or report is true and accurate in all material respects on the date as of which such certificate, schedule or report is made and does not omit to state a material fact necessary in order to make the statements contained therein not misleading at such time. Each Financial Statement delivered pursuant to this Section 6.1 will be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods. Each Borrower will cause the audited Financial Statements and accompanying documents set forth in Section 6.1(A)(i) to be delivered directly by the Auditors to IBM Credit only via first class or express mail.

6.2 LOCATION OF COLLATERAL. The Inventory, Equipment and other tangible Collateral will be kept or sold at the addresses as set forth on Attachment K hereto or on any notice provided by each Grantor to IBM Credit in accordance with Section 6.8(C). Such locations will be certified quarterly to IBM Credit substantially in the form of Attachment D hereto.

6.3 CHANGES IN LOAN PARTIES. No Loan Party and none of its Subsidiaries will make any change in its name, chief executive office and principal place of business, organization, form of ownership or structure without the prior written consent of IBM Credit, which consent not unreasonably withheld. Each Loan Party will update Attachment K, including an updated organizational chart, to IBM Credit on a quarterly basis; provided, however, that each Loan Party's compliance with this covenant will not relieve it of any of its other obligations or any other provisions under any Restructuring Document limiting actions of the type described in this Section.

6.4 LEGAL ENTITY EXISTENCE. Each Loan Party will, and will cause each of its Subsidiaries to, (A) maintain its legal entity existence, maintain in full force and effect all rights, privileges, licenses, bonds, franchises, leases and qualifications to do business, and all Properties, contracts and other rights necessary to the profitable conduct of its business, (B) maintain its legal entity existence, maintain in full force and effect all rights, privileges, licenses, bonds, franchises, leases and qualification to do business, and all properties, contracts and other rights necessary to the profitable conduct of its business, (C) authorize for itself and cause each of its Subsidiaries, as applicable, to authorize IBM Credit to file revised UCC financing statements if such applicable Loan Party changes its legal name, (D) continue in, and limit its operations to, the same general lines of business as presently conducted by it unless otherwise permitted in writing by IBM Credit and (E) comply with all Requirements of Law; notwithstanding the foregoing:

     (A) any Subsidiary of a Loan Party other than MAS or its Subsidiaries may be merged or consolidated with or into any wholly-owned Subsidiary Grantor other than any Inactive Subsidiaries or U.S. Electrical or any Caledonian Subsidiaries (provided that such wholly-owned Subsidiary Grantor will be the continuing or surviving entity);

     (B) any Subsidiary of a Loan Party other than MAS or its Subsidiaries may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to a Borrower or any wholly-owned Subsidiary Grantor other than any Inactive Subsidiaries or U.S. Electrical or any Caledonian Subsidiaries; and

     (C) the Merger shall be permitted.

6.5 PAYMENT OF OBLIGATIONS. Each Loan Party (other than any Inactive Subsidiaries) will and will cause each of its Subsidiaries to, pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, (A) all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Loan Party and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein, and (B) all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of such Loan Party or its Subsidiaries, as the case may be.

6.6 ERISA. As soon as possible and in any event within thirty (30) days after any Loan Party (other than any Inactive Subsidiaries) knows or has reason to know thereof, such Loan Party will give notice to IBM Credit of: (A) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Benefit Plan or (B) the institution of proceedings or the taking of any other action by the PBGC or each Borrower or any Loan Party or any Commonly Controlled Entity or any Multiemployer Benefit Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan.

Such notification will include a certificate of the chief financial officer of Tranche B Borrower setting forth details as to such Reportable Event and the action which such Borrower proposes to take with respect thereto, together with a copy of any notice of such Reportable Event which may be required to be filed with the PBGC, or any notice delivered by the PBGC evidencing its intent to institute such proceedings. Upon request of IBM Credit, Tranche B Borrower or each Loan Party will furnish, or cause the plan administrator to furnish, to IBM Credit the most recently filed annual report for each Plan.

6.7 ENVIRONMENTAL MATTERS.

(A) Each Borrower and any other Person (other than any Inactive Subsidiaries) under such Borrower's control (including, without limitation, agents and Affiliates under such control) will (i) comply with all Environmental Laws in all material respects, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, (ii) undertake to use commercially reasonable effort to prevent any unlawful release of any Hazardous Substance by a Borrower or any other Person into, upon, over or under any property now or hereinafter owned, leased or otherwise controlled (directly or indirectly) by such Borrower and (iii) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.


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

     (B) Each Borrower will notify IBM Credit, promptly upon its obtaining knowledge of (i) any non-routine proceeding or investigation by any Governmental Authority with respect to the presence of any Hazardous Substances on or in any property now or hereinafter owned, leased or otherwise controlled (directly or indirectly) by such Borrower, (ii) all claims made or threatened by any Person or Governmental Authority against such Borrower or any of such Borrower's assets relating to any loss or injury resulting from any Materials of Environmental Concern, (iii) such Borrower's discovery of evidence of unlawful disposal of or environmental contamination by any Materials of Environmental Concern on any property now or hereinafter owned, leased or otherwise controlled (directly or indirectly) by such Borrower, and (iv) any occurrence or condition which could constitute a violation of any Environmental Law.

6.8 COLLATERAL BOOKS AND RECORDS/COLLATERAL AUDIT. (A) Each Grantor agrees to maintain books and records pertaining to the Collateral in such detail, form and scope as is consistent with GAAP and good business practice, and agrees that such books and records will reflect IBM Credit's interest in the Accounts.

     (A) Each Grantor agrees that, to the extent applicable, IBM Credit, its agents or designee may enter upon its premises at any time and from time to time, during normal business hours and upon reasonable notice under the circumstances, and at any time at all on and after the occurrence and during the continuance of an Event of Default for the purposes of (i) inspecting the Collateral, (ii) inspecting and/or copying (at the relevant Grantor's expense) any and all records pertaining thereto, (iii) discussing its affairs, financial and other condition and business with any officers, employees and directors of such party or with the Auditors and (iv) verifying eligible accounts and other Collateral. Each Grantor also agrees to provide IBM Credit with such reasonable information and documentation that IBM Credit deems necessary to conduct the foregoing activities, including, without limitation, reasonably requested samplings of purchase orders, invoices and evidences of delivery or other performance.

Upon the occurrence and during the continuance of an Event of Default which has not been waived by IBM Credit in writing, IBM Credit may conduct any of the foregoing activities in any manner that IBM Credit deems reasonably necessary.

     (B) Each Grantor will give IBM Credit thirty (30) days prior written notice of any change in the location of any Collateral, the location of its books and records or in the location of its chief executive office or place of business from the locations specified in Attachment K, and will execute in advance of such change and cause to be filed and/or delivered to IBM Credit any financing statements, landlord or other lien waivers, or other documents reasonably required by IBM Credit, all in form and substance reasonably satisfactory to IBM Credit.

     (C) Each Grantor agrees to advise IBM Credit promptly, in reasonably sufficient detail, of any substantial change relating to the type, quantity or quality of the Collateral, or any event which could reasonably be expected to have a Material Adverse Effect on the value of the Collateral or on the security interests granted to IBM Credit therein.

6.9 INSURANCE; CASUALTY LOSS. (A) Each Loan Party (other than any Inactive Subsidiaries) agrees to maintain with financially sound and reputable insurance companies: (i) insurance on its properties, (ii) public liability insurance against claims for personal injury or death as a result of the use of any products sold by it and (iii) insurance coverage against other business risks, in each case, in at least such amounts and against at least such risks as are usually and prudently insured against in the same general geographical area by companies of established repute engaged in the same or a similar business. Each Loan Party will and will cause each of its Subsidiaries to, furnish to IBM Credit, upon its written request and thirty (30) days after end of each fiscal year, the insurance certificates with respect to such insurance.

In addition, all Policies so maintained by any Loan Parties (other than any Inactive Subsidiaries) are to name IBM Credit as an additional insured as its interest may appear.

     (B) Without limiting the generality of the foregoing, each Loan Party (other than any Inactive Subsidiaries) will keep and maintain, at its sole expense, the Collateral insured for an amount not less than the fair market value of such Collateral against all loss or damage under an "all risk" Policy with companies mutually acceptable to IBM Credit and each Loan Party with a lender's loss payable endorsement in form and substance reasonably satisfactory to IBM Credit designating that any loss payable thereunder with respect to such Collateral will be payable to IBM Credit. Each such policy will in addition (i) name each Loan Party and IBM Credit as insured party thereunder (without any representation or warranty by or obligation upon IBM Credit) as their respective interests may appear, (ii) contain the agreement by the insurer that any loss thereunder will be payable directly to IBM Credit notwithstanding any action, inaction or breach of representation or warranty by each Loan Party and (iii) provide that there will be no recourse against IBM Credit for payment of premiums or other amounts with respect thereto. Upon receipt of proceeds by IBM Credit the same will be applied on account of such Borrower's outstanding interest payment first, then to the outstanding principal amount of the Tranche A or Tranche B Loan, as applicable. Any excess payment will be applied towards outstanding interest payments and then towards the principal amount of an outstanding Loan. Each Loan Party agrees to instruct each insurer to give IBM Credit, by endorsement upon the Policy issued by it or by independent instruments furnished to IBM Credit, at least ten (10) days written notice before any Policy will be altered or cancelled and that no act or default of such Borrower or any other person will affect the right of IBM Credit to recover under the Policies. Each Loan Party will, if so requested by IBM Credit, deliver to IBM Credit original or duplicate policies of such insurance and, as often as IBM Credit may reasonably request, a report of a reputable insurance broker with respect to such insurance. Each Loan Party hereby agrees to direct all insurers under the Policies to pay all proceeds with respect to the Collateral directly to IBM Credit.

     (C) Reimbursement under any liability insurance maintained by each Loan Party pursuant to this Section 6.9 may be paid directly to the Person who will have incurred liability covered by such insurance. Subject to the applicable provisions set forth in Sections 2.5(A) and 2.5(B), in case of any loss involving damage to Inventory or Equipment when Section 6.9(D) is not applicable, each Loan Party will make or cause to be made the necessary repairs to or replacements of such Loan Party's Inventory or Equipment, and any proceeds of insurance maintained by such Loan Party pursuant to this Section 6.9 will be paid to such Loan Party as reimbursement for the costs of such repairs or replacements.

     (D) Upon (i) the occurrence and during the continuance of any Event of Default or Default or (ii) subject to Sections 2.5(A) and 2.5(B), the actual or constructive total loss (in excess of U.S.$25,000 per occurrence) of any Inventory or Equipment, all insurance payments in respect of such Inventory or Equipment will be paid to and applied by IBM Credit as specified in this Section 6.9.

     (E) If any Loan Party fails to pay any cost, charges or premiums, or if any Grantor fails to insure the Collateral, IBM Credit may pay such costs, charges or premiums. Any amounts paid by IBM Credit hereunder will be considered an additional debt owed by Borrowers to IBM Credit and are due and payable immediately upon receipt of an invoice by IBM Credit.

6.10 TAXES. Each applicable Loan Party (other than any Inactive Subsidiaries) will, and will cause its Subsidiaries to, timely file complete and correct United States federal and applicable foreign, state and local Tax returns required by law and agrees to pay and to cause its Subsidiary to pay, when due, all Taxes, fees or other charges lawfully levied or assessed against such applicable Loan Party, such Subsidiaries or any of the Collateral before any penalty or interest accrues thereon unless such taxes are being contested, in good faith, by appropriate proceedings promptly instituted and diligently conducted and an adequate reserve or other appropriate provisions have been made therefor as required in order to be in conformity with GAAP, and an adverse determination in such proceedings could not reasonably be expected to have a Material Adverse Effect, no Tax Lien has been filed, and, to the knowledge of such applicable Loan Party or any of its Subsidiaries, no claim is being asserted against IBM Credit or the Collateral, with respect to any such tax, fee or other charge.

6.11 COMPLIANCE WITH LAWS. Each Loan Party (other than any Inactive Subsidiaries) agrees to and to cause each of its respective Subsidiaries (other than any Inactive Subsidiaries) to, comply with all Requirements of Law and Contractual Obligations.

6.12 [INTENTIONALLY OMITTED].

6.13 INTELLECTUAL PROPERTY. (A) Each Grantor (either itself or through licensees) will (i) use each Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless IBM Credit will obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or omit to do any act whereby such Trademark may become invalidated or impaired in any way.

     (B) No Grantor (either itself or through licensees) will do any act, or omit to do any act, whereby any Patent may become forfeited, abandoned or dedicated to the public.

     (C) No Grantor (either itself or through licensees) (i) will employ each Copyright and (ii) will (and will not permit any licensee or sublicensee thereof to) do any act or omit to do any act whereby any portion of the Copyrights may become invalidated or otherwise impaired. No Grantor will (either itself or through licensees) do any act whereby any portion of the Copyrights may fall into the public domain.

     (D) No Grantor (either itself or through licensees) will use any Intellectual Property to infringe the intellectual property rights of any other Person.

     (E) Each Grantor will notify IBM Credit immediately if it knows, or has reason to know, that any application or registration relating to any Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any other Governmental Authority in any country) regarding such Grantor's ownership of, or the validity of, any Intellectual Property or such Grantor's right to register the same or to own and maintain the same.

     (F) Whenever any Grantor, either by itself or through any agent, employee, licensee or designee, will file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor will report such filing to IBM Credit within five (5) Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of IBM Credit, such Grantor will execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as IBM Credit may request to evidence IBM Credit's security interest in any Copyright, Patent or Trademark and the goodwill and General Intangibles of such Grantor relating thereto or represented thereby.


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

     (G) Each Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

     (H) In the event that any Intellectual Property is infringed, misappropriated or diluted by a third party, each Grantor will (i) take such actions as such Grantor will reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) promptly notify IBM Credit after it learns thereof and sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

6.14 MAINTENANCE OF PROPERTY. Each Loan Party (other than any Inactive Subsidiaries) will and will cause each of its Subsidiaries (other than any Inactive Subsidiaries) to, (A) maintain all properties that are used or useful or necessary in the conduct of its business or otherwise in good condition and repair (ordinary wear and tear excepted), and (B) pay and discharge all costs of repair and maintenance thereof and all rental and mortgage payments and related charges pertaining thereto and not commit or permit any waste with respect to any of its material properties, provided, that the foregoing shall not prohibit or limit the disposition, by any Loan Party or any such Subsidiary, of any assets which are obsolete, worn out or not in compliance with applicable law.

6.15 MAINTENANCE OF SECURITY INTEREST. Each Grantor will maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 5.2 and will defend such security interest against the claims and demands of all Persons whomsoever.

6.16 COLLATERAL. Each Grantor will:

     (A) from time to time upon request of IBM Credit, provide IBM Credit with access to copies of all invoices during normal business hours, delivery evidences and other such documents relating to each Account;

     (B) keep all goods rejected or returned by any Account debtor and all goods repossessed or stopped in transit by such Grantor from any Account debtor segregated from other property of such Grantor, holding the same in trust for IBM Credit until such Grantor applies a credit against such Account debtor's outstanding obligations to such Grantor or sells such goods in the ordinary course of business, whichever occurs earlier;

     (C) stamp or otherwise mark chattel paper and instruments now owned or hereafter acquired by it in conspicuous type to show that the same are subject to IBM Credit's security interest and immediately thereafter deliver or cause such chattel paper and instruments to be delivered to IBM Credit or any agent designated by IBM Credit with appropriate endorsements and assignments to vest title and possession in IBM Credit;

     (D) use commercially reasonable efforts to collect all Accounts owed;

     (E) promptly notify IBM Credit of any loss, theft or destruction of or damage to any of the Collateral. Each Grantor will diligently file and prosecute its claim for any award or payment in connection with any such loss, theft, destruction of or damage to Collateral. Each Grantor will, upon demand of IBM Credit, make, execute and deliver any assignments and other instruments sufficient for


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

the purpose of assigning any such award or payment to IBM Credit, free of any encumbrances of any kind whatsoever;

     (F) consistent with reasonable commercial practice, observe and perform all matters and things necessary or expedient to be observed or performed under or by virtue of any lease, license, concession or franchise forming part of the Collateral in order to preserve, protect and maintain all the rights of IBM Credit thereunder;

     (G) consistent with reasonable commercial practice, maintain, use and operate the Collateral and carry on and conduct its business in a proper and efficient manner so as to preserve and protect the Collateral and the earnings, incomes, rents, issues and profits thereof; and

     (H) at any time and from time to time, upon the request of IBM Credit, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver such further instruments and documents and take such further action as IBM Credit may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the UCC in effect in any jurisdiction with respect to the security interests granted herein and the payment of any and all recording taxes and filing fees in connection therewith.

6.17 ADDITIONAL COLLATERAL, ETC. (A) With respect to any property acquired after the Closing Date by any Grantor or its Subsidiary (other than any property described in clause (B), (C) or (D) below as to which IBM Credit does not have a perfected Lien, Borrower or its Subsidiary) will promptly (i) execute and deliver to IBM Credit such amendments to such Restructuring Documents as IBM Credit reasonably deems necessary or advisable to grant to IBM Credit a security interest in such property, including but not limited to any amendment to any Guaranty executed and delivered by such Grantor or Subsidiary, (ii) in the case of Investment Property, Deposit Accounts and any other relevant Collateral, take any actions requested by IBM Credit to enable IBM Credit to obtain "control" (within the meaning of Revised Article 9 of the UCC) with respect thereto, (iii) comply with any Requirement of Law as to any Collateral if such compliance is deemed necessary or advisable by IBM Credit for the attachment, perfection or priority of, or the ability of IBM Credit to enforce, IBM Credit's security interest in such Collateral, (iv) use commercially reasonable efforts to obtain consents and approvals from any Governmental Authority or other Person, including without limitation any consent of licensor, lessor or other Person obligated on Collateral, (v) execute and deliver such documents, agreements, and instruments as reasonably may be required by IBM Credit to further evidence and perfect its security interests in all Intellectual Property, (vi) use commercially reasonable efforts to obtain waivers from mortgagees and landlords in form and substance satisfactory to IBM Credit, and (vii) take all actions necessary or advisable to grant to IBM Credit a perfected first priority security interest in such property, including the filing of UCC financing statements in such jurisdictions as may be required by the Guaranty or by law or as may be requested by IBM Credit.

     (B) If a Grantor will at any time hold or acquire a material Commercial Tort Claim, then such Grantor will immediately notify IBM Credit in a writing signed by such Grantor of the details thereof and grant to IBM in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to IBM Credit.

     (C) With respect to any new Subsidiary created or acquired after the Closing Date by a Loan Party, such Loan Party will promptly (i) execute and deliver to IBM Credit such amendments to this Agreement and any Guaranty as IBM Credit reasonably deems necessary or advisable to grant to IBM Credit a perfected first priority security interest in all of the Capital Stock of such new Subsidiary that is owned by such Grantor, (ii) deliver to IBM Credit the certificates representing such Capital Stock,


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

together with undated stock powers, in blank, executed and delivered by a duly authorized officer of such Loan Party, (iii) cause such new Subsidiary (a) to become a party to the Restructuring Documents that are security documents, (b) to take such actions reasonably necessary or advisable to grant to IBM Credit a perfected, first priority security interest in the Collateral described in the Restructuring Documents that are security documents with respect to such new Subsidiary, including the filing of UCC financing statements in such jurisdictions as may be required by the Restructuring Documents that are security documents or by applicable law or as may be requested by IBM Credit and
(c) to deliver to IBM Credit an assumption certificate of such Subsidiary, substantially in the form of Attachment Q, with appropriate insertions and attachments, and (iv) if reasonably requested by IBM Credit, deliver to IBM Credit legal opinions relating to the matters described above, which opinions will be in form and substance, and from counsel, reasonably satisfactory to IBM Credit.

6.18 SUBSIDIARIES. Lender may require that any Subsidiaries become parties to this Agreement or any other agreement executed in connection with this Agreement as guarantors or sureties. Each of Tranche A Borrower and Tranche B Borrower hereby agrees that, promptly after it acquires any Subsidiary after the Closing Date, it shall execute a supplement hereto for the purpose of pledging to IBM Credit (i) all shares of stock of such Subsidiary owned by such Borrower or (ii) all shares of stock of such new Subsidiary owned by such Borrower up to sixty-six percent (66%) of the total outstanding shares of stock of such Subsidiary, if such Subsidiary is organized under the laws of a jurisdiction other than the United States. For the purpose of this Section 6.18, each Borrower agrees to notify Lender ten (10) days before it acquires a new Subsidiary.

6.19 INVESTMENT PROPERTY. (A) If any Grantor will become entitled to receive or will receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Equity Interests of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any of the Pledged Interests, or otherwise in respect thereof, such Grantor will accept the same as the agent of IBM Credit, hold the same in trust for IBM Credit and deliver the same forthwith to IBM Credit in the exact form received, duly indorsed by such Grantor to IBM Credit, if required, together with an undated stock power (or other instrument of transfer satisfactory to IBM Credit) covering such certificate duly executed in blank by such Grantor and with, if IBM Credit so requests, signature guaranteed, to be held by IBM Credit, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Issuer will be paid over to IBM Credit to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital will be made on or in respect of the Investment Property or any property will be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed will, unless otherwise subject to a perfected security interest in favor of IBM Credit, be delivered to IBM Credit to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Investment Property will be received by any Grantor, such Grantor will, until such money or property is paid or delivered to IBM Credit, hold such money or property in trust for IBM Credit, segregated from other funds of such Grantor, as additional collateral security for the Obligations.

     (B) Without the prior written consent of IBM Credit, each Grantor will not
(i) vote to enable, or take any other action to permit, any Issuer to issue any Equity Interests of any nature or to issue any securities convertible into or granting the right to purchase or exchange for any stock or other Equity Interests of any nature of any Issuer, (ii) sell, assign, transfer, exchange, or otherwise Dispose of, or grant any option with respect to, the Investment Property of such Grantor or proceeds thereof (except pursuant to a transaction expressly permitted by this Agreement), (iii) create, incur or permit to exist any Lien or


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

option in favor of, or any claim of any Person with respect to, any of the Investment Property of such Grantor or proceeds thereof, or any interest therein, except for the security interests created by this Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or IBM Credit to sell, assign or transfer any of the Investment Property of such Grantor or proceeds thereof.

     (C) If any Subsidiary (including any Inactive Subsidiaries) is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify IBM Credit promptly in writing of the occurrence of any of the events described in Section 6.19(a) with respect to the Investment Property issued by it and (iii) the terms of Section 8.3 will apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 8.3 with respect to the Investment Property issued by it.

     (D) Each Grantor will at all times cause each of the Pledged Interests pledged by it hereunder to be a certificated security expressly subject to
Article 8 of the UCC. Each Grantor will deliver to IBM Credit each certificate representing or evidencing the Pledged Interests, together with an undated stock power (or other instrument of transfer acceptable to IBM Credit), covering such certificate duly executed in blank by such Grantor, and with, if IBM Credit so requests, signature guaranteed. IBM Credit will have the right at any time to exchange certificates representing or evidencing Pledged Interests for certificates of smaller or larger denominations.

6.20 DELIVERY OF INSTRUMENTS AND CHATTEL PAPER. If any amount payable under or in connection with any of the Collateral will be or become evidenced by any Instrument or Chattel Paper, such Instrument or Chattel Paper will be immediately delivered to Lender, duly indorsed in a manner satisfactory to Lender, to be held as Collateral pursuant to this Agreement.

6.21 SUBSIDIARIES OF LOAN PARTIES. Each Loan Party will obtain the prior written consent of Lender before creating, acquiring or dissolving a Subsidiary, whether directly or indirectly.

6.22 FINANCIAL COVENANTS; ADDITIONAL COVENANTS. Each Borrower acknowledges and agrees that such Borrower shall maintain and cause its applicable Subsidiaries to maintain, the financial covenants and each Borrower acknowledges and agrees that it shall comply with other covenants set forth in the attachments, exhibits and other addenda incorporated in this Agreement.

6.23 GUARANTY. (A) Each Tranche A Guarantor and Tranche B Guarantor hereby jointly and severally guarantees to Lender the prompt payment when due and the full, prompt, and faithful performance of any and all Obligations upon which Tranche A Borrower and Tranche B Borrower, respectively, is in any manner obligated, heretofore, now, or hereafter owned, contracted or acquired by Lender pursuant to this Agreement, whether the same are individual, joint or several, primary, secondary, direct, contingent or otherwise. Each Guarantor irrevocably subordinates to the full payment of amounts due Lender any and all rights to which it may be entitled, by operation of law or otherwise, (i) to be subrogated to the rights of Lender against a Borrower hereto with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by a Borrower in respect thereof, or (ii) to receive any payment, in the nature of contribution or for any other reason, from a Borrower hereto with respect to such payment.

     (B) Notwithstanding any provision herein to the contrary, the liability of each Guarantor hereunder shall in no event exceed the maximum amount that is valid and enforceable in any action or proceeding involving any applicable state corporate law or any applicable state or federal bankruptcy or other law, insolvency, reorganization, fraudulent conveyance or other law involving the rights of creditors generally.


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

     (C) The liability of each Guarantor under this Section 6.23 is direct, absolute and unconditional and shall not be affected by any extension, renewal or other change in the terms of payment or performance thereof, or the release, settlement or compromise of or with any party liable for the payment or performance thereof, the release or non-perfection of any security thereunder, or any change in any Borrower's financial condition. Each Guarantor's Obligation pursuant to this Section 6.23 shall continue for so long as any sums owing to Lender by any Borrower remains outstanding and unpaid, unless terminated in the manner provided herein. Each Guarantor acknowledges that its Obligations hereunder are in addition to and independent of any agreement or transaction between Lender and any Borrower or any other Person creating or reserving any lien, encumbrance or security interest in any property of any Borrower or any other Person as security for any obligation of such Borrower.

     (D) Each Guarantor has made an independent investigation of the financial condition of each Borrower and guarantees the Obligations based on that investigation and not upon any representations made by Lender. Each Guarantor acknowledges that it has access to current and future Borrower financial information which will enable such Guarantor to continuously remain informed of such Borrower's financial condition. Each Guarantor also consents to and agrees that the guarantees provided in this Section 6.23 and the Obligations shall not be affected by Lender's subsequent (i) increases or decreases in any credit line that Lender may grant to any Borrower, (ii) substitutions, exchanges or releases of all or any part of the Collateral or hereafter securing any of the Obligations or (iii) sales or other dispositions of any or all of the Collateral now or hereafter securing any of the Obligations without demands, advertisement or notice of the time or place of the sales or other dispositions, realizing on the Collateral to the extent Lender, in their sole discretion deems proper.

     (E) With respect to the guarantees provided hereunder, each Guarantor, in its capacity as a guarantor, waives (to the extent permitted by applicable law)
(i) demand, protest and all notices of protest or dishonor, (ii) all notices of payment and nonpayment, (iii) all notices required by law, any and all defenses, including but not limited to any defense which it may have against any manufacturer or, distributor, (iv) any and all fights of setoff such Guarantor may have against Lender and (v) all notices of nonpayment at maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guarantees at any time held by Lender on which any Borrower may, in any way, be liable, and each Guarantor hereby ratifies and confirms whatever Lender may do in that regard.

     (F) This guaranty obligation and any and all Obligations, liabilities, terms and provisions herein shall survive any and all bankruptcy or insolvency proceedings, actions and/or claims brought by or against each Guarantor, whether such proceedings, actions and/or claims are federal and/or state.

     (G) The guaranty and guaranty-related provisions of the Collateralized Guaranty are hereby amended and restated by this Section 6.23 and all other provisions of this Credit Agreement applicable to this Guaranty; provided, that all obligations, liens and security interests created and existing under the Collateralized Guaranty are continued hereunder, remain in full force and effect and are not discharged, paid, satisfied or cancelled hereunder; provided, that the parties hereto hereby agree that nothing herein shall be deemed to modify the maximum amount of liability of SysComm under the SysComm Guaranty..

6.24 TRUST AGREEMENT. Tranche A Borrower shall comply with the terms of the Trust Agreement at all times.

6.25 CALEDONIAN SUBSIDIARIES. Tranche B Borrower will cause the Caledonian Subsidiaries to become a party to this Agreement in the event that such Subsidiaries are not Disposed of in accordance with the terms of this Agreement on or before April 14, 2002.


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

                         SECTION 7. NEGATIVE COVENANTS

Until termination of this Agreement and the indefeasible payment and satisfaction of all Obligations hereunder:

7.1 FINANCIAL CONDITION COVENANTS.

     (A)  Maintenance of Current Ratio.

          (i) Tranche B Borrower (on a consolidated basis) will not permit, directly or indirectly, the ratio of Consolidated Current Assets to Consolidated Current Liabilities at any time during any period set forth below to be less than the ratio set forth opposite such period below:

          Month Ended                           Current Ratio
          -----------                           -------------
          January 2002                              .16:1
          February 2002                             .17:1
          March 2002                                .17:1
          April 2002                                .12:1
          May 2002                                  .11:1
          June 2002                                 .14:1
          July 2002                                 .10:1
          August 2002                               .10:1
          September 2002                            .11:1
          October 2002                              .10:1
          November 2002                             .11:1
          December 2002                             .11:1
          January 2003                              .11:1

          (ii) The ratio of Consolidated Current Assets to Consolidated Current Liabilities of MAS at any time during any period set forth below shall not be less than the ratio set forth opposite such period below:

          Quarter Ended                         Current Ratio
          -------------                         -------------
          June 30, 2002                             1.8:1
          September 30, 2002                        1.8:1
          December 31, 2002                         2.0:1

     (B)  Minimum Consolidated EBITDA Requirement.

          (i) Tranche B Borrower will not permit, directly or indirectly, Consolidated EBITDA for any period set forth below to be less than the minimum requirement set forth opposite such period below (cumulatively):

          Quarter Ended                             Minimum Requirement
          -------------                             -------------------
          March 31, 2002                              (U.S.$1,528,000)
          June 30, 2002                                  U.S.$121,000
          September 30, 2002                             U.S.$817,000
          December 31, 2002                            U.S.$1,286,000


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

          (ii) Consolidated EBITDA of MAS at any time during any period set forth below shall not be less than the minimum requirement set forth opposite such period below (cumulatively):

          Quarter Ended                             Minimum Requirement
          -------------                             -------------------
          June 30, 2002                                  U.S.$577,000
          September 30, 2002                           U.S.$1,547,000
          December 31, 2002                            U.S.$3,329,000

7.2 LIENS. Each Loan Party (including any Inactive Subsidiaries) will not, and will not permit its Subsidiaries (including any Inactive Subsidiaries) to, directly or indirectly mortgage, assign, pledge, transfer, create, incur, assume, permit to exist or otherwise permit any Lien to exist on any of its property or any property of its Subsidiaries, assets, revenues or goods, whether real, personal or mixed, whether now owned or hereafter acquired, except for Permitted Liens as set forth in Attachment L.

7.3 DISPOSITION OF ASSETS.

     (A) No Borrower will, and will not permit its Subsidiaries (including any Inactive Subsidiaries) to, directly or indirectly, sell, lease, assign, transfer or otherwise Dispose of any assets other than (i) sales of inventory in the ordinary course of business and short term rental of inventory as demonstrations in amounts not material to such Borrower, (ii) voluntary dispositions of individual assets and obsolete or worn out property in the ordinary course of business, and (iii) Permitted Dispositions provided, however, that no Permitted Disposition shall represent an amount in excess of five (5%) of the combined assets of the Borrowers and Subsidiaries without the prior written consent of IBM Credit.

     (B) In the event of a Permitted Disposition, Lender shall provide Applicable Borrower with such documentation (including, without limitation, the execution and delivery of termination statements) and shall take all such steps (including, without limitation, the redelivery of stock certificates) as Applicable Borrower, from time to time may reasonably request in connection with, and to facilitate such, Permitted Disposition.

7.4 LEGAL ENTITY CHANGES. Except as permitted under Section 6.4, no Loan Party (including any Inactive Subsidiaries) will, and will not permit any Subsidiary (including any Inactive Subsidiary) thereof to, without the prior written consent of IBM Credit, directly or indirectly, merge, consolidate, liquidate, dissolve, or enter into or engage in any operation or activity materially different from that presently being conducted by such Loan Party or Subsidiary thereof.

7.5 GUARANTIES. Each Borrower and Guarantor will not, and will not permit its Subsidiaries (including any Inactive Subsidiary) or any other Loan Party to, directly or indirectly, assume, guaranty, endorse, or otherwise become liable upon the obligations of any other Person, except (A) by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (B) by the giving of indemnities in connection with the sale of Inventory or other asset dispositions permitted hereunder, and (C) for Guarantee Obligations in favor of IBM Credit.

7.6 RESTRICTED PAYMENTS. Each Loan Party (including any Inactive Subsidiaries) will not, and will not permit its respective Subsidiaries (including any Inactive Subsidiary) to, directly or indirectly: (A) declare or pay any dividend (other than dividends payable solely in common stock, membership interest or other equity interest, of such Loan Party as applicable,) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of such Loan Party or any applicable Subsidiaries or any warrants, options or rights to purchase any such Capital Stock of such Loan


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

Party, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of such Loan Party or any applicable Subsidiary; or (B) make any optional payment or prepayment on or redemption (including, without limitation, by making payments to a sinking or analogous fund) or repurchase of any Indebtedness (other than the Obligations) (all such payments and/or distributions, the "Restricted Payments"); provided that, so long as no Default or Event of Default shall have occurred and be continuing, Restricted Payments in respect of Investment Property may be made, subject to the terms of Section
3.5 hereof.

7.7 EMPLOYMENT AGREEMENTS. Notwithstanding the provisions of each Employment Agreement, each Loan Party will not, and will not permit its respective Subsidiaries to, make any payment or distribute any asset or property to each respective Employee as follows:

     (A) With respect to Richard J. Sullivan, (i) no annual salary payments under Section 6 of the Employment Agreement shall be made in cash in excess of U.S.$120,000, provided that such payments in excess of U.S.$120,000 may be made in Tranche B Borrower common stock; (ii) so long as any Loans are outstanding and other Obligations have not been satisfied and indefeasibly paid in full, no payment shall be made under Section 12 of the Employment Agreement; and (iii) so long as any Loans are outstanding and other Obligations have not been satisfied and indefensibly paid in full, no payment shall be made in respect of a "Triggering Event" (as defined in the Employment Agreement) under Section 25 of the Employment Agreement;

     (B) With respect to Garrett A. Sullivan, (i) no automobile shall be furnished under Section 5 of the Employment Agreement; (ii) no monthly payments as flexible perquisite allowances under Section 6 of the Employment Agreement shall be made; (iii) no payment shall be made under Section 12 and/or Section 21 of the Employment Agreement; and (iv) no payment shall be made in respect of a "Triggering Event" (as defined in the Employment Agreement) under Section 24 of the Employment Agreement or any subsequent agreement between Garrett A. Sullivan and the Tranche B Borrower; and

     (C) With respect to Jerome C. Artigliere, so long as any Loans are outstanding and other Obligations have not been satisfied and indefeasibly paid in full, no payment shall be made under Section 12 of the Employment Agreement.

provided, that, (x) all payments otherwise prohibited in clauses (A) through (C) of this Section 7.7 may be made in kind with Tranche B Borrower common stock, and (y) in the event that seventy percent (70%) of all Loans and other Obligations outstanding under this Agreement and the other Restructuring Documents as of the Closing Date are indefeasibly paid in full on or before February 28, 2003, with the approval of a majority of the Board of the Tranche A Borrower, the Tranche A Borrower may set aside U.S.$10 million in a deposit account pledged to and controlled by IBM Credit as security for the Obligations. Upon indefeasible payment in full and satisfaction of all Obligations, IBM Credit's security interest in and control of such deposit account will automatically be terminated and released.

7.8 CAPITAL EXPENDITURES. Each Loan Party and its respective Subsidiaries will not make or commit to make any Capital Expenditure, except Capital Expenditures of such Loan Party and its respective Subsidiaries in the ordinary course of business not exceeding U.S.$500,000; provided, that (A) up to U.S.$50,000 of any such amount referred to above, if not so expended in the fiscal year for which it is permitted, may be carried over for expenditure in the next succeeding fiscal year and (B) Capital Expenditures made pursuant to this Section 7.8 during any fiscal year will be deemed made, first, in respect of amounts permitted for such fiscal year as provided above and, second, in respect of amounts carried over from the prior fiscal year pursuant to subclause (A) above.


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

7.9 INVESTMENTS. Each Loan Party will not, and will not permit its respective Subsidiaries to, directly or indirectly, make, maintain or acquire any Investment in any Person (including any Inactive Subsidiary) other than:

     (A) interest bearing deposit accounts (including certificates of deposit) which are insured by the Federal Deposit Insurance Corporation ("FDIC") or a similar federal insurance program;

     (B) direct obligations of the government of the United States of America or any agency or instrumentality thereof or obligations guaranteed as to principal and interest by the United States of America or any agency thereof;

     (C) stock or obligations issued to each Loan Party (other than any Inactive Subsidiary) in settlement of claims against others by reason of an event of bankruptcy or a composition or the readjustment of debt or a reorganization of any debtor of such Loan Party;

     (D) commercial paper of any company organized under the laws of any State of the United States or any bank organized or licensed to conduct a banking business under the laws of the United States or any State thereof having the short-term highest rating then given by Moody's or S&P;

     (E) as provided in Section 7.4;

     (F) extensions of trade credit in the ordinary course of business; and

     (G) Intercompany Investments by any Borrower or any Subsidiary of any Borrower in any Person that, prior to such Investment, is a wholly-owned Subsidiary Grantor (other than any Inactive Subsidiary or U.S. Electrical or any Caledonian Subsidiary) of the Obligations.

7.10 TRANSACTIONS WITH AFFILIATES. Each Loan Party (including any Inactive Subsidiary) will not, and will not permit its respective Subsidiaries (including any Inactive Subsidiary) to, directly or indirectly, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than a Borrower or any wholly owned Subsidiary Grantor) unless such transaction is (A) otherwise permitted under this Agreement, (B) in the ordinary course of business of such Loan Party or its Subsidiaries, as the case may be, and (C) upon fair and reasonable terms no less favorable to such Loan Party or its Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person that is not an Affiliate. Notwithstanding anything to the contrary in this Agreement, any payment made by Tranche B Borrower in respect of any reasonable trust administration expenses of Tranche A Borrower shall be permitted.

7.11 ERISA. Tranche B Borrower will not (A) terminate any Plan so as to incur a material liability to the PBGC (as defined in Section 5.14 of this Agreement),
(B) permit any "prohibited transaction" involving any Plan (other than a "multi-employer benefit plan") which would subject such Borrower to a material tax or penalty on "prohibited transactions" under the Code or ERISA, (C) fail to pay to any Plan any contribution which they are obligated to pay under the terms of such Plan, if such failure would result in a material "accumulated funding deficiency," whether or not waived, (D) allow or suffer to exist any occurrence of a "reportable event" or any other event or condition, which presents a material risk of termination by the PBGC of any Plan (other than a "multi-employer benefit plan"), or (E) fail to notify IBM Credit as required in
Section 6.6. As used in this Agreement, the terms "accumulated funding deficiency" and "reportable event" shall have the respective meanings assigned to them in ERISA, and the term "prohibited transaction" shall have the meaning assigned to it in the Code and ERISA. For purposes of this Section 7.11, the terms "material liability," "tax," "penalty," "accumulated funding deficiency" and "risk of termination" shall mean a liability, tax, penalty, accumulated funding


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

deficiency or risk of termination which could likely be expected to have a Material Adverse Effect.

7.12 SALES AND LEASEBACKS. Each Loan Party (other than any Inactive Subsidiary) will not, and will not permit its respective Subsidiaries to, without the prior written consent of IBM Credit, enter into any arrangement with any Person providing for the leasing by such Loan Party or any Subsidiary of real or personal property that has been or is to be sold or transferred by such Loan Party or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Loan Party or such Subsidiary.

7.13 ADDITIONAL NEGATIVE PLEDGES. Each Loan Party (other than any Inactive Subsidiary) will not, and will not permit its respective Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective (A) any Contractual Obligation which may restrict or inhibit IBM Credit's rights or ability to sell or otherwise Dispose of the Collateral or any part thereof after the occurrence and during the continuance of an Event of Default, or (B) any agreement that prohibits or limits the ability of such Loan Party, any of its respective Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, other than (i) the Restructuring Documents and (ii) any agreements governing any Purchase Money Indebtedness otherwise permitted hereby (in which case, any prohibition or limitation will only be effective against the assets financed thereby).

7.14 AMENDMENTS TO RESTRUCTURING DOCUMENTS. Each Loan Party will not, and will not permit its respective Subsidiaries to, directly or indirectly, amend, supplement or otherwise modify the terms and conditions of the Restructuring Documents or any documents related thereto.

7.15 ACCOUNTS. Each Grantor will not, and will not permit its respective Subsidiaries to, permit or agree to any extension, compromise or settlement or make any change or modification of any kind or nature with respect to any Account, including any of the terms relating thereto, which would affect IBM Credit's ability to collect payment on any Account in whole or in part, except for such extensions, compromises or settlements made by each Grantor in the ordinary course of its business, provided, however, that the aggregate amount of such extensions, compromises or settlements does not exceed five percent (5%) of such Grantor's Accounts at any time.

7.16 INDEBTEDNESS. Each Loan Party (including any Inactive Subsidiary) will not, and will not permit its respective Subsidiaries (including any Inactive Subsidiary) to, create, incur, assume or permit to exist any Indebtedness, except for Permitted Indebtedness.

7.17 LOANS. Each Loan Party will not, and will not permit its respective Subsidiaries to, make any loans, advances, contributions or payments of money or goods to any Subsidiary (including any Inactive Subsidiary), Affiliate or parent company or to any officer, director or stockholder of such Loan Party or of any such company (except for compensation for personal services actually rendered), except:

     (A) transactions expressly authorized by this Agreement;

     (B) as described in Exhibit 7.15; and

     (C) loans, advances and payments of money or goods to a Borrower or Guarantor in accordance with Section 7.9(G).


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7.18 CHANGES IN ACCOUNTING PRACTICES. Each Loan Party (other than any Inactive
Subsidiary) will not, and will not permit its respective Subsidiaries to, change, modify or alter its accounting policies or reporting practices.

7.19 HEDGE AGREEMENTS. Each Loan Party (other than any Inactive Subsidiary) will not enter into or cause its respective Subsidiaries to enter into any Hedge Agreements; provided, such Loan Party may enter into a Hedge Agreement if such Hedge Agreement is for interest rate protection purposes only, is nonspeculative in nature or purpose and the obligation thereunder are unsecured.

7.20 OPTIONAL PAYMENT AND MODIFICATIONS OF CERTAIN DEBT INSTRUMENTS. Each Borrower will not, and will not permit its respective Subsidiaries (including any Inactive Subsidiary) to, (A) make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds with respect to any Indebtedness subordinated to the Obligations; (B) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the any Indebtedness subordinated to the Obligations (other than any such amendment, modification, waiver or other change that (i) would extend the maturity or reduce the amount of any payment of principal thereof or reduce the rate or extend any date for payment of interest thereon and (ii) does not involve the payment of a consent fee); (C) enter into or be party to, or make any payment under, any other debt related documents characterized by "off-balance sheet" indebtedness; (D) designate any Indebtedness (other than obligations of such Borrower and its Subsidiaries pursuant to the Restructuring Documents) as "Designated Senior Indebtedness" (or any other defined term having a similar purpose) for the purposes of any Indebtedness subordinated to the Obligations; or (E) amend, modify, waive or otherwise charge, or consent or agree to, any of the terms of any preferred stock (other than any such amendment, modification, waiver or other charge that (i) would extend the scheduled redemption date or reduce the amount of any scheduled redemption payment or reduce the rate or extend any date for payment of dividends thereon and (ii) does not involve the payment of a consent fee.

7.21 LINES OF BUSINESS. Each Loan Party (other than any Inactive Subsidiary) and its respective Subsidiaries will not enter into any business, either directly or through any Subsidiary, except for those businesses in which such Loan Party and its Subsidiaries are engaged on the date of this Agreement or that are reasonably related thereto.

7.22 CHANGE IN FISCAL YEAR. Each of each Loan Party (other than any Inactive Subsidiary) and MAS will not change its fiscal year or its method of determining fiscal quarters without the prior written consent of IBM Credit.

7.23 LOCKBOXES AND SPECIAL ACCOUNTS; DEPOSIT ACCOUNTS. (A) Other than Tranche B Borrower, no Grantor will have or maintain any Lockbox, Special Account or other deposit accounts with any banks except as provided in Section 2.11 of this Agreement.

     (B) Until such time as Deposit Account Control Agreements required to be entered into on or prior to the Closing Date are entered into, no Loan Party or Subsidiary thereof will cause funds to be transferred to the related Deposit Accounts without the prior written consent of IBM Credit.

7.24 LEASES. Each Loan Party (other than any Inactive Subsidiary) and its respective Subsidiaries will not enter into any arrangement with any Person for the leasing thereby of any real or personal property other than Capital Lease Obligations (subject to restrictions on Capital Expenditures as provided in Section 7.8), if the aggregate amount of the rental payments (and other obligations) thereunder would exceed U.S.$25,000.


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                               SECTION 8. DEFAULT

8.1 EVENTS OF DEFAULT. Any one or more of the following events shall constitute an Event of Default by a Loan Party under this Agreement and the other Restructuring Documents:

     (A) The failure of any Borrower to make timely payment of the Obligations or any part thereof when due and payable;

     (B) Any Borrower fails to comply with or observe any term, covenant or agreement (other than the payment Obligations set forth in Section 8.1(A)) contained in this Agreement or any other Restructuring Documents and such failure is not cured within fifteen (15) Business Days of written notice (with reasonable particularity) to such Borrower of such failure;

     (C) Any representation, warranty, statement, report or certificate made or deemed made or delivered by or on behalf of any Borrower, any Loan Party or any Subsidiaries thereof in connection with any Restructuring Document or any of its respective officers, employees or agents or by or on behalf of any Guarantor to Lender shall prove to have been inaccurate in any material respect on or as of the date when made or deemed made;

     (D) Any Borrower, any other Loan Party or any Subsidiary thereof defaults in the observance or performance of any agreement contained in Section 6 or 7 of this Agreement;

     (E) Any Loan Party or MAS fails to comply with or observe any term, covenant or agreement contained in any Restructuring Document (other than as set forth in paragraphs (A) through (D) of this Section), and such default shall continue to be unremedied for a period of fifteen (15) days after notice to a Borrower from IBM Credit;

     (F) The occurrence of any event or circumstance which could reasonably be expected to have a Material Adverse Effect. For the purpose of this Section 8.1(F), (i) the removal of any officer of MAS or (ii) the institution of any proceeding, investigation, litigation or claim challenging any of the transactions contemplated by the Restructuring Documents, which in either case Lender in its sole and absolute discretion shall determine could have a Material Adverse Effect, shall be deemed to be an Event of Default;

     (G) The use of any funds borrowed from IBM Credit under this Agreement for any purpose other than as provided in this Agreement;

     (H) Any Loan Party or MAS shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable;

     (I) Any Loan Party or any Subsidiary thereof (other than any Inactive Subsidiary) shall commence any case, proceeding or other action (i) under any existing or future law of any jurisdiction,


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domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts; or (ii) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Loan Party or any Subsidiary thereof shall make a general assignment for the benefit of its creditors; or (iii) there shall be commenced against any Loan Party or any Subsidiary thereof any case, proceeding or other action of a nature referred to in clause (i) above that (a) results in the entry of an order for relief or any such adjudication or appointment or (b) remains undismissed, undischarged or unbonded for a period of thirty (30) days; or (iii) there shall be commenced against any Loan Party or any Subsidiary thereof any case, proceeding or other action seeking issuance of a warrant of attachment, execution or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within thirty (30) days from the entry thereof; or (iv) any Loan Party or any Subsidiary thereof shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Loan Party or any Subsidiary thereof shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;

     (J) The entry of any judgment against any Loan Party or MAS in an amount in excess of U.S.$50,000 and such judgment is not satisfied, dismissed, stayed or superseded by bond within thirty (30) days after the day of entry thereof (and in the event of a stay or bond, such judgment is not discharged within thirty
(30) days after termination of any such stay or bond) or such judgment is not covered by insurance as to which the insurance company has acknowledged its obligation to pay such judgment in full;

     (K) The dissolution or liquidation of any Loan Party or any Subsidiary thereof (other than any Inactive Subsidiary), or its directors or stockholders shall take any action to dissolve or liquidate such Loan Party or any Subsidiary thereof;

     (L) Any Borrower suspends business for five (5) consecutive Business Days for any reason other than an Act of God, war or other catastrophic event beyond the control of such Borrower;

     (M) The occurrence of any event or condition that permits the holder of any Indebtedness aggregating in excess of U.S.$100,000 arising in one or more related or unrelated transactions to accelerate the maturity thereof or the failure of any Borrower to pay when due any such Indebtedness;

     (N) Any Guaranty of any or all of the Borrowers' Obligations executed by any Guarantor, whose assets are substantially relied upon by Lender to secure the Obligations, in favor of Lender, shall at any time for any reason cease to be in full force and effect or shall be declared to be null and void by a court of competent jurisdiction or the validity or enforceability thereof shall be contested or denied by any such Guarantor, or any such Guarantor shall deny that it has any further liability or obligation thereunder or any such Guarantor shall fail to comply with or observe any of the terms, provisions or conditions contained in any such Guaranty;

     (O) Any Borrower is in default under the material terms of any of the Restructuring Documents after the expiration of any applicable grace and/or cure periods;

     (P) (i) any Person (including any Inactive Subsidiary) shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of


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Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of IBM Credit, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) any Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of IBM Credit is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Benefit Plan or
(vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of IBM Credit, reasonably be expected to have a Material Adverse
Effect;

     (Q) The issuance of a warrant of distress for any rent or taxes with respect to any premises occupied by any Borrower or any Subsidiary in or upon which the Collateral, or any part thereof, may at any time be situated and such warrant shall continue for a period of ten (10) Business Days from the date such warrant is issued;

     (R) Any "person" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) shall have acquired a beneficial interest in twenty percent (20%) or more of the Voting Stock of any Borrower;

     (S) Any Subsidiary of any Borrower shall (i) default in any payment of principal of or interest of any Indebtedness owning to Lender beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created, or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness contained in any instrument or agreement evidencing, securing or relating thereto;

     (T) Any Issuer of MAS Stock shall have issued Capital Stock without the prior written consent of IBM Credit;

     (U) A majority of the board of directors of MAS shall cease to consist of Continuing Directors;

     (V) The terms and conditions of the certificate of incorporation, by-laws and/or other constituent documents of any Issuer of MAS Stock shall have been amended, supplemented or otherwise modified unless such amendment, supplement or modification is not adverse to the interests of any Borrower or their respective Subsidiaries or Lender;

     (W) Any Borrower and/or any of their respective Subsidiaries shall have transferred any of their respective assets and/or property, by any means whatsoever, to any Subsidiary of MAS, any Caledonian Subsidiary, Inactive Subsidiary, U.S. Electrical or any Subsidiary that is not in good standing in any jurisdiction where the failure to do so could have a Material Adverse Effect;

     (X) Tranche B Borrower shall have asserted, threatened or commenced any action, litigation or proceeding against Tranche A Borrower or any of its properties or revenues; or

     (Y) MAS shall have failed to: (i) file with the SEC an Information Statement on Schedule 14C pursuant to Section 14(c) of the Securities Exchange Act of 1934 in respect of the Charter Amendment (the "Information Statement") in satisfaction of SEC requirements within 10 calendar days of the Closing Date; or
(ii) distribute the Information Statement to its shareholders within 25 calendar


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days of the Closing Date or, in the event the Information Statement is reviewed by the SEC, use its best efforts to distribute the Information Statement as soon as possible thereafter.

8.2 ACCELERATION. Upon the occurrence and during the continuance of an Event of Default which has not been waived in writing by Lender, Lender may, in their sole discretion, without prejudice to any other rights they may have at law or under this Agreement to enforce its claims against the Loan Parties, declare all Obligations to be immediately due and payable (except that if the Event of Default consists of the filing of a petition under the Bankruptcy Code, in which case all Obligations shall automatically become immediately due and payable without the necessity of any notice or other demand) without presentment, demand, protest or any other action or obligation of Lender.

8.3 REMEDIES.

     (A) Upon the occurrence and during the continuance of any Event of Default which has not been waived in writing by Lender and the acceleration of the Obligations in accordance with Section 8.2, Lender may exercise all rights and remedies of a secured party under the UCC, or any other provisions, laws or statutes as applicable. Without limiting the generality of the foregoing, Lender may: (i) remove from any premises where same may be located any and all documents, instruments, files and records (including the copying of any computer records), and any receptacles or cabinets containing same, relating to the Accounts, or Lender may use (at the expense of such Loan Party) such of the supplies or space of a Borrower or any other Loan Party, as applicable, at such Loan Party's place of business or otherwise, as may be necessary to properly administer and control the Accounts or the handling of collections and realizations thereon; (ii) bring suit, in the name of a Borrower, any other Loan Party or Lender and generally shall have all other rights respecting said Accounts, including without limitation the right to accelerate or extend the time of payment, settle, compromise, release in whole or in part any amounts owing on any Accounts and issue credits in the name of such Borrower, such other Loan Party or Lender; (iii) sell, assign and deliver the Accounts and any returned, reclaimed or repossessed merchandise, with or without advertisement, at public or private sale, for cash, or credit or otherwise, at Lender's sole option and discretion, and Lender may bid or become a purchaser at any such sale; and (iv) foreclose the security interests created pursuant to this Agreement by any available judicial procedure, or to take possession of any or all of the Collateral without judicial process and to enter any premises where any Collateral may be located for the purpose of taking possession of or removing the same.

     (B) Upon the occurrence of any Event of Default, in addition to any remedies provided under Section 3.6 of this Agreement, each Borrower and each other applicable Loan Party agrees to provide to Lender (i) within three (3) Business Days after request by Lender, any written certificates, schedules and reports together with all supporting documents relating to the Collateral or such Person's business affairs and financial condition; and (ii) the name, address and phone number of each of its Account debtors' primary contacts for each Account if requested by IBM Credit. Upon the occurrence and during the continuance of any Event of Default which has not been waived in writing by Lender, and the acceleration of the Obligations in accordance with Section 8.2, Lender shall have the right to sell, lease, or otherwise Dispose of all or any part of the Collateral, whether in its then condition or after further preparation or processing, in the name of such Loan Party or Lender, or in the name of such other party as Lender may designate, either at public or private sale or at any broker's board, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such other terms and conditions as Lender in its sole discretion may deem advisable, and Lender shall have the right to purchase at any such sale.

If Lender in its sole discretion determines that any of the Collateral requires rebuilding, repairing, maintenance or preparation, Lender shall have the right, at its option, to do such of the aforesaid as it


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deems necessary for the purpose of putting such Collateral in such saleable form as Lender shall deem appropriate. Each Borrower and each other applicable Loan Party hereby agrees that any disposition by Lender of any Collateral pursuant to and in accordance with the terms of a repurchase agreement between Lender and the manufacturer or any supplier of such Collateral constitutes a commercially reasonable sale. Each Borrower and each other applicable Loan Party agrees, at the request of Lender, to assemble the Collateral and to make it available to Lender at places which Lender shall select, whether at the premises of such Person or elsewhere, and to make available to Lender the premises and facilities of such Person for the purpose of Lender's taking possession of, removing or putting such Collateral in saleable form. If notice of intended disposition of any Collateral is required by law, it is agreed that ten (10) Business Days notice shall constitute reasonable notification.

     (C) Unless expressly prohibited by the licensor thereof, if any, Lender is hereby granted by each Applicable Borrower and each other applicable Loan Party, upon the occurrence and during the continuance of any Event of Default which has not been waived in writing by Lender, an irrevocable, nonexclusive license to use, assign, license or sublicense all computer software programs, data bases, processes and materials used by such Person in its businesses or in connection with any of the Collateral.

     (D) The net cash proceeds resulting from Lender's exercise of any of the foregoing rights (after deducing all charges, costs and expenses, including reasonable attorneys' fees) shall be applied by Lender to the payment of the Obligations, whether due or to become due, in such order as Lender may in it sole discretion elect. Each Borrower shall remain liable to Lender for any deficiencies, and Lender in turn agrees to remit to such Borrower, or its successors or assigns, any surplus resulting therefrom.

     (E) The enumeration of the foregoing rights is not intended to be exhaustive and the exercise of any right shall not preclude the exercise of any other rights, all of which shall be cumulative.

8.4 WAIVER. If IBM Credit seeks to take possession of any of the Collateral by any court process, each of Borrower and each applicable Grantor hereby irrevocably waives to the extent permitted by applicable law any bonds, surety and security relating thereto required by any statute, court rule or otherwise as an incident to such possession and any demand for marshalling or possession of the Collateral prior to the commencement of any suit or action to recover possession thereof. Each Borrower and each other Loan Party waives to the extent permitted by applicable law all rights of setoff it may have against Lender. Each Borrower and each other Loan Party further waives to the extent permitted by applicable law presentment, demand and protest, and notices of non-payment, non-performance, any right of contribution, dishonor, and any other demands, and notices required by law.


                            SECTION 9. MISCELLANEOUS

9.1 TERM; MATURITY DATE.

     (A) This Agreement shall remain in force until the earlier of (i) the Maturity Date, (ii) the date specified in a written notice by any Borrower that the Borrowers intend to terminate this Agreement, which date shall be no less than thirty (30) days following the receipt by IBM Credit of such written notice, and (iii) termination by Lender after the occurrence and during the continuance of an Event of Default. Upon the date that this Agreement is terminated, all of Borrowers' Obligations shall be immediately due and payable in their entirety, even if they are not yet due in accordance with their terms.

     (B) Until the indefeasible payment in full of all of Borrowers' Obligations and the Obligations of each other Loan Party to Lender under the Restructuring Documents, no termination of any Restructuring Document shall in any way affect or impair (i) Borrowers' Obligations to Lender and the Obligations of each other Loan Party to Lender under the Restructuring Documents, including, without


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limitation, any transaction or event occurring prior to and after such termination, or (ii) Lender's rights hereunder, including, without limitation Lender' security interest in the Collateral.

     (C) In the event of the payment in full of all of the then Outstanding Loans, Lender shall provide Applicable Borrower with all such documentation (including, without limitation, the execution and delivery of termination statements) and shall take all such steps (including, without limitation, the redelivery of stock certificates) as such Applicable Borrower, from time to time may reasonably request in connection with, and to facilitate the release of all security and Collateral interests which Lender has in any Borrower, Subsidiary or other Person.

9.2 INDEMNIFICATION. Each Loan Party hereby agrees to indemnify and hold harmless Lender and each of its officers, directors, agents and assigns (collectively, the "Indemnified Persons") against all losses, claims, damages, liabilities or other expenses (including reasonable attorneys' fees and court costs now or hereinafter arising from the enforcement of this Agreement, the "Losses") to which any of them may become subject to the extent such Losses arise out of or are based upon any event, circumstance or condition (A) occurring or existing on or before the date of this Agreement relating to any financing arrangements Lender may from time to time have with (i) such Loan Party, (ii) any Person that shall be acquired by such Loan party or (iii) any Person that such Borrower may acquire all or substantially all of the assets of, or (B) directly or indirectly, relating to the execution, delivery or performance of each Restructuring Document or the consummation of the transactions contemplated hereby or thereby or to any of the Collateral or to any act or omission of such Loan Party in connection therewith. Notwithstanding the foregoing, a Loan Party shall not be obligated to indemnify Lender for any Losses incurred by Lender which are a result of Lender's gross negligence or willful misconduct. The indemnity provided herein shall survive the termination of this Agreement.

9.3 ADDITIONAL OBLIGATIONS. Lender, without waiving or releasing any Obligation or Default of any Loan Party, may perform any Obligations of a Loan Party that such Loan Party shall fail or refuse to perform and Lender may, at any time or times hereafter, but shall be under no obligation to, pay, acquire or accept any assignment of any security interest, lien, encumbrance or claim against the Collateral asserted by any person. All sums paid by Lender in performing in satisfaction or on account of the foregoing and any expenses, including reasonable attorney's fees, court costs, and other charges relating thereto, shall be a part of the Obligations, payable on demand and secured by the Collateral.

9.4 LIMITATION OF LIABILITY. NEITHER LENDER NOR ANY OTHER INDEMNIFIED PERSON SHALL HAVE ANY LIABILITY WITH RESPECT TO ANY SPECIAL, EXEMPLARY, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES SUFFERED BY BORROWERS OR ANY OTHER LOAN PARTY IN CONNECTION WITH THIS AGREEMENT, ANY OTHER AGREEMENT, OR ANY DELAY, OMISSION OR ERROR IN THE ELECTRONIC TRANSMISSION OR RECEIPT OF ANY E-DOCUMENT, OR ANY CLAIMS IN ANY MANNER RELATED THERETO. NOR SHALL LENDER OR ANY OTHER INDEMNIFIED PERSON HAVE ANY LIABILITY TO BORROWERS OR ANY OTHER LOAN PARTY OR ANY OTHER PERSON FOR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY IT OR THEM HEREUNDER, EXCEPT FOR ITS OR THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. IN THE EVENT ANY BORROWER OR ANY OTHER LOAN PARTY REQUESTS APPLICABLE LENDER TO EFFECT A WITHDRAWAL OR DEBIT OF FUNDS FROM AN ACCOUNT OF SUCH BORROWER OR ANY OTHER LOAN PARTY, THEN IN NO EVENT SHALL APPLICABLE LENDER BE LIABLE FOR ANY AMOUNT IN EXCESS OF ANY AMOUNT INCORRECTLY DEBITED, EXCEPT IN THE EVENT OF SUCH APPLICABLE LENDER'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. NO PARTY HERETO SHALL BE LIABLE FOR ANY FAILURE TO PERFORM ITS OBLIGATIONS IN CONNECTION WITH ANY E-DOCUMENT, WHERE SUCH FAILURE RESULTS FROM ANY ACT OF GOD OR OTHER CAUSE BEYOND SUCH PARTY'S


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REASONABLE CONTROL (INCLUDING, WITHOUT LIMITATION, ANY MECHANICAL, ELECTRONIC OR
COMMUNICATIONS FAILURE) WHICH PREVENTS SUCH PARTY FROM TRANSMITTING OR RECEIVING E-DOCUMENTS.

9.5 RELEASE OF CLAIMS. TO INDUCE LENDER TO ENTER INTO THIS AGREEMENT, EACH BORROWER AND EACH OTHER LOAN PARTY HERETO HEREBY RELEASES, ACQUITS AND FOREVER DISCHARGES LENDER AND LENDER'S OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, CONSULTANTS, ADVISORS, SUCCESSORS AND ASSIGNS AND AFFILIATES FROM ALL LIABILITIES, CLAIMS, DEMANDS, ACTIONS OR CAUSES OF ACTIONS OF ANY KIND (IF THERE BE ANY), WHETHER ABSOLUTE OR CONTINGENT, DUE OR TO BECOME DUE, DISPUTED OR UNDISPUTED, LIQUIDATED OR UNLIQUIDATED, AT LAW OR IN EQUITY, THAT ANY ONE OR MORE OF THEM NOW HAVE OR EVER HAVE HAD AGAINST LENDER OR ANY OF LENDER'S AFFILIATES, WHETHER ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY OF THE RESTRUCTURING DOCUMENTS OR OTHERWISE.

9.6 AMENDMENTS; WAIVER. Each Restructuring Document may not be amended, supplemented, waived or otherwise modified except by an agreement in writing signed by Borrowers, each other Loan Party thereto and Lender. No delay or omission of Lender to exercise any right or remedy hereunder, whether before or after the occurrence of any Event of Default, shall impair any such right or remedy or shall operate as a waiver thereof or as a waiver of any such Event of Default. In the event that Lender at any time or from time to time dispenses with any one or more of the requirements specified in any of the Restructuring Documents, such dispensation may be revoked by Lender at any time and shall not be deemed to constitute a waiver of any such requirement subsequent thereto. Lender' failure at any time or times to require strict compliance and performance by any Borrower or any other Loan Party of any undertakings, agreements, covenants, warranties and representations of this Agreement or any other Restructuring Document shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance thereof. Any waiver by Lender of any Default by the Borrowers or any of the Loan Party under any of the Restructuring Documents shall not waive or affect any other Default by the Borrowers or any other Loan Party under each Restructuring Documents, whether such Default is prior or subsequent to such other Default and whether of the same or a different type. None of the undertakings, agreements, warranties, covenants, and representations of the Borrowers or any other Loan Party contained in each Restructuring Documents and no Default by the Borrowers or any other Loan Party shall be deemed waived by Lender unless such waiver is in writing signed by an authorized representative of Lender.

9.7 SEVERABILITY. If any provision of the Restructuring Documents or the application thereof to any Person or circumstance is held invalid or unenforceable, the remainder of the Restructuring Documents and the application of such provision to other Persons or circumstances will not be affected thereby, the provisions of the Restructuring Documents being severable in any such instance.

9.8 ONE LOAN. All Loans heretofore, now or at any time or times hereafter made by Lender to an Applicable Borrower under this Agreement or any other Restructuring Documents shall constitute one loan secured by Lender's security interests in the Collateral and by all other security interests, liens and encumbrances heretofore, now or from time to time hereafter granted by the Applicable Borrower or any Grantor to Lender or any assignor of Lender.

9.9 ADDITIONAL COLLATERAL. All monies, reserves and proceeds received or collected by Lender with respect to Accounts and other property of an Applicable Borrower or any other applicable Loan Party in possession of Lender at any time or times hereafter are hereby pledged by Applicable Borrower or such applicable Loan Party to Lender as security for the payment of Applicable Borrower's Obligations and the Obligations of such other Loan Party to Lender under the Restructuring Documents and shall be applied promptly by Lender on account of the Applicable Borrower's Obligations and the Obligations of such other Loan Party to Lender under the Restructuring Documents; provided, however, Lender may release to the Applicable Borrower or such applicable Loan Party such portions of such monies, reserves and proceeds as Lender may from time to time determine, in its sole discretion.

9.10 NO MERGER OR NOVATIONS. This Agreement and the other Restructuring Documents represent the entire agreement of each Borrower, each other Loan Party hereto and Lender with respect to the subject hereof and thereof and supersedes all prior agreements, representations and understanding, if any, relating to the subject matter hereof and thereof (it being understood that all of the indebtedness, obligations and liens created under the Existing Credit Agreement, as amended and restated hereby, remain in full force and effect and are not discharged, paid, satisfied, or cancelled). There are no promises, undertakings, representations or warranties by Lender relative to the subject matter hereof not expressly set forth or referred to in each Restructuring Document. Neither the obtaining of any judgment nor the exercise of any power of seizure or sale shall operate to extinguish the Obligations of a Borrower and the Obligations of each other Loan Party under the applicable Restructuring Documents to Lender secured by this Agreement and shall not operate as a merger of any covenant in this Agreement, and the acceptance of any payment or alternate security shall not constitute or create a novation and the obtaining of a judgment or judgments under a covenant herein contained shall not operate as a merger of that covenant or affect Lender's rights under this Agreement.

9.11 PARTICIPATIONS AND ASSIGNMENTS.

     (A) Lender may, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a "Participant") participating interests in any Loans owing to Lender or any other interest of Lender under each Restructuring Document. In the event of any such sale by Lender of a participating interest to a Participant, Lender's obligations under each Restructuring Document to the other parties to the Restructuring Documents shall remain unchanged, Lender shall remain solely responsible for the performance thereof, Lender shall remain the holder of any such Loan for all purposes under the Restructuring Documents, and each Borrower and each other Loan Party shall continue to deal solely and directly with Lender in connection with Lender's rights and obligations under each Restructuring Document. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Restructuring Document, or any consent to any departure by any other Participants therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Loans or any fees payable hereunder, or postpone the date of the final maturity of the Loans, in each case to the extent subject to such participation. Each Borrower agrees that if amounts outstanding under this Agreement and each other Restructuring Documents and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement or any other Restructuring Document to the same extent as if the amount of its participating interest were owing directly to it as a lender under such Restructuring Document, provided, that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with Lender the proceeds thereof as fully as if it were a lender hereunder. Each Borrower and each other Loan Party also agrees that each Participant shall be entitled to the benefits of Sections 2.2, 2.10 and 9.2 with respect to its participation in the Loans outstanding from time to time as if it were a Lender; provided, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than Lender or any other transferor Participant would have been entitled to receive in respect of the amount of the participation transferred by Lender or any other transferor Participant to such Participant had no such transfer occurred.

     (B) Lender may, in accordance with applicable law, prior to a Default or Event of Default with the consent of Applicable Borrower (such consent not to be unreasonably withheld or delayed), assign to one or more bank, financial institution or other entity (an "Assignee") all or any part of its rights and obligations under the Restructuring Documents pursuant to an assignment and acceptance agreement substantially in the form of Attachment P hereto (the "Assignment and Acceptance Agreement"), executed by such Assignee, Lender and, if applicable, Applicable Borrower. Upon such execution, delivery, and acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance Agreement, (i) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance Agreement, have the rights and obligations of a lender hereunder with a commitment and/or Loans as set forth therein, and (ii) Lender thereunder shall, to the extent provided in such Assignment and Acceptance Agreement, be released from its obligations under any Restructuring Document (and, in the case of an Assignment and Acceptance Agreement covering all of Lender's rights and obligations under this Agreement, Lender shall cease to be a party hereto). Notwithstanding any provision of this Section 9.11(B), the consent of Borrowers shall not be required for any assignment that occurs when a Default or Event of Default shall have occurred and be continuing.

9.12 SECTION TITLES. The Section titles used in this Agreement and the other Restructuring Documents are for convenience only and do not define or limit the contents of any Section.

9.13 BINDING EFFECT; ASSIGNMENT. This Agreement and each other Restructuring Document shall be binding upon and inure to the benefit of Lender and the Borrowers and their respective successors and assigns; provided, that none of the Borrower or any other Loan Party shall have the right to assign this Agreement or any of the Restructuring Documents without the prior written consent of Lender.

9.14 CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of Lender, any right, remedy, power or privilege each Restructuring Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

9.15 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in each Restructuring Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement.

9.16 PAYMENT OF EXPENSES AND TAXES. Each Borrower and each other Loan Party agrees (A) to pay or to reimburse Lender for all its out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, any Restructuring Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to Lender and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Borrowers from time to time on a periodic basis as Lender shall deem appropriate, (B) to pay or to reimburse Lender for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under any Restructuring Documents and any such other documents, including the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to Lender, (C) to pay, indemnify, and hold Lender harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise, Non-Excluded Taxes and other taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, each Restructuring Documents and any such other documents, and (D) to pay, indemnify, and hold Lender and their respective officers, directors, employees, affiliates, agents and controlling persons (each, an "Indemnitee") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of each Restructuring Documents and any such other documents, or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of each Borrower, each other Loan Party or their respective Subsidiaries and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against such Borrower, each other Loan Party or their Subsidiaries under any Restructuring Document (all the foregoing in this clause (D), collectively, the "Indemnified Liabilities"), provided, that neither Borrower nor any other Loan Party shall have any obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. Without limiting the foregoing, and to the extent permitted by applicable law, each of Borrower and each other Loan Party agree not to assert and to cause their respective Subsidiaries not to assert, and hereby waive and agree to cause their respective Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee.

9.17 CONFIDENTIALITY. Lender agrees to keep confidential all non-public information provided to it by each Borrower, each other Loan Party or their respective Subsidiaries pursuant to this Agreement that is designated by such Borrower, such other Loan Party or their respective Subsidiaries as confidential; provided, that nothing herein shall prevent Lender from disclosing any such information (A) to its Subsidiaries or Affiliates, (B) subject to an agreement to comply with the provisions of this Section, to any actual or prospective transferee, (C) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its Affiliates,
(D) upon the request or demand of any Governmental Authority, (E) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (F) if requested or required to do so in connection with any litigation or similar proceeding, (G) that has been publicly disclosed, (H) to any nationally recognized rating agency that requires access to information about Lender's investment portfolio in connection with ratings issued with respect to Lender, or (I) in connection with the exercise of any remedy under any Restructuring Document, and nothing herein shall prevent any Subsidiary or Affiliate of Lender from disclosing any non-public information to Lender.

9.18 NOTICES; E-BUSINESS ACKNOWLEDGMENT.

     (A) Except as otherwise expressly provided in this Agreement, any notice required or desired to be served, given or delivered hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered (A) upon receipt if deposited in the United States, first class mail, with proper postage prepaid, (B) upon receipt of confirmation or answerback if sent by telecopy, (C) upon sending a facsimile transmission, (D) one Business Day after deposit with a reputable overnight courier with all charges prepaid, or (E) when delivered, if hand-delivered by messenger, all of which shall be properly addressed to the party to be notified and sent to the address or number indicated as follows:

(i)  If to IBM Credit at:               (ii) If to a Borrower at:

     IBM Credit Corporation                  Applicable Digital Solutions, Inc.
     1500 Riveredge Parkway                  400 Royal Palm Way, Suite 410
     Atlanta, Georgia 30328                  Palm Beach, Florida 33480
     Attention: Region Manager, East         Attention: Jerome C. Artigliere
     Facsimile: (770) 644-4826               Facsimile: (561) 805-8004

     With a copy to:

          IBM Global Financing
          Special Handling Group
          North Castle Drive
          Armonk, New York 10504
          Attention: Bruce Gordon
          Facsimile: (914) 765-6268


or to such other address or number as each party designates to the other in the manner prescribed herein. A copy of all material notices under the Agreement or any other Restructuring Document, including any notice of, or which starts the beginning of any grace and/or cure periods applicable to, any Event of Default and any notice which consists of a reservation of rights or claiming or suggesting any departure from the provisions of the Agreement and any other Restructuring Documents shall also be delivered to Applied Digital Solutions, Inc. located at 400 Royal Palm Way, Suite 410, Palm Beach, Florida 33480,
Attention: General Counsel or such other address, written notice of which is provided by Borrowers to Lender. Lender reserves the right to serve notices of legal proceedings directly to Borrowers.

          (i) Each Loan Party hereto, on the one hand, and Lender, on the other hand, may electronically transmit to or receive from the other party hereto Restructuring Documents (Restructuring Documents in such electronic form, "E-Documents") via the Internet. Any transmission of data which is not an E-Document shall have no force or effect between the parties hereto. E-Documents shall not be deemed to have been properly received, and no E-Document shall give rise to any obligation, until accessible to the receiving party at such party's receipt computer at the address specified herein. Upon proper receipt of an E-Document, the receiving party shall promptly transmit a functional acknowledgment in return. A functional acknowledgment shall constitute conclusive evidence that an E-Document has been properly received. If any transmitted E-Document is received in an unintelligible or garbled form, the receiving party shall promptly notify the originating party in a reasonable manner. In the absence of such a notice, the originating party's records of the contents of such E-Document shall control.

          (ii) Each party hereto shall use those security procedures which are reasonably sufficient to ensure that all transmissions of E-Documents are authorized and to protect its business records and data from improper access. Any E-Document received pursuant to this Section 9.18 shall have the same effect as if the contents of the E-Document had been sent in paper rather than electronic form. The conduct of the parties hereto pursuant to this Section 9.18 shall, for all legal purposes, evidence a course of dealing and a course of performance accepted by the parties hereto. The parties hereto agree not to contest the validity or enforceability of E-Documents under the provisions of any applicable law relating to whether certain agreements are to be in writing or signed by the party hereto to be bound thereby. The parties hereto agree, as to any E-Document sent from a Loan Party's e-mail address(es) listed in this Section 9.18, that IBM Credit can reasonably rely on the fact that such E-Document is properly authorized by such Borrower or such other applicable Loan Party. E-Documents, if introduced as evidence on paper in any judicial, arbitration, mediation or administrative proceedings, will be admissible as between the parties hereto to the same extent and under the same conditions as other business records originated and maintained in documentary form. Neither party shall contest the admissibility of copies of E-Documents under either the business records exception to the hearsay rule or the best evidence rule on the basis that the E-Documents were not originated or maintained in documentary form.

BORROWER/OTHER LOAN PARTIES RECIPIENT INFORMATION for Internet transmissions:

(PLEASE PRINT)

NAME OF BORROWER'S/OTHER LOAN PARTIES' DESIGNATED CONTACT(S) AUTHORIZED TO RECEIVE AND TRANSMIT E-DOCUMENTS:


--------------------------------------------------------------------------------

E-MAIL ADDRESS:
                ----------------------------------------------------------------

PHONE NUMBER:
              ------------------------------------------------------------------


9.19 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. Each party hereto shall deliver to each other party hereto a manually executed counterpart of its signature page within five (5) days after delivering its signature page by facsimile transmission. A set of the copies of this Agreement signed by all the parties hereto shall be lodged with each Borrower and Lender.

9.20 SUBMISSION AND CONSENT TO JURISDICTION AND CHOICE OF LAW. TO INDUCE LENDER TO ACCEPT ANY RESTRUCTURING DOCUMENTS, EACH BORROWER AND EACH OTHER LOAN PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY:

     (A) SUBMITS ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO ANY RESTRUCTURING DOCUMENT, OR FOR THE RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND ANY FEDERAL DISTRICT COURT IN NEW YORK.

     (B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREINAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME.

     (C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO LOAN PARTY AT ITS ADDRESS SET FORTH IN SECTION 9.18 OR AT SUCH OTHER ADDRESS OF WHICH IBM CREDIT SHALL HAVE BEEN NOTIFIED PURSUANT THERETO;

     (D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

     (E) AGREES THAT THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF NEW YORK GENERAL OBLIGATIONS LAW) OF THE STATE OF NEW YORK.

9.21 JURY TRIAL WAIVER. EACH OF LENDER, BORROWERS AND EACH OTHER LOAN PARTY HERETO HEREBY IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING (INCLUDING ANY COUNTERCLAIM) OF ANY TYPE IN WHICH ANY LENDER, BORROWER OR SUCH OTHER LOAN PARTY ARE PARTIES AS TO ALL MATTERS ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT OR ANY DOCUMENT, INSTRUMENT OR AGREEMENT EXECUTED IN CONNECTION HEREWITH.

9.22 LIMITATION OF LIABILITY. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as trustee of the Tranche A Borrower, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of Tranche A Borrower is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only Tranche A Borrower, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of Tranche A Borrower or be liable for the breach or failure of any Obligation, representation, warranty or covenant made or undertaken by Tranche A Borrower under this Agreement or any other Restructuring Documents.

     IN WITNESS WHEREOF, each Borrower, each Guarantor and each other Loan Party hereto has read this entire Agreement, and has caused their respective authorized representatives to execute this Agreement and has caused its corporate seal, if any, to be affixed hereto as of the date first written above.

IBM CREDIT CORPORATION,                                APPLIED DIGITAL SOLUTIONS, INC.,
as Lender                                              as Tranche B Borrower and Tranche A Guarantor


By:  /s/   John M. White                               By:  /s/   Jerome C. Artigliere
    -----------------------------------------              -----------------------------------------
    Name:  John M. White                                   Name:  Jerome C. Artigliere
    Title: Global Director of Credit                       Title: Senior Vice President


DIGITAL ANGEL SHARE TRUST,                             ADS MONTEREY, INC.,
as Tranche A Borrower and Tranche B Guarantor

By:    Wilmington Trust Company, not in its            By:   /s/  Jerome C. Artigliere
       individual capacity but solely as Trustee           -----------------------------------------
                                                           Name:  Jerome C. Artigliere
By:  /s/                                                   Title: Treasurer
    -----------------------------------------
    Name:  Wilmington Trust Company
    Title: Trustee


ADVANCED POWER SOLUTIONS, INC.                         THE AMERICOM GROUP, INC.


By:  /s/   Jerome C. Artigliere                        By:  /s/   Jerome C. Artigliere
    -----------------------------------------              -----------------------------------------
    Name:  Jerome C. Artigliere                            Name:  Jerome C. Artigliere
    Title: Vice President                                  Title: Treasurer


APPLIED DIGITAL SOLUTIONS FINANCIAL CORP.              BALVA FINANCIAL CORPORATION


By:  /s/   Jerome C. Artigliere                         By:  /s/  Jerome C. Artigliere
    -----------------------------------------              -----------------------------------------
    Name:  Jerome C. Artigliere                            Name:  Jerome C. Artigliere
    Title: President                                       Title: Assistant Treasurer

COMPUTER EQUITY CORPORATION                            DIGITAL ANGEL CORPORATION


By: /s/ Jerome C. Artigliere                           By: /s/ Jerome C. Artigliere
    -----------------------------------------              -----------------------------------------
    Name:  Jerome C. Artigliere                            Name:  Jerome C. Artigliere
    Title: Assistant Treasurer                             Title: Vice President


DIGITAL ANGEL HOLDINGS, LLC                            FEDERAL CONVENTION CONTRACTORS, INC.


By: /s/ Jerome C. Artigliere                           By: /s/ Jerome C. Artigliere
    -----------------------------------------              -----------------------------------------
    Name:  Jerome C. Artigliere                            Name:  Jerome C. Artigliere
    Title: Assistant Treasurer                             Title: Assistant Treasurer


FEDERAL SERVICES, INC.                                 GOVERNMENT TELECOMMUNICATIONS, INC.


By: /s/ Jerome C. Artigliere                           By: /s/ Jerome C. Artigliere
    -----------------------------------------              -----------------------------------------
     Name:  Jerome C. Artigliere                            Name:  Jerome C. Artigliere
     Title: Assistant Treasurer                             Title: Assistant Treasurer


INFORMATION TECHNOLOGY SERVICES, INC.                  INFOTECH USA, INC.


By: /s/ Anat Ebenstein                                 By: /s/ Anat Ebenstein
    -----------------------------------------              -----------------------------------------
    Name:  Anat Ebenstein                                  Name:  Anat Ebenstein
    Title: President                                       Title: President



PDS ACQUISITION CORP.                                  PERIMETER ACQUISITION CORP.


By: /s/ Jerome C. Artigliere                           By: /s/ Jerome C. Artigliere
    -----------------------------------------              -----------------------------------------
    Name:  Jerome C. Artigliere                            Name:  Jerome C. Artigliere
    Title: Assistant Treasurer                             Title: Assistant Treasurer


PRECISION POINT CORPORATION                            SYSCOMM INTERNATIONAL CORPORATION



 By: /s/ Jerome C. Artigliere                           By: /s/ Anat Ebenstein
    -----------------------------------------              -----------------------------------------
    Name:  Jerome C. Artigliere                            Name:  Anat Ebenstein
    Title: Vice President                                  Title: President

TIMELY TECHNOLOGY CORP.                                U.S. ELECTRICAL PRODUCTS CORP.

By: /s/ Jerome C. Artigliere
    -----------------------------------------          By: /s/ Jerome C. Artigliere
    Name:  Jerome C. Artigliere                            -----------------------------------------
    Title: Assistant Treasurer                             Name:  Jerome C. Artigliere
                                                           Title: Treasurer


VERICHIP CORPORATION                                   WEBNET SERVICES, INC.


By: /s/ Jerome C. Artigliere                           By: /s/ Jerome C. Artigliere
    -----------------------------------------              -----------------------------------------
    Name:  Jerome C. Artigliere                            Name:  Jerome C. Artigliere
    Title: Vice President                                  Title: Assistant Treasurer


ACT-GFX CANADA, INC.                                   ADS BAY AREA, INC.


By: /s/ Jerome C. Artigliere                           By: /s/ Jerome C. Artigliere
    -----------------------------------------              -----------------------------------------
    Name:  Jerome C. Artigliere                            Name:  Jerome C. Artigliere
    Title: President                                       Title: President


ADSI TELECOMM SERVICES, INC.                           ADSI TELECOMM SERVICES OF MARYLAND, INC.


By: /s/ Jerome C. Artigliere                           By: /s/ Jerome C. Artigliere
    -----------------------------------------              -----------------------------------------
    Name:  Jerome C. Artigliere                            Name:  Jerome C. Artigliere
    Title: President                                       Title: President


ADVANCED TELECOMM OF MARYLAND, INC.                    ADVANCED TELECOMM OF PITTSBURGH


By: /s/ Jerome C. Artigliere                           By: /s/ Jerome C. Artigliere
    -----------------------------------------              -----------------------------------------
    Name:  Jerome C. Artigliere                            Name:  Jerome C. Artigliere
    Title: President                                       Title: President


ADVANCED TELECOMMUNICATIONS, INC.                      APPLIED DIGITAL ORACLE PRACTICE, INC.


By: /s/ Jerome C. Artigliere                           By: /s/ Jerome C. Artigliere
    -----------------------------------------              -----------------------------------------
    Name:  Jerome C. Artigliere                            Name:  Jerome C. Artigliere
    Title: President                                       Title: President

ARJANG, INC.                                           BLUE STAR ELECTRONICS, INC.


By: /s/ Jerome C. Artigliere                           By: /s/ Jerome C. Artigliere
    -----------------------------------------              -----------------------------------------
    Name:  Jerome C. Artigliere                            Name:  Jerome C. Artigliere
    Title: President                                       Title: Assistant Treasurer


BOSTEK, INC.                                           CYBERTECH STATION, INC.


By: /s/ Jerome C. Artigliere                           By: /s/ Jerome C. Artigliere
    -----------------------------------------              -----------------------------------------
    Name:  Jerome C. Artigliere                            Name:  Jerome C. Artigliere
    Title: Assistant Treasurer                             Title: Treasurer


ELITE COMPUTER SERVICES, INC.                          INDEPENDENT ACQUISITION, INC.


By: /s/ Jerome C. Artigliere                           By: /s/ Jerome C. Artigliere
    -----------------------------------------              -----------------------------------------
    Name:  Jerome C. Artigliere                            Name:  Jerome C. Artigliere
    Title: Assistant Treasurer                             Title: President


INTELLESALE, INC.                                      MICRO COMPONENTS INTERNATIONAL INCORPORATED


By: /s/ Jerome C. Artigliere                           By: /s/ Jerome C. Artigliere
    -----------------------------------------              -----------------------------------------
    Name:  Jerome C. Artigliere                            Name:  Jerome C. Artigliere
    Title: Assistant Treasurer                             Title: Assistant Treasurer

NEIRBOD CORP.                                          NORCOM RESOURCES INCORPORATED


By: /s/ Jerome C. Artigliere                           By: /s/ Jerome C. Artigliere
    -----------------------------------------              -----------------------------------------
    Name:  Jerome C. Artigliere                            Name:  Jerome C. Artigliere
    Title: Assistant Treasurer                             Title: Assistant Treasurer


PIZARRO RE-MARKETING, INC.                             SERVICE TRANSPORT COMPANY


By: /s/ Jerome C. Artigliere                           By: /s/ Jerome C. Artigliere
    -----------------------------------------              -----------------------------------------
    Name:  Jerome C. Artigliere                            Name:  Jerome C. Artigliere
    Title: Treasurer                                       Title: Assistant Treasurer


TELEDATA CONCEPTS, INC.                                WYR, INC.


By: /s/ Jerome C. Artigliere                           By: /s/ Jerome C. Artigliere
    -----------------------------------------              -----------------------------------------
    Name:  Jerome C. Artigliere                            Name:  Jerome C. Artigliere
    Title: President                                       Title: Treasurer

     Each of the undersigned hereby joins in and becomes a party to this Agreement solely for the purpose of Section 7.7.


/s/ Richard J. Sullivan                     /s/ Garrett A. Sullivan
--------------------------------------    --------------------------------------
      Richard J. Sullivan                           Garrett A. Sullivan


/s/ Jerome C. Artigliere
--------------------------------------
         Jerome C. Artigliere

                                  EXHIBIT 7.15

                               Loans to Affiliates

See Attached












                                      -i-